   As filed with the Securities and Exchange Commission on September 3, 2002
                                                      Registration No. 333-91532

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO

                                    FORM S-11

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        --------------------------------

                         BEHRINGER HARVARD REIT I, INC.

      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                     1323 NORTH STEMMONS FREEWAY, SUITE 210
                               DALLAS, TEXAS 75207
                                 (866) 655-1605
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                        --------------------------------

                             GERALD J. REIHSEN, III
                            CHIEF OPERATING OFFICER,
                        CHIEF LEGAL OFFICER AND SECRETARY

                         BEHRINGER HARVARD REIT I, INC.

                     1323 NORTH STEMMONS FREEWAY, SUITE 210
                               DALLAS, TEXAS 75207
                                 (866) 655-1605
            (Name, Address, Including Zip Code and Telephone Number,

                   Including Area Code, of Agent for Service)


                                   COPIES TO:
                           ROSEMARIE A. THURSTON, ESQ.
                             LAUREN Z. BURNHAM, ESQ.
                          MORRIS, MANNING & MARTIN, LLP
                          1600 ATLANTA FINANCIAL CENTER
                            3343 PEACHTREE ROAD, N.E.
                           ATLANTA, GEORGIA 30326-1044
                                 (404) 233-7000
                         -------------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


    TITLE OF SECURITIES                                           PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
     BEING REGISTERED               AMOUNT BEING REGISTERED   OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE   REGISTRATION FEE
     ----------------               -----------------------   ------------------------   ------------------------   ----------------
Common Stock, $.0001 par value             80,000,000                   $  10.00               $800,000,000          $  73,600(1)
Common Stock, $.0001 par value(2)           8,000,000                   $  10.00               $ 80,000,000          $   7,360(1)
Common Stock, $.0001 par value(3)           3,520,000                   $  12.00               $ 42,240,000          $   3,886(1)
Soliciting Dealer Warrants(4)               3,520,000                   $ 0.0008               $      2,816          $    0.26(1)



(1)   Previously paid.



(2) Represents shares issuable pursuant to the Registrant's dividend reinvestment plan.



(3) Represents shares that are issuable upon exercise of warrants issuable to Behringer Securities LP (the "Dealer Manager") or its assignees pursuant to the Warrant Purchase Agreement between the Registrant and the Dealer Manager.



(4) Represents warrants issuable to the Dealer Manager to purchase 3,520,000 shares of common stock pursuant to the Warrant Purchase Agreement.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                                                        [BEHRINGER HARVARD LOGO]

UP TO 88,000,000 SHARES OFFERED TO THE PUBLIC
250,000 SHARES MINIMUM
MINIMUM PURCHASE:  100 SHARES ($1,000) IN MOST STATES


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2002



Behringer Harvard REIT I, Inc. is a newly-organized Maryland corporation that intends to qualify as a real estate investment trust. The company has been formed primarily to invest in and operate commercial properties, including properties that have been constructed and have operating histories, are under development or construction or are newly constructed.



We are offering and selling to the public a maximum of 80,000,000 shares and a minimum of 250,000 shares of our common stock for $10 per share. We also are offering up to 8,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price of $10 per share. Up to an additional 3,520,000 shares will be issued at $12 per share to participating broker-dealers upon their exercise of warrants.


                                  THE OFFERING:


                                                                      Per Share          Total Minimum       Total Maximum
                                                                      ---------          -------------       -------------
Price to Public...............................................         $10.00              $2,500,000        $880,000,000
Selling Commissions...........................................         $  .70              $  175,000        $ 61,600,000
Marketing and Due Diligence Expenses..........................         $  .25              $   62,500        $ 22,000,000
Proceeds to Behringer Harvard REIT I, Inc.....................         $ 9.05              $2,262,500        $796,400,000



   o The shares will be offered on a best efforts basis to investors at $10 per share. Gross and net proceeds stated above do not include the proceeds that may be received upon the exercise of the broker-dealer warrants.



   o We expect that at least 83.5% of the gross offering proceeds raised will be available to invest in real estate properties, mortgage loans and other investments, and approximately 0.9% of the gross offering proceeds will be set aside as working capital reserves for such real estate properties.



   o This offering will terminate on or before ___________, 2004 (unless extended with respect to the shares offered under the dividend reinvestment plan).



INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 18. The most significant risks relating to your investment include the following:



   o No public market currently exists for our shares of common stock, and our shares cannot be readily sold.



   o  We have no operating history nor established financing sources.



   o We will rely on Behringer Advisors LP, our advisor, to select properties and other investments and conduct our operations.



   o We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.



   o Our advisor and its affiliates will face conflicts of interest, including conflicts relating to the purchase and lease of properties on our behalf.



   o If we raise substantially less than the maximum offering, we will not be able to invest in a diverse portfolio of properties and the value of your investment may fluctuate more widely with the performance of specific investments.



   o We may incur substantial debt, which could hinder our ability to pay dividends to our stockholders or the value of your investment in the event that income on the properties securing such debt, or their value, falls.



   o We do not currently own any properties and we have not identified any properties to acquire with proceeds from this offering.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.




                                The date of this prospectus is            , 2002

                                TABLE OF CONTENTS


                                                                                                                           Page
SUITABILITY STANDARDS....................................................................................................    1
QUESTIONS AND ANSWERS ABOUT THIS OFFERING................................................................................    3
PROSPECTUS SUMMARY.......................................................................................................   10
   Behringer Harvard REIT I, Inc.........................................................................................   10
   Our Advisor...........................................................................................................   10
   Our Management........................................................................................................   10
   Our REIT Status.......................................................................................................   10
   Summary Risk Factors..................................................................................................   10
   Description of Properties, Investments and Borrowing..................................................................   12
   Estimated Use of Proceeds of Offering.................................................................................   12
   Investment Objectives.................................................................................................   12
   Conflicts of Interest.................................................................................................   12
   Prior Offering Summary................................................................................................   14
   The Offering..........................................................................................................   14
   Terms of the Offering.................................................................................................   14
   Compensation to Behringer Advisors and its Affiliates.................................................................   14
   Dividend Policy.......................................................................................................   16
   Listing...............................................................................................................   16
   Dividend Reinvestment Plan............................................................................................   16
   Share Redemption Program..............................................................................................   16
   Behringer Harvard Operating Partnership I LP..........................................................................   16
   ERISA Considerations..................................................................................................   17
   Description of Shares.................................................................................................   17
RISK FACTORS.............................................................................................................   18
   Risks Related to an Investment in Behringer Harvard REIT I............................................................   18
         There is no public trading market for your shares, therefore it will be
         difficult for you to sell your shares ..........................................................................   18
         If we, through Behringer Advisors, are unable to find suitable real estate
         investments, then we may not be able to achieve our investment objectives or pay dividends......................   18
         We may suffer from delays in locating suitable investments, which could adversely affect
               the return or your investment.............................................................................   18
         This is an unspecified property offering, so you will not have the opportunity to evaluate
               our investment properties or mortgage loan investments before we acquire them.............................   18
         If we are unable to raise substantial funds, we will be limited in the number and type of properties and mortgage loans in which we may invest and the value of your investment
               will fluctuate with the performance of specific properties................................................   19
         Both we and our advisor have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates
               of our advisor may not be an indication of our future results.............................................   19
         If we lose or are unable to obtain key personnel, our ability to implement our investment
               strategy could be delayed or hindered.....................................................................   20
         Our rights, and the rights of our stockholders, to recover claims against our officers,
               directors and our advisor are limited.....................................................................   20
         Your investment may be subject to additional risks if we make international investments.........................   20
   Risks Related to Conflicts of Interest................................................................................   21
         Behringer Advisors will face conflicts of interest relating to the purchase and leasing of
               properties, and such conflicts may not be resolved in our favor...........................................   21
         Behringer Advisors will face conflicts of interest relating to joint ventures...................................   21
         Behringer Advisors and its officers and employees and certain of our key personnel will face competing demands relating to their time, and this may cause our investment
               returns to suffer........................................ ................................................   22
         Our officers face conflicts of interest related to the positions they hold with affiliated
               entities........................ .........................................................................   22
         There is no separate counsel for us and our affiliates..........................................................   23


   Risks Related to Our Business In General..............................................................................   23
         A limit on the number of shares a person may own may discourage a takeover......................................   23
         Our charter permits our board of directors to issue preferred stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party
               from acquiring us...................................... ..................................................   23
         Maryland law prohibits certain business combinations............................................................   23
         Your investment return may be reduced if we are required to register as an investment
               company under the Investment Company Act..................................................................   24
         You are bound by the majority vote on matters on which you are entitled to vote.................................   24
         Stockholders have limited control over changes in our policies..................................................   25
         You are limited in your ability to sell your shares pursuant to the share redemption program....................   25
         We established the offering price on an arbitrary basis.........................................................   25
         The managing dealer has not made an independent review of us or the prospectus..................................   25
         Your interest in Behringer Harvard REIT I will be diluted if we issue additional shares.........................   25
         Payment of fees to Behringer Advisors and its affiliates will reduce cash available for
               investment and distribution...............................................................................   26
         There can be no assurance that we will be able to pay or maintain cash distributions or
               that distributions will increase over time................................................................   26
         Adverse economic conditions will negatively affect our returns and profitability................................   26
         Inflation could adversely affect our investment returns.........................................................   27
         We are uncertain of our sources for funding of future capital needs.............................................   27
   General Risks Related to Investments in Real Estate...................................................................   27
         Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate
               properties......................................................................... ......................   27
         Properties that have significant vacancies could be difficult to sell...........................................   27
         We are dependent on tenants for our revenue.....................................................................   27
         We may be unable to secure funds for future tenant improvements, which could adversely impact
               our ability to pay cash distributions to our stockholders.................................................   28
         We may be unable to sell a property if or when we decide to do so, which could adversely impact
               our ability to pay cash distributions to our stockholders.................................................   28
         Uninsured losses relating to real property or excessively expensive premiums for insurance
               coverage may adversely affect your returns................................................................   28
         Our operating results may be negatively affected by potential development and construction
               delays and resultant increased costs and risks............................................................   28
         If we contract with Behringer Development Company LP for newly developed property, we cannot guarantee that our
               earnest money deposit made to Behringer Development Company LP will be fully refunded.....................   29
         Competition with third parties in acquiring properties and other investments may reduce our
               profitability and the return on your investment...........................................................   29
         Uncertain market conditions relating to the future disposition of properties could adversely
               affect the return on your investment......................................................................   30
         If we set aside insufficient working capital reserves, we may be required to defer necessary
               property improvements....... .............................................................................   30
         The costs of compliance with environmental laws and other governmental laws and regulations may
               adversely affect our income and the cash available for any distributions..................................   30
         Discovery of previously undetected environmentally hazardous conditions may adversely affect
               our operating results....... .............................................................................   30
         Our costs associated with complying with the Americans with Disabilities Act may affect cash
               available for distributions...............................................................................   31
   Risks Associated with Debt Financing..................................................................................   31
         We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks..............   31
         If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can
               acquire and the amount of cash distributions we can make..................................................   32

         Lenders may require us to enter into restrictive covenants relating to our operations...........................   32
         If we enter into financing arrangements involving balloon payment obligations, it may adversely
               affect our ability to pay dividends.......................................................................   32
         The aggregate amount we may borrow is limited under our charter, which may hinder our ability
               to secure additional funding when it is needed............................................................   32
         If we sell properties by providing financing to purchasers, we will bear the risk of default
               by the purchaser............ .............................................................................   32
   Risks Associated with Mortgage Lending................................................................................   33
         Our mortgage loans may be impacted by unfavorable real estate market conditions.................................   33
         Our mortgage loans will be subject to interest rate fluctuations................................................   33
         Delays in liquidating defaulted mortgage loans could reduce our investment returns..............................   33
         Returns on our mortgage loans may be limited by regulations.....................................................   33
         Foreclosures create additional ownership risks..................................................................   33
         The liquidation of our assets may be delayed....................................................................   33
   Risks Associated with Section 1031 Exchange Transactions..............................................................   33
         We may have increased exposure to liabilities from litigation as a result of any participation
               by us in Section 1031 Exchange Transactions...............................................................   33
         We will be subject to risks associated with co-tenancy arrangements that otherwise may not be
               present in a real estate investment.......................................................................   34
         Actions by a co-tenant might have the result of subjecting the property to liabilities in excess
               of those contemplated and may have the effect of reducing your returns....................................   34
         Our participation in the Section 1031 Exchange Transactions may limit our ability to borrow funds
               in the future.. ..........................................................................................   35
   Federal Income Tax Risks..............................................................................................   35
         Failure to qualify as a REIT would adversely affect our operations and our ability to make
               distributions......... ...................................................................................   35
         Certain fees paid to Behringer Harvard OP I may affect our REIT status..........................................   35
         Recharacterization of the Section 1031 Exchange Transactions may result in taxation of income
               from a prohibited transaction.............................................................................   36
         You may have tax liability on distributions you elect to reinvest in our common stock...........................   36
         If the operating partnership fails to maintain its status as a partnership, its income may be
               subject to taxation ......................................................................................   36
         In certain circumstances, REITs are subject to federal and state income taxes...................................   36
         Legislative or regulatory action could adversely affect investors...............................................   37
         There are special considerations that apply to pension or profit sharing trusts or IRAs
               investing in our shares.. ................................................................................   37
           Equity Participation in Mortgage Loans May Result in Taxable Income and Gains From These
               Properties.............. .................................................................................   37
   Forward-looking Statements............................................................................................   37
ESTIMATED USE OF PROCEEDS................................................................................................   38
MANAGEMENT...............................................................................................................   40
   General...............................................................................................................   40
   Committees of the Board of Directors..................................................................................   41
   Audit Committee.......................................................................................................   41
   Compensation Committee................................................................................................   41
   Executive Officers and Directors......................................................................................   42
   Compensation of Directors.............................................................................................   44
   Non-Employee Director Stock Option Plan...............................................................................   45
   Non-Employee Director Warrant Plan....................................................................................   46
   2002 Employee Stock Option Plan.......................................................................................   46
   Provisions Applicable to Our Director Option Plan, Director Warrant Plan and Employee Option Plan.....................   47
   Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents..............................   48
   The Advisor...........................................................................................................   50
   The Advisory Agreement................................................................................................   50
   Stockholdings.........................................................................................................   52

   Affiliated Companies..................................................................................................   52
   Management Decisions..................................................................................................   54
   Management Compensation...............................................................................................   54
STOCK OWNERSHIP..........................................................................................................   59
CONFLICTS OF INTEREST....................................................................................................   61
   Interests in Other Real Estate Programs...............................................................................   61
   Other Activities of Behringer Advisors and its Affiliates.............................................................   62
   Competition in Acquiring Properties...................................................................................   62
   Affiliated Dealer Manager.............................................................................................   62
   Affiliated Property Manager...........................................................................................   62
   Lack of Separate Representation.......................................................................................   63
   Joint Ventures with Affiliates of Behringer Advisors..................................................................   63
   Receipt of Fees and Other Compensation by Behringer Advisors and its Affiliates.......................................   63
   Certain Conflict Resolution Procedures................................................................................   63
INVESTMENT OBJECTIVES AND CRITERIA.......................................................................................   66
   General...............................................................................................................   66
   Acquisition and Investment Policies...................................................................................   66
   Development and Construction of Properties............................................................................   68
   Acquisition of Properties from Behringer Development Company LP.......................................................   69
   Terms of Leases and Tenant Creditworthiness...........................................................................   70
   Joint Venture Investments.............................................................................................   70
   Making Loans and Investments in Mortgages.............................................................................   71
   Section 1031 Exchange Transactions....................................................................................   72
   Borrowing Policies....................................................................................................   73
   Disposition Policies..................................................................................................   73
   Other Investments.....................................................................................................   74
   Investment Limitations................................................................................................   74
   Change in Investment Objectives and Limitations.......................................................................   75
   Real Property Investments.............................................................................................   75
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................................   76
   Forward-Looking Statements............................................................................................   77
   Liquidity and Capital Resources.......................................................................................   77
   Results of Operations.................................................................................................   77
   Inflation.............................................................................................................   78
   Critical Accounting Policies..........................................................................................   78
PRIOR PERFORMANCE SUMMARY................................................................................................   80
   Prior Investment Programs.............................................................................................   80
   Summary Information...................................................................................................   80
FEDERAL INCOME TAX CONSIDERATIONS........................................................................................   83
   General...............................................................................................................   83
   Opinion of Counsel....................................................................................................   83
   Taxation of the Company...............................................................................................   83
   Requirements for Qualification as a REIT..............................................................................   84
   Failure to Qualify as a REIT..........................................................................................   88
   Sale-Leaseback Transactions...........................................................................................   89
   Taxation of U.S. Stockholders.........................................................................................   89
   Treatment of Tax-Exempt Stockholders..................................................................................   91
   Special Tax Considerations for Non-U.S. Stockholders..................................................................   91
   Statement of Stock Ownership..........................................................................................   93
   State and Local Taxation..............................................................................................   93
   Tax Aspects of Our Operating Partnership..............................................................................   93
         1031 Exchange Program...........................................................................................   96
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS...............................................................   97
     General.............................................................................................................   97
     Minimum Distribution Requirements - Plan Liquidity..................................................................   97
   Published Valuations..................................................................................................   98

   Fiduciary Obligations - Prohibited Transactions.......................................................................   99
   Plan Assets - Definition..............................................................................................   99
   Publicly Offered Securities Exemption.................................................................................   99
   Real Estate Operating Company Exemption...............................................................................  100
   Consequences of Holding Plan Assets...................................................................................  101
   Prohibited Transactions...............................................................................................  101
   Prohibited Transactions - Consequences................................................................................  101
DESCRIPTION OF SHARES....................................................................................................  102
   Common Stock..........................................................................................................  102
   Preferred Stock.......................................................................................................  102
   Meetings and Special Voting Requirements..............................................................................  102
   Restriction on Ownership of Shares....................................................................................  103
   Dividends.............................................................................................................  105
   Share Redemption Program..............................................................................................  106
   Restrictions on Roll-Up Transactions..................................................................................  107
   Provisions of Maryland Law and of Our Charter and Bylaws..............................................................  108
SUMMARY OF DIVIDEND REINVESTMENT PLAN....................................................................................  111
   Investment of Dividends...............................................................................................  111
   Election to Participate or Terminate Participation....................................................................  112
   Reports to Participants...............................................................................................  112
   Federal Income Tax Considerations.....................................................................................  112
   Amendment and Termination.............................................................................................  113
THE OPERATING PARTNERSHIP AGREEMENT......................................................................................  114
   General...............................................................................................................  114
   Capital Contributions.................................................................................................  114
   Operations............................................................................................................  114
   Exchange Rights.......................................................................................................  115
   Transferability of Interests..........................................................................................  116
PLAN OF DISTRIBUTION.....................................................................................................  117
   The Offering..........................................................................................................  117
   Behringer Securities LP...............................................................................................  117
   Compensation We Will Pay for the Sale of Our Shares...................................................................  117
     Shares Purchased by Affiliates......................................................................................  118
   Subscription Process..................................................................................................  118
   Minimum Offering......................................................................................................  119
   Admission of Stockholders.............................................................................................  120
   Investments by IRAs and Qualified Plans...............................................................................  120
   Volume Discounts......................................................................................................  121
   Deferred Commission Option............................................................................................  123
WHO MAY INVEST...........................................................................................................  125
HOW TO SUBSCRIBE.........................................................................................................  125
SUPPLEMENTAL SALES MATERIAL..............................................................................................  126
LEGAL MATTERS............................................................................................................  126
EXPERTS..................................................................................................................  126
ADDITIONAL INFORMATION...................................................................................................  127

FINANCIAL INFORMATION....................................................................................................  F-1
EXHIBIT A:  PRIOR PERFORMANCE TABLES.....................................................................................  A-1
EXHIBIT B:  SUBSCRIPTION AGREEMENT.......................................................................................  B-1
EXHIBIT C:  DIVIDEND REINVESTMENT PLAN...................................................................................  C-1

                              SUITABILITY STANDARDS



      An investment in our company involves significant risk. An investment in our common stock is only suitable for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate the need for immediate liquidity. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, preserve capital, receive current income, protect against the effects of inflation and liquidate their investment in a time frame consistent with our long-term liquidity plans will most likely benefit from an investment in our company. On the other hand, persons who require immediate liquidity or guaranteed income, or who seek a short-term investment would not benefit from an investment in our company.



      In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser's home, furnishings and automobiles, either:



      o     a net worth of at least $150,000; or



      o a gross annual income of at least $45,000 and a net worth of at least $45,000.



      Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below:



      o North Carolina -- Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.



      o Ohio and Pennsylvania -- In addition to our standard suitability requirements, investors must have a net worth of at least ten times their investment in our shares.



      In all states listed above, net worth is to be determined excluding the value of a purchaser's home, furnishings and automobiles.



      Because the minimum offering of our common stock is less than $88,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.



      For reasons other than suitability requirements, we will not offer or sell any shares to residents of Hawaii or New Hampshire.



      In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of our common stock are an appropriate investment for those of you who become investors.



      Our advisor and its affiliates, as well as each participating broker-dealer, and any other person selling shares on our behalf are required to:



      o make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and



      o maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.



      In making this determination, your participating broker-dealer will, based on a review of the information provided by you, consider whether you:

      o meet the minimum income and net worth standards established in your state;



      o can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;



      o are able to bear the economic risk of the investment based on your overall financial situation; and



      o     have an apparent understanding of:



            -     the fundamental risks of an investment in our common stock;



            -     the risk that you may lose your entire investment;



            -     the lack of liquidity of our common stock;



            -     the restrictions on transferability of our common stock;



            -     the background and qualifications of our advisor; and



            -     the tax consequences of an investment in our common stock.

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

      Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

Q:    WHAT IS A REIT?

      A:     In general, a REIT is a company that:

             o pays dividends to investors of at least 90% of its taxable income;

             o avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

             o combines the capital of many investors to acquire or provide financing for real estate properties; and

             o offers the benefit of a diversified real estate portfolio under professional management.


Q:    WHAT IS BEHRINGER HARVARD REIT I, INC.?



      A: Our REIT was formed in 2002 as a Maryland corporation to acquire commercial real estate properties, such as institutional quality office buildings, and lease such properties to one or more tenants. In addition, we may provide or purchase mortgage financing loans to owners of commercial real estate properties. Our REIT was founded by Robert M. Behringer and was originally organized by Mr. Behringer, Gerald J. Reihsen III, Gary S. Bresky and M. Jason Mattox.


Q:    WHAT IS THE EXPERIENCE OF YOUR OFFICERS AND DIRECTORS?


      A: Robert M. Behringer - our President, Chief Executive Officer and Chairman of the Board, has been active in the acquisition, finance, management and development of commercial real estate, and the structuring of commercial real estate transactions, for over 25 years. Mr. Behringer was formerly the President and Chief Executive Officer of Harvard Property Trust, Inc., an office real estate investment trust with over $200 million in asset value, and since 1989 he has sponsored numerous real estate investment partnerships.


            Gerald J. Reihsen III - our Chief Operating Officer, Chief Legal Officer and Secretary, practiced as a corporate securities attorney for over 17 years with several commercial law firms, including Gibson, Dunn & Crutcher, and served as Vice President-Corporate Development and Legal for Xybridge Technologies, Inc., a telecommunications software company. Mr. Reihsen has represented clients in sophisticated finance and transaction matters including commercial real estate transactions, real estate partnerships, and public and private equity offerings.

            Gary S. Bresky - our Chief Financial Officer and Treasurer, is a certified public accountant and has been active in commercial real estate and related financial activities for over 15 years. In 1997, Mr. Bresky joined Harvard Property Trust, Inc., as Senior Vice President of Finance. Prior to joining Harvard Property Trust, Inc., Mr. Bresky was an accounting professional in the Real Estate Group at Coopers & Lybrand LLP where he specialized in finance and accounting for both public and private REITs.


            M. Jason Mattox - our Vice President - Asset Acquisition and Management, served as Vice President of Harvard Property Trust, Inc. from 1997 until 2002, and from 1998 until 2002, he served as a member of its Investment Committee. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company affiliated with Harvard Property Trust, Inc., coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust's commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

             Robert S. Aisner - a director, has 28 years of commercial real estate experience and is currently Executive Vice President of Amli Residential Properties, a publicly-traded REIT, President of Amli Management Company, overseeing all apartment operations in 80 communities in eight cities and the Amli Corporate Homes division of Amli Residential Properties, Vice President of Amli Residential Construction and Vice President of Amli Institutional Advisors. Mr. Aisner also serves on Amli's Executive Committee and Investment Committee.


             Douglas L. Courtney - a director, is a founding principal in iCap Realty Advisors, LLC, a national mortgage banking and property brokerage firm with 17 offices throughout the United States. From 1988 until founding iCap Realty Advisors in 2001, Mr. Courtney was a founding principal in The Wyndam Group, Inc., a regional mortgage banking and property brokerage firm. Mr. Courtney has over 27 years of experience in real estate lending and has been involved in the financing of over $1.5 billion in commercial real estate.


             Jon L. Dooley - a director, is currently a Senior Vice President with Trammell Crow Company, a leading diversified commercial real estate company. Mr. Dooley previously served as principal with Lend Lease Real Estate Investments, Inc. (Lend Lease), a leading real estate pension manager and advisor in the United States. He has held various senior management positions with Trammell Crow Company, Lend Lease and Equitable Real Estate Investment Management, Inc. (acquired by Lend Lease) over the past 13 years. Mr. Dooley has over 25 years of commercial real estate experience.

             Charles B. Nolen - a director, is an independent consultant providing such services primarily with Lend Lease since 1999. Mr. Nolen also provides asset management services for a $70 million portfolio of a pension fund client. From 1989 to 1999, Mr. Nolen was a Vice President of Lend Lease Real Estate Investments where he conducted or supervised the valuation of a $3.5 billion portfolio consisting of industrial properties, apartments, convention hotels, office buildings, parking garages, developable land, and special use projects. Prior to that, Mr. Nolen worked with Cushman & Wakefield of Texas, Inc., a Dallas real estate firm, where he was responsible for valuation of commercial real estate. Mr. Nolen is a certified public accountant, a licensed real estate broker and a state-certified general real estate appraiser.


Q:    IN WHAT TYPES OF REAL PROPERTY WILL YOU INVEST ?



      A: We will generally seek to invest the offering proceeds available for investment after the payment of fees and expenses in the acquisition of institutional quality office and other commercial properties. These are properties which generally have premier business addresses in especially desirable locations in markets with limited potential for new development or other barriers to entry. Such properties generally are of superior quality construction, offer personalized tenant amenities and attract higher quality tenants. We are not limited to such investments, however. We may invest in other commercial properties such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities if our advisor determines that it would be advantageous to us in order to diversify our portfolio.


Q:    WILL YOU INVEST IN ANYTHING OTHER THAN REAL PROPERTY?


      A: Yes. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly. In addition, if our advisor determines that, due to the state of the real estate market or in order to diversify our investment portfolio, it would be advantageous to us, we may also provide mortgage financing loans to owners of these types of commercial real properties or purchase such mortgage loans from other mortgage lenders. Our investments in mortgage loans will be in the form of promissory notes or other evidences of indebtedness of the borrower that are secured or collateralized by real estate owned by the borrower. Because there are significant limitations on the amount of non-real estate assets that a REIT may own without losing its status as a REIT, we will be significantly limited as to ownership of non-real estate investments. These limitations may limit our ability to maximize profits.



Q:    WHO WILL CHOOSE THE INVESTMENTS YOU MAKE?



      A: Behringer Advisors LP (Behringer Advisors) is our advisor and makes recommendations on all investments to our board of directors. Robert Behringer, our President, Chief Executive Officer and

             Chairman of the Board, is the President and sole manager of Behringer Advisors. Gerald Reihsen, Gary Bresky and Jason Mattox, who are our other executive officers, are the other executive officers of Behringer Advisors, and they will assist Mr. Behringer in making property acquisition recommendations on behalf of Behringer Advisors to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our investments.



Q: HOW ARE YOU DIFFERENT FROM OUR COMPETITORS WHO OFFER UNLISTED PUBLIC REIT OR REAL ESTATE LIMITED PARTNERSHIP UNITS?



      A. Our management believes that we will benefit from our plan to invest in institutional quality properties. We have designed our holding period for these properties with a view to capitalize on their potential for increased income and capital appreciation. Also, it is our management's belief that targeting this type of property for investment will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors). This can allow greater diversity of our investment portfolio by increasing the number of properties in which we may invest. Our management also believes that a portfolio consisting of a preponderance of this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.


Q:    WHO IS BEHRINGER ADVISORS?


      A: Behringer Advisors is a Texas limited partnership formed in 2002. As of December 31, 2001, Robert Behringer, the President and sole manager of Harvard Property Trust, LLC, the general partner of Behringer Advisors, had sponsored private real estate programs which have raised approximately $94 million from approximately 470 investors and which owned and operated a total of 51 commercial real estate properties.



Q: DOES BEHRINGER ADVISORS USE ANY SPECIFIC CRITERIA WHEN SELECTING POTENTIAL INVESTMENTS FOR US?



      A: Yes. We will primarily attempt to acquire ownership of institutional quality office and other commercial properties in highly desirable locations in markets with barriers to entry and limited potential for new development activity. In addition, we may attempt to invest in ownership interests of enterprises having real property investments consistent with those we intend to acquire directly or mortgage loans to owners of the types of commercial real properties that we may invest in directly. All acquisitions of commercial properties and mortgages will be evaluated for tenant or borrower creditworthiness and the reliability and stability of their future income potential. We will consider the risk profile, credit quality and reputation of tenants, and the balance of each particular acquisition as it relates to the portfolio as a whole.



Q:    DO YOU CURRENTLY OWN ANY INVESTMENTS?



      A. No. This offering is a "blind pool" offering in that we have not yet identified specific investments that we will acquire with the proceeds from this offering.



Q:    WHY DO YOU INTEND TO ACQUIRE SOME OF YOUR PROPERTIES IN JOINT VENTURES?



      A: We intend to acquire properties in joint ventures when we determine it necessary in order to diversify our portfolio of properties in terms of geographic region or property type. Such joint ventures may be with our affiliates or with third parties. We may also make or invest in mortgage loans secured by properties owned by such joint ventures.



Q: WHAT STEPS DO YOU TAKE TO MAKE SURE YOU INVEST IN ENVIRONMENTALLY COMPLIANT PROPERTY?



      A: We will always obtain a Phase I environmental assessment of each property purchased and for each property secured by a mortgage loan. In addition, we expect that in most cases we will obtain a representation from the seller or borrower, as applicable, that, to its knowledge, the property is not contaminated with hazardous materials.

Q:    WHAT ARE THE TYPICAL TERMS OF YOUR LEASES?


      A: We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net" leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant's revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. We expect our triple net leases will be for terms of ten years or more.



Q:    HOW WILL YOU DETERMINE WHETHER TENANTS HAVE THE APPROPRIATE
      CREDITWORTHINESS FOR EACH BUILDING LEASE?



      A: We intend to use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We will compare the reports produced by these services to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include business plans, resumes of management and executive officers, personal contact information for the local office supervisor, recent income statements and balance sheets for prior years and the current year to date, and personal net worth or cash flow statements from individual guarantors.


Q: HOW WILL YOU PROVIDE FOR TENANT IMPROVEMENTS AND OTHER WORKING CAPITAL NEEDS AND MAINTAIN THE VIABILITY OF YOUR ASSETS IF CASH FLOW IS DECREASED?


      A: During the underwriting process, we intend to establish estimates for working capital needs throughout the life of each acquired asset. It is anticipated that, upon closing of each asset, an amount of initial capital equal to the amounts estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the asset. We intend to establish a working capital reserve of approximately 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.9% of the gross proceeds from this offering. However, the actual reserve for any property could exceed this amount. Working capital reserves will be adjusted through continual re-projection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, we expect the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.


Q:    HOW WILL YOU OWN YOUR INVESTMENTS?


      A: We generally intend to own investments through an "UPREIT" called Behringer Harvard Operating Partnership I LP (Behringer Harvard OP
            I) or subsidiaries of such partnership. Behringer Harvard OP I was organized to own, operate and manage real properties on our behalf. We are the sole general partner of Behringer Harvard OP I. We may, however, own investments directly or through other entities.


Q:    WHAT IS AN "UPREIT"?

      A: UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:    IF I BUY SHARES, WILL I RECEIVE DIVIDENDS AND HOW OFTEN?


      A: We intend to declare dividends to our stockholders on a monthly basis during the period of this offering and distribute such dividends on a quarterly basis (without interest). As a result, once we accept an investor's subscription, we anticipate that the investor will be eligible to participate in the next monthly dividend declaration for payment after the end of the next quarter. Thereafter, we intend to declare and pay distributions to our stockholders on a quarterly basis. The amount of each dividend will be determined by our board of directors and typically will depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90% of our annual REIT taxable income.


Q:    HOW DO YOU CALCULATE THE PAYMENT OF DIVIDENDS TO STOCKHOLDERS?


      A: We intend to coordinate dividend declaration dates with monthly new investor admission dates so your dividend benefits will begin to accrue immediately upon becoming a stockholder.


Q: MAY I REINVEST THE DIVIDENDS I AM SUPPOSED TO RECEIVE IN SHARES OF BEHRINGER HARVARD REIT I?


      A: Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form we will provide to you at your request or which you can download from our web site. The purchase price for shares purchased under the dividend reinvestment plan is currently $10 per share.


Q:    WILL THE DIVIDENDS I RECEIVE BE TAXABLE AS ORDINARY INCOME?

      A: The tax treatment of your dividends will depend upon specific circumstances. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends may not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or Behringer Harvard REIT I is liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of this prospectus entitled "Federal Income Tax Considerations."

Q:    WHAT WILL YOU DO WITH THE MONEY RAISED IN THIS OFFERING?


      A: We will use your investment proceeds to make the investments described above. We intend to invest a minimum of 83.5% of the gross proceeds from this offering to make such investments and approximately 0.9% of the gross proceeds from this offering to set aside as working capital reserves for real estate properties. The remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment.



            Until we invest the proceeds of this offering in real estate and mortgage loans and other investments described above, we may invest in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on the real estate investments, mortgage loans and other investments we ultimately intend to make, and we cannot predict how long it will take to fully invest the proceeds in such ultimate investments.


Q:    WHAT KIND OF OFFERING IS THIS?


      A: We are offering the public up to 80,000,000 shares of common stock on a "best efforts" basis. We are also offering up to 8,000,000 shares of common stock for sale pursuant to our distribution reinvestment plan.

Q:    HOW DOES A "BEST EFFORTS" OFFERING WORK?

      A: When shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

Q:    HOW LONG WILL THIS OFFERING LAST?


      A: The offering will not last beyond __________________, 2004, except that we may elect to extend the offering period for the shares reserved for issuance pursuant to our dividend reinvestment plan up to ________________, 20____.


Q:    WHO CAN BUY SHARES?


      A: An investment in our company is only suitable for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate the need for immediate liquidity. Residents of most states can buy shares pursuant to this prospectus provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus beginning on page 1.



Q:    FOR WHOM IS AN INVESTMENT IN OUR SHARES RECOMMENDED?



      A: An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above and you seek to diversify your personal portfolio with a real estate based investment, preserve capital, receive current income, protect against the effects of inflation and liquidate your investment in a time frame consistent with our long-term liquidity plans. On the other hand, persons who require immediate liquidity or guaranteed income, or who seek a short-term investment would not benefit from an investment in our shares.


Q:    IS THERE ANY MINIMUM INVESTMENT REQUIRED?


      A: Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota, Nebraska and Washington, investors who already own our shares, or who are concurrently purchasing units from an affiliated Behringer Harvard public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Who May Invest" section of this prospectus.


Q:    HOW DO I SUBSCRIBE FOR SHARES?



      A: If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit B, for a specific number of shares and pay for the shares at the time you subscribe. Your payment will be placed into an escrow account with Wells Fargo Bank Iowa, N.A., where your funds will be held, along with those of other subscribers, until we sell at least 250,000 shares and, for sales thereafter, until we admit new investors, which we expect to do monthly. Your funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before ___________, 2003 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. If you are a resident of New York or Pennsylvania, separate escrow accounts will be established for your subscriptions. See the sections of this prospectus captioned "Plan of Distribution - Subscription Process" and "How to Subscribe" for a detailed discussion of how to subscribe for shares.

Q:    WHAT HAPPENS IF YOU DON'T SELL AT LEAST 250,000 SHARES?


      A: If the minimum of 250,000 shares, or $2,500,000, is not reached before _____________, 2003, we will terminate the offering and stop selling shares. In such event, within ten days after termination of the offering, the escrow agent will return your funds, including interest.


Q:    IF I BUY SHARES IN THIS OFFERING, HOW MAY I LATER SELL THEM?

      A: At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to sell your shares. If you are able to find a buyer for your shares, you may sell your shares to that buyer unless the buyer does not satisfy the suitability standards applicable to him or her, or unless such sale would cause the buyer to own more than 9.8% of the outstanding common stock. See the "Suitability Standards" and "Description of Shares -- Restriction on Ownership of Shares" sections of this prospectus.

             In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. See the "Description of Shares -- Share Redemption Program" section of this prospectus.


             If we have not listed the shares on a national securities exchange or over-the-counter market by __________________, 2014, our charter requires us to begin selling our properties and other assets and return the net proceeds from these sales to our stockholders through distributions.


Q:    WHO IS THE TRANSFER AGENT?

      A:    _____________________________
            [ADDRESS AND TELEPHONE NUMBER]


            To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.


Q:    WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

      A: You will receive periodic updates on the performance of your investment with us, including:


            o     four detailed quarterly dividend reports;



            o     three quarterly financial reports;



            o     an annual report; and



            o     an annual IRS Form 1099.


            Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates - www.bhfunds.com.

Q:    WHEN WILL I GET MY DETAILED TAX INFORMATION?

      A: Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:    WHO CAN HELP ANSWER MY QUESTIONS?

      A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                          Investor Services Department


                             Behringer Securities LP
                     1323 North Stemmons Freeway, Suite 202
                               Dallas, Texas 75207
                                 (214) 655-1600
                                 www.bhfunds.com

                               PROSPECTUS SUMMARY

      This prospectus summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.


BEHRINGER HARVARD REIT I, INC.



      Behringer Harvard REIT I, Inc. is a newly incorporated Maryland corporation that intends to qualify as a REIT and invest in leased commercial real estate properties, mortgage loans secured by leased commercial real estate properties and entities that have investments in commercial real estate properties. Our office is located at 1323 North Stemmons Freeway, Suite 210, Dallas, Texas 75207. Our toll free telephone number is 866-655-1605. We sometimes refer to Behringer Harvard REIT I, Inc. as Behringer Harvard REIT I in this prospectus.


OUR ADVISOR


      Our advisor is Behringer Advisors LP, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. We sometimes refer to Behringer Advisors LP as Behringer Advisors in this prospectus.


OUR MANAGEMENT


      We operate under the direction of the Board of Directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each real property acquisition and mortgage loan investment proposed by Behringer Advisors, as well as certain other matters set forth in our charter. We have five members on our board of directors. Three of the directors are independent of Behringer Advisors and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. Although we have executive officers who will manage our operation, we do not have any paid employees. Except with respect to stock options that may be granted to our executive officers, only our non-employee directors are compensated for their services to us.


OUR REIT STATUS

      As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

SUMMARY RISK FACTORS


      An investment in our common stock is subject to significant risks which are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of this prospectus, which begin on pages 18 and 61, respectively.
If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks which we believe are most relevant to an investment in shares of our common stock:


      o There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have a difficult time trying to sell your shares.


      o     We have no operating history nor established financing sources.



      o Our ability to achieve our investment objectives and to pay dividends depends on the performance of Behringer Advisors, our advisor, for the day-to-day management of our business and the selection of our real estate properties, mortgage loans and other investments.

      o We will pay significant fees to Behringer Advisors and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.



      o Our advisor will face various conflicts of interest resulting from its activities with affiliated entities, such as conflicts related to allocating the purchase and leasing of properties between us and other Behringer Harvard programs, conflicts related to any joint-ventures between us and any such other programs and conflicts arising from time demands placed on our advisor in serving other Behringer Harvard programs.



      o The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 80,000,000 shares. If we do not sell substantially more than the minimum 250,000 shares, we may buy only one property and the value of your investment may fluctuate more widely with the performance of the specific investment. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of properties by geographic location and property type.



      o We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to pay dividends to our stockholders in the event income on such properties, or their value, falls.



      o This is a "blind pool" offering in that we do not own any real property or mortgages and we have not identified any properties or mortgages in which we will invest. You will not have the opportunity to evaluate the properties or mortgage loans that we acquire prior to our investment in such properties and mortgage loans. You must rely totally upon our management's ability to select properties and mortgages.


      o To ensure that we continue to qualify as a REIT, our charter prohibits any stockholder from owning more than 9.8% of our outstanding common stock.

      o We may not qualify or remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of dividends to our stockholders.


      o Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.


      o You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in Behringer Harvard REIT I.


      o Real estate investments are subject to cyclical trends that are out of our control.



      o We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.



      o The vote of stockholders owning at least a majority of our shares will bind all of the stockholders as to certain matters such as the election of directors and amendment of our charter.



      o If we do not obtain listing of the shares on a national exchange by ____________, 2014, our charter provides that we must begin to sell all of our properties and distribute the net proceeds to our stockholders.



      o Each of our executive officers, including Mr. Behringer, who also serves as the chairman of our board of directors, also serve as officers of our advisor, our property manager, our dealer manager and other affiliated entities, and as a result they will face conflicts of interest relating from their duties to these other entities.

DESCRIPTION OF PROPERTIES, INVESTMENTS AND BORROWING



      We will seek to acquire and operate institutional quality office and other commercial properties. These are properties which generally have premier business addresses in especially desirable locations in markets with limited potential for new development activity and other barriers to entry. Potential property acquisitions include, without limitation, office, industrial and other commercial properties, including properties that are under construction or development, are newly constructed, or have been constructed and have operating histories. We also intend to make or purchase mortgage loans secured by the same types of real properties which we will be seeking to acquire if our advisor deems that such investments are advantageous to us due to the state of the real estate market or nature of our investment portfolio at any time. In addition, we may acquire interests in other entities with similar real property investments. All directly owned real estate properties may be acquired, developed and operated by us alone or jointly with another party. We are likely to enter into one or more joint ventures for the acquisition of properties with certain of our affiliates, other third parties, including the present and future real estate limited partnerships and REITs sponsored by our advisor. We may also serve as mortgage lender to these joint ventures. As of the date of this prospectus, we have neither purchased nor contracted to purchase any properties or mortgage loans, nor has our advisor identified any properties, mortgage loans or other investments in which there is a reasonable probability that we will invest. We may incur indebtedness of up to 55% of our aggregate asset value, however, such limitation does not apply to individual properties. Therefore, with respect to any particular property in which we invest, we may incur indebtedness of more than 55% of the asset value of the respective property. We intend to use the straight-line depreciation method for our properties. We expect to borrow up to 55% of our aggregate asset value if interest rates and loan terms are favorable. Our independent directors must approve any borrowing in excess of 55% of our aggregate asset value, and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. We currently have not established any financing sources.


ESTIMATED USE OF PROCEEDS OF OFFERING


      We anticipate that we will invest at least 83.5% of the gross proceeds of this offering in real estate properties, mortgage loans and other investments and set aside approximately 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.9% of the gross proceeds from this offering, as working capital reserves for such real estate properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties, the making and purchasing of mortgage loans, and the costs of the offering, and to establish working capital reserves.


INVESTMENT OBJECTIVES

           Our investment objectives are:

           o      to preserve, protect and return your capital contribution;

           o      to maximize cash dividends paid to you;

           o to realize growth in the value of our properties upon our ultimate sale of such properties;


           o to provide income that historically has been protected from inflation; and



           o to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by _____________, 2014, by making an orderly disposition of our properties and distributing the cash to you.


      We may only change these investment objectives upon a majority vote of the stockholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

CONFLICTS OF INTEREST

      Behringer Advisors, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:


      o Behringer Advisors and its officers and directors will have to allocate their time between Behringer Harvard REIT I and other real estate programs and activities in which they are involved;

      o Behringer Advisors must determine which Behringer Harvard program or other entity should purchase any particular property, make or purchase any particular mortgage loan or make any other investment or enter into a joint venture with us for the acquisition and operation of specific properties;



      o Behringer Advisors may compete with other Behringer Harvard programs and properties owned by officers and directors of Behringer Advisors for the same tenants in negotiating leases, making or investing in mortgage loans or in selling similar properties at the same time; and



      o Behringer Advisors and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties and mortgage loans regardless of the quality of the services provided to us.



      See the "Conflicts of Interest" section of this prospectus beginning on page 61 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.


      The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with Behringer Advisors.

                              Robert M. Behringer

                        Behringer Harvard Holdings, LLC(1)

Behringer Harvard Real Estate                Behringer Harvard Partners, LLC(3)
 Investment Trust I, Inc.(2)

      BHR               Behringer           Behringer                HPT
Partners, LLC(4)      Advisors LP(5)       Securities LP(5)       Management
                                                                 Services LP(5)

Behringer Harvard Operating
   Partnerships I, LP(6)

(1) Robert Behringer, our President, Chief Executive Officer and Chairman of the Board, currently owns approximately 79% of the limited liability company interests of Behringer Harvard Holdings.

(2) Behringer Harvard Holdings currently owns all 200,000 of our issued and outstanding shares.

(3) Behringer Harvard Holdings currently owns 100% of the limited liability company interests of Behringer Harvard Partners.

(4) We currently own 100% of the limited liability company interests of BHR Partners.

(5) Behringer Harvard Partners, LLC is the limited partner and owner of 99.9% of the limited partnership interests of each of Behringer Advisors, Behringer Securities and HPT Management Services. Harvard Property Trust, LLC, a wholly-owned subsidiary of Behringer Harvard Holdings, is the general partner and owner of the remaining 0.1% of the limited partnership interests of each of Behringer Advisors and Behringer Securities. IMS, LLC, another wholly-owned subsidiary of Behringer Harvard Holdings, is the general partner and owner of the remaining 0.1% of the limited partnership interests of HPT Management Services.

(6) BHR Partners is the limited partner and owner of 99.9% of the limited partnership interests of Behringer Harvard OP I. We are the general partner and owner of the remaining 0.1% of the limited partnership interests of Behringer Harvard OP I.

PRIOR OFFERING SUMMARY


      Our founder, Chief Executive Officer and President, Robert M. Behringer, has previously sponsored 28 privately offered real estate limited partnerships and a private REIT, Harvard Property Trust, Inc. As of December 31, 2001, Mr. Behringer had raised approximately $94 million from approximately 470 investors in these real estate programs. Neither Mr. Behringer, nor any of our other affiliates, have previously sponsored or organized a publicly-offered REIT. The "Prior Performance Summary" section of this prospectus beginning on page 80 contains a discussion of the programs sponsored by Mr. Behringer to date. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.


THE OFFERING

      We are offering up to 80,000,000 shares of our common stock to the public at $10 per share. We are also offering up to 8,000,000 shares pursuant to our dividend reinvestment plan at $10 per share, and up to 3,520,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share.

TERMS OF THE OFFERING


      We will begin selling shares in this offering upon the effective date of this prospectus, and this offering will terminate on or before ___________, 2004. However, we may terminate this offering at any time prior to such termination date. If 250,000 shares are not sold by ______________, 2003, this offering will be terminated and subscribers' funds, plus interest, will be returned promptly. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. After the initial 250,000 shares are sold, subscription proceeds will be held in escrow until investors are admitted as stockholders. We intend to admit new stockholders monthly. Each time new investors are admitted, we will hold such investment proceeds in our account until we withdraw funds for the acquisition of real estate properties, mortgage loans or other investments, or the payment of fees and expenses.


COMPENSATION TO BEHRINGER ADVISORS AND ITS AFFILIATES

      Behringer Advisors and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:


                                                                                                 ESTIMATED $$ AMOUNT FOR MAXIMUM
                                                                                                  OFFERING (88,000,000 SHARES -
    TYPE OF COMPENSATION                        FORM OF COMPENSATION                                        $880,000,000)
    --------------------                        --------------------                                        -------------
                                                    OFFERING STAGE
Sales Commissions                           7.0% of gross offering proceeds                                 $61,600,000
Dealer Manager Fee                          2.5% of gross offering proceeds                                 $22,000,000
Organization and Offering Expenses          3.0% of gross offering proceeds                                 $26,400,000

                                          ACQUISITION AND DEVELOPMENT STAGE

Acquisition and Advisory Fees               3.0% of the contract purchase price of each                     $23,205,600(1)
                                            investment or the amount of funds advanced in a
                                            mortgage loan

Acquisition Expenses                        Up to 0.5% of the contract purchase price of each               $3,867,600(1)
                                            property or the amount of funds advanced in a
                                            mortgage loan

                                                   OPERATIONAL STAGE

Property Management and                     3.0% of gross revenues plus                                     N/A
Leasing Fees                                leasing commissions based upon the
                                            customary leasing commission
                                            applicable to the geographic
                                            location of property

Asset Management Fee                        Monthly fee of one-twelfth of 0.5%                              N/A
                                            of our aggregate assets value

Subordinated Disposition Fee                The lesser of one-half of the                                   N/A
                                            brokerage commission paid or 3.0%
                                            of contract price for properties
                                            sold, after investors receive a
                                            return of capital plus a 9.0%
                                            return on capital

Subordinated Participation                  15.0% of remaining amounts of                                   N/A
in Net Sale Proceeds                        net sale proceeds after return of
(payable only if Behringer                  capital plus payment to investors
Harvard REIT I is not listed                of a 9.0% cumulative
on an exchange)                             non-compounded return on the
                                            capital contributed by investors

Subordinated Incentive                      15.0% of the amount by which our                                N/A
Listing Fee (payable only if                adjusted market value exceeds the
Behringer Harvard REIT I is                 aggregate capital contributions
listed on an exchange)                      contributed by investors plus
                                            payment to investors of a 9.0%
                                            cumulative non-compounded return on
                                            the capital contributed by investors

Subordinated Performance Fee                Upon termination of the advisory                                N/A
                                            agreement between us and our
                                            advisor, provided our advisor has
                                            met certain standards, a
                                            performance fee of 15.0% of the
                                            amount by which our appraised net
                                            asset value at the time of such
                                            termination exceeds the aggregate
                                            capital contributions contributed
                                            by investors plus payment to
                                            investors of a 9.0% cumulative
                                            non-compounded return on the
                                            capital contributed by investors;
                                            the Performance Fee, to the extent
                                            payable at the time of listing on
                                            an exchange, will not be payable in
                                            the event the Subordinated
                                            Incentive Listing Fee is paid.



(1) These amounts assume no financing is used to acquire properties or other investments and that 87.9% of the gross proceeds of the maximum offering are available for investment and are invested in properties, mortgage loans and other investments. However, we anticipate that we will invest approximately 83.5% of the gross proceeds of the offering and set aside approximately 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.9% of the gross proceeds from this offering, as working capital reserves, and it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our properties as financed and therefore cannot be determined at the present time.



      There are many additional conditions and restrictions on the amount of compensation Behringer Advisors and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that Behringer Advisors may receive. For a more detailed explanation of these fees and expenses payable to Behringer Advisors and its affiliates, see the "Estimated Use of Proceeds" section of this prospectus beginning on page 38 and the "Management
- Management Compensation" section of this prospectus beginning on page 54.

DIVIDEND POLICY


      In order to remain qualified as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We expect to declare dividends to stockholders on a monthly basis during the period of this offering and distribute such dividends on a quarterly basis (without interest). Thereafter we intend to declare and pay dividends on a quarterly basis. The amount of such dividends will be determined by our board of directors and typically will depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, because we have not identified any probable acquisitions, there can be no assurances as to when we will begin to generate net taxable income and to make distributions.


LISTING


      We anticipate listing our shares on a national securities exchange on or before __________, 2014. Depending upon then prevailing market conditions, it is our management's intention to begin to consider the process of listing or liquidation at any time prior to ___________, 2014. In the event we do not obtain listing prior to that date, our charter requires us to begin the sale of our properties and liquidation of our assets.


DIVIDEND REINVESTMENT PLAN


      You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in shares of our common stock. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash from your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan in our discretion at any time upon 10 days notice to plan participants. See "Summary of Dividend Reinvestment
Plan" for further explanation of our dividend reinvestment plan.


SHARE REDEMPTION PROGRAM


      After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations, for the lesser of (1) $8.50 per share, or (2) the price you actually paid for your shares, until we begin having appraisals performed by an independent third party, at which time the purchase price will be the lesser of (1) 90% of net asset value per share, or
(2) the price you actually paid for your shares. During any calendar year, we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year. In addition, the cash available for redemption generally will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment plan. You may present to us fewer than all of your shares for redemption, except that you must present for redemption at least 25% of your shares. Our board of directors reserves the right to reject any request for redemption of shares or to terminate, suspend or amend the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed on a national exchange. See "Description of Shares -- Share Redemption Program" beginning on page 106 for further explanation of the Share Redemption Program.


BEHRINGER HARVARD OPERATING PARTNERSHIP I LP


      We generally intend to own our investments through Behringer Harvard Operating Partnership I LP (Behringer Harvard OP I) or subsidiaries thereof, or other operating partnerships. We may, however, own investments directly or through other entities. We are the sole general partner of Behringer Harvard OP
I. BHR Partners, LLC, our subsidiary, is currently the only limited partner of Behringer Harvard OP I. Our ownership of properties in Behringer Harvard OP I is referred to as an "UPREIT." The UPREIT structure will allow us to acquire real estate properties in exchange for limited partnership units in Behringer Harvard OP I. This structure also will allow sellers of properties to transfer their properties to Behringer Harvard OP I in exchange for units of Behringer Harvard OP I and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of Behringer Harvard OP I. The holders of units in Behringer Harvard OP I may have their units redeemed for cash under certain circumstances described in the section of this prospectus captioned "The Operating Partnership Agreement" beginning on page 114.

ERISA CONSIDERATIONS


      The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts
(IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read the section of this prospectus captioned "ERISA Considerations" carefully.


DESCRIPTION OF SHARES

      GENERAL


      Your investment will be recorded on our books only. We will not issue stock certificates except to stockholders who make a written request to us. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required form to you upon request or make it available on our web site.


      STOCKHOLDER VOTING RIGHTS AND LIMITATIONS

      We will hold annual meetings of our stockholders for the purpose of Ielecting our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

      RESTRICTION ON SHARE OWNERSHIP


      Our charter contains a restriction on ownership of the shares that prevents any one person from owning more than 9.8% of our outstanding common stock. These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Shares" section of this prospectus beginning on page 102.

                                  RISK FACTORS


      Your purchase of shares involves a number of risks. You should specifically consider the following before making your investment decision.


RISKS RELATED TO AN INVESTMENT IN BEHRINGER HARVARD REIT I


      THERE IS NO PUBLIC TRADING MARKET FOR YOUR SHARES, THEREFORE IT WILL BE DIFFICULT FOR YOU TO SELL YOUR SHARES.



      There is no current public market for the shares. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase the shares only as a long-term investment. Suitability standards imposed on prospective investors also apply to potential transferees of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him or her. Our charter also imposes restrictions on the ownership of stock that will apply to potential transferees which may inhibit your ability to sell your shares. Moreover, our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. Therefore, it will be difficult for you to sell your shares promptly or at all. See "Suitability Standards," "Description of Shares - Restriction on Ownership of Shares" and " -- Share Redemption Program" elsewhere herein for a more complete discussion on the restrictions on your ability to transfer your shares.


      IF WE, THROUGH BEHRINGER ADVISORS, ARE UNABLE TO FIND SUITABLE REAL ESTATE INVESTMENTS, THEN WE MAY NOT BE ABLE TO ACHIEVE OUR INVESTMENT OBJECTIVES OR PAY DIVIDENDS.


      Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Behringer Advisors, our advisor, in the acquisition of real estate properties, mortgages and other investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Behringer Advisors and the oversight of our board of directors. We cannot be sure that Behringer Advisors will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through Behringer Advisors, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In any such event, our ability to pay dividends to our stockholders would be adversely affected.



      WE MAY SUFFER FROM DELAYS IN LOCATING SUITABLE INVESTMENTS, WHICH COULD ADVERSELY AFFECT THE RETURN OR YOUR INVESTMENT.



           We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when our advisor is simultaneously seeking to locate suitable investments for other Behringer Harvard programs. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income producing real properties in a timely manner, our ability to pay dividends to our stockholders would be adversely affected.



      THIS IS AN UNSPECIFIED PROPERTY OFFERING, SO YOU WILL NOT HAVE THE OPPORTUNITY TO EVALUATE OUR INVESTMENT PROPERTIES OR MORTGAGE LOAN INVESTMENTS BEFORE WE ACQUIRE THEM.



      Because we have not yet acquired or identified any properties for acquisition or mortgage loan investments, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of institutional quality office and other commercial properties and the creation of a reserve for working capital. In addition, our advisor will make or invest in mortgage loans on our behalf if it determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. However, we are not limited to such investments. We have established policies relating to the creditworthiness of tenants, managers and borrowers, but our board of directors will have discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants, managers or borrowers.



      IF WE ARE UNABLE TO RAISE SUBSTANTIAL FUNDS, WE WILL BE LIMITED IN THE NUMBER AND TYPE OF PROPERTIES AND MORTGAGE LOANS IN WHICH WE MAY INVEST AND THE VALUE OF YOUR INVESTMENT WILL FLUCTUATE WITH THE PERFORMANCE OF SPECIFIC PROPERTIES.



      This offering is being made on a "best efforts" basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount of $2,500,000, we will not be able to invest in a diverse portfolio of properties and mortgage loans and the value of your investment will fluctuate with the performance of specific properties. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.



      BOTH WE AND OUR ADVISOR HAVE NO PRIOR OPERATING HISTORY OR ESTABLISHED FINANCING SOURCES, AND THE PRIOR PERFORMANCE OF REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY AFFILIATES OF OUR ADVISOR MAY NOT BE AN INDICATION OF OUR FUTURE RESULTS.



      We and our advisor have no operating histories and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated in June 2002 and as of the date of this prospectus we have not made any investments in real estate or otherwise. Although Mr. Behringer and other affiliates of our advisor have over 25 years of experience in the acquisition, finance, management and development of commercial real estate, this is the first publicly-offered REIT sponsored by Mr. Behringer and the first program sponsored by Mr.
Behringer which has the investment objective of making and purchasing mortgages. Not all of our officers and directors, nor the officers and directors of our advisor, have extensive experience with mortgage financing. Accordingly, the prior performance of real estate investment programs sponsored by affiliates of Mr. Behringer and our advisor may not be indicative of our future results.



      Moreover, neither we nor our advisor have any established financing sources. Presently, our advisor is funded by capital contributions from Behringer Harvard Partners which in turn is funded by capital contributions from Behringer Harvard Holdings. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.


      You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

      o identify and acquire investments that further our investment strategy;

      o increase awareness of the Behringer Harvard name within the investment products market;

      o establish and maintain our network of licensed securities brokers and other agents;

      o attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;


      o respond to competition both for investment properties and mortgage loans as well as for potential investors in us; and


      o continue to build and expand our operations structure to support our business.

      We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

      IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR ABILITY TO IMPLEMENT OUR INVESTMENT STRATEGY COULD BE DELAYED OR HINDERED.


       Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, including Robert M. Behringer, Gerald J. Reihsen, III and Gary S. Bresky, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Behringer, Reihsen or Bresky and we cannot guarantee that such persons will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. We do not maintain key person life insurance on any of these persons. We also believe that our future success depends, in large part, upon our advisor's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We cannot assure you that we will be successful in attracting and retaining such regional affiliates. If we lose or are unable to obtain key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategy could be delayed or hindered.


      OUR RIGHTS, AND THE RIGHTS OF OUR STOCKHOLDERS, TO RECOVER CLAIMS AGAINST OUR OFFICERS, DIRECTORS AND OUR ADVISOR ARE LIMITED.

      Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases. See the section captioned "Management - Limitation of Liability and Indemnification of Directors, Officers, Employees and Other Agents" elsewhere herein.

      YOUR INVESTMENT MAY BE SUBJECT TO ADDITIONAL RISKS IF WE MAKE INTERNATIONAL INVESTMENTS.


      We may purchase property located outside the United States and may make or purchase mortgage loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:


      o           changing governmental rules and policies;


                  - enactment of laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;


                  -     variations in the currency exchange rates;

                  - adverse market conditions caused by changes in national or local economic conditions;

                  -     changes in relative interest rates;

                  - change in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

                  - changes in real estate and other tax rates and other operating expenses in particular countries;

                  -     changes in land use and zoning laws; and

      o           more stringent environmental laws or changes in such laws.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

RISKS RELATED TO CONFLICTS OF INTEREST

      We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

      BEHRINGER ADVISORS WILL FACE CONFLICTS OF INTEREST RELATING TO THE PURCHASE AND LEASING OF PROPERTIES, AND SUCH CONFLICTS MAY NOT BE RESOLVED IN OUR FAVOR.

      We may be buying properties at the same time as one or more of the other Behringer Harvard programs managed by officers and employees of Behringer Advisors are buying properties. There is a risk that Behringer Advisors will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard program. We cannot be sure that officers and employees acting on behalf of Behringer Advisors and on behalf of managers of other Behringer Harvard programs will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other


Behringer Harvard programs own properties. If one of the other Behringer Harvard programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment. Similar conflicts of interest may apply if our advisors determine to make or purchase mortgage loans on our behalf, since other Behringer Harvard programs may be competing with us for such investments.


      BEHRINGER ADVISORS WILL FACE CONFLICTS OF INTEREST RELATING TO JOINT VENTURES.


      We are likely to enter into joint ventures with other Behringer Harvard programs as well as third parties for the acquisition, development or improvement of properties, including Behringer Harvard Short-Term Opportunity Fund I LP (Behringer Harvard Short-Term Fund I) or Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I). We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:


      o the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

      o that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

      o that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.


      Affiliates of Behringer Advisors are currently sponsoring or preparing to sponsor registered public offerings on behalf of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, both of which will be unspecified property real estate programs ("blind pool" funds). We expect Behringer Advisors, or an affiliate of Behringer Advisors managed by substantially the same personnel as Behringer Advisors, to act as general partners or advisors to these other Behringer Harvard programs. In the event that we enter into a joint venture with Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I or any other Behringer Harvard program or joint venture, Behringer Advisors may have a conflict of interest when determining when and whether to buy or sell a particular real estate property. Because Behringer Advisors or its affiliates will have advisory and management arrangements with other Behringer Harvard programs, it is likely that they will encounter opportunities to acquire or sell properties to the benefit of one of the Behringer Harvard programs, but not others. Behringer Advisors or its affiliates may make decisions to buy or sell certain properties which decisions might disproportionately benefit a Behringer Harvard program other than us. In such event, our results of operations and ability to pay distributions to our stockholders could be adversely affected.



      In the event that we enter into a joint venture with Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I or any other Behringer Harvard program or joint venture, you may face certain additional risks and potential conflicts of interest. For example, Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and the future other Behringer Harvard public limited partnerships will never have an active trading market. Therefore, if we become listed on a national exchange, we may develop more divergent goals and objectives from such joint venturers with respect to the resale of properties in the future. In addition, in the event that our common stock is not listed on a securities exchange by __________, 2014, our charter provides for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between us and another Behringer Harvard program may be required to sell its properties at such time. The Behringer Harvard program we have entered into a joint venture with may not desire to sell the properties at that time. Although the terms of any joint venture agreement between us and another Behringer Harvard program would grant the other Behringer Harvard program a right of first refusal to buy such properties, the program may not have sufficient funds to exercise the right of first refusal under these circumstances.


      Under certain circumstances an impasse could be reached regarding matters pertaining to a joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of Behringer Advisors, certain conflicts of interest will exist. For a more detailed discussion, see "Conflicts of Interest -- Joint Ventures with Affiliates of Behringer Advisors."

      BEHRINGER ADVISORS AND ITS OFFICERS AND EMPLOYEES AND CERTAIN OF OUR KEY PERSONNEL WILL FACE COMPETING DEMANDS RELATING TO THEIR TIME, AND THIS MAY CAUSE OUR INVESTMENT RETURNS TO SUFFER.

      Behringer Advisors and its officers and employees and certain of our key personnel and their respective affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and have other business interests. Because Behringer Advisors and its officers and employees and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.


      OUR OFFICERS FACE CONFLICTS OF INTEREST RELATED TO THE POSITIONS THEY HOLD WITH AFFILIATED ENTITIES.



      Each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, are also officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of our advisor, (v) compensation to our advisor, and (vi) our relationship with our dealer manager and property manager. The "Conflicts of Interest" section of this prospectus discusses these potential conflicts of interest in more detail, as well as the procedures that have been established to resolve a number of these potential conflicts.

      THERE IS NO SEPARATE COUNSEL FOR US AND OUR AFFILIATES.


      Morris, Manning & Martin, LLP acts as legal counsel to us and is also expected to represent our advisor and some of its affiliates from time to time. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Morris, Manning & Martin, LLP may inadvertently act in derogation of the interest of parties which could affect us and, therefore, our shareholders' ability to meet our investment objectives.


RISKS RELATED TO OUR BUSINESS IN GENERAL

      A LIMIT ON THE NUMBER OF SHARES A PERSON MAY OWN MAY DISCOURAGE A
      TAKEOVER.

      Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See "Description of Shares -- Restriction on Ownership of Shares."


      OUR CHARTER PERMITS OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY SUBORDINATE THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK OR DISCOURAGE A THIRD PARTY FROM ACQUIRING US.



      Our charter permits our board of directors to issue up to 50 million shares of preferred stock. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of any preferred stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions which could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See "Description of Shares -- Preferred Stock."


      MARYLAND LAW PROHIBITS CERTAIN BUSINESS COMBINATIONS.

      Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

      o any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

      o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

      A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

      After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

      o eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

      o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.


      These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned "Description of Shares."


      YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.

      We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

      o     limitations on capital structure;

      o     restrictions on specified investments;

      o     prohibitions on transactions with affiliates; and

      o compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

      In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

      To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

      YOU ARE BOUND BY THE MAJORITY VOTE ON MATTERS ON WHICH YOU ARE ENTITLED TO VOTE.

      You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

      STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES.


      Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise many of these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote, at a meeting that must be duly held and at which a quorum is present, on the following:



      o     the election or removal of directors;



      o any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to enable us to qualify as a REIT, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares;



      o     our liquidation or dissolution;



      o     a reorganization as provided in our charter; and



      o any merger, consolidation or sale or other disposition of substantially all of our assets.


      YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO THE SHARE REDEMPTION PROGRAM.


      Our share redemption program provides you with the opportunity to redeem your shares, after you have held them for a period of one year and until we begin having appraisals performed by an independent third party, for (1) the lesser of $8.50 per share or (2) the price you actually paid for your shares. Thereafter, the purchase price will be the lesser of (1) 90% of net asset value per share or (2) the price you actually paid for your shares. You should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a first-come, first-served basis.
During any calendar year we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year. In addition, the cash available for redemption generally will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment plan. In addition, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see "Description of Shares -- Share Redemption Program."


      WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS.

      Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares.

      THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS.


      The managing dealer, Behringer Securities LP, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the managing dealer cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.


      YOUR INTEREST IN BEHRINGER HARVARD REIT I WILL BE DILUTED IF WE ISSUE ADDITIONAL SHARES.


      Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Therefore, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock upon the exercise of the options granted to our independent directors or employees of Behringer Advisors and HPT Management Services LP (HPT Management), our affiliated management company, or their affiliates, or the warrants issued and to be issued to participating broker-dealers or our independent directors, or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership units from Behringer Harvard OP I, existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. Because of this and other reasons described in this "Risk Factors" section, you should not expect to be able to own a significant percentage of our shares.


      PAYMENT OF FEES TO BEHRINGER ADVISORS AND ITS AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.


      Behringer Advisors and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties, mortgage loans and other investments, and the management and leasing of our properties, servicing our mortgage loans and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of these fees, see "Management - Management Compensation."


      THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO PAY OR MAINTAIN CASH DISTRIBUTIONS OR THAT DISTRIBUTIONS WILL INCREASE OVER TIME.


      There are many factors which can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our properties, real estate securities, mortgage loans and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other REITs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased dividends over time, or that future acquisitions of real properties, mortgage loans or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned "Description of Shares - Dividends."


      ADVERSE ECONOMIC CONDITIONS WILL NEGATIVELY AFFECT OUR RETURNS AND PROFITABILITY.

      The terrorist attacks in New York and Washington, D.C. on September 11, 2001, and the resulting nationwide slowdown in airline traffic and tourism, exacerbated the general economic slowdown experienced by the nation as a whole and the local economies where our properties may be located. The length and severity of any economic downturn cannot be predicted. In addition, our operating results may be effected by the following market and economic challenges:


            Poor economic times may result in defaults by tenants of our properties and borrowers under our mortgage loans.


            Job transfers and layoffs may cause vacancies to increase.

            Increasing concessions or reduced rental rates may be required to maintain occupancy levels.

            Increased insurance premiums, to the extent they are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

      INFLATION COULD ADVERSELY AFFECT OUR INVESTMENT RETURNS.



      Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.


      WE ARE UNCERTAIN OF OUR SOURCES FOR FUNDING OF FUTURE CAPITAL NEEDS.


      Substantially all of the gross proceeds of the offering will be used for investment in properties and mortgage loans, for payment of various fees and expenses and to establish an initial working capital reserve of 1% of the contract price of the properties we acquire which we expect will equal approximately 0.9% of the gross proceeds from this offering. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.


GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE

      OUR OPERATING RESULTS WILL BE AFFECTED BY ECONOMIC AND REGULATORY CHANGES THAT HAVE AN ADVERSE IMPACT ON THE REAL ESTATE MARKET IN GENERAL, AND WE CANNOT ASSURE YOU THAT WE WILL BE PROFITABLE OR THAT WE WILL REALIZE GROWTH IN THE VALUE OF OUR REAL ESTATE PROPERTIES.

      Our operating results will be subject to risks generally incident to the ownership of real estate, including:

      o     changes in general economic or local conditions;

      o changes in supply of or demand for similar or competing properties in an area;

      o changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

      o     changes in tax, real estate, environmental and zoning laws; and

      o     periods of high interest rates and tight money supply.

           For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

      PROPERTIES THAT HAVE SIGNIFICANT VACANCIES COULD BE DIFFICULT TO SELL.


      A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.


      WE ARE DEPENDENT ON TENANTS FOR OUR REVENUE.


      The success of our investments are materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a significant lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.


      WE MAY BE UNABLE TO SECURE FUNDS FOR FUTURE TENANT IMPROVEMENTS, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR STOCKHOLDERS.


      When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We intend to establish initial working capital reserves of 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.9% of the gross proceeds from this offering. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay cash distributions to our stockholders may be adversely affected.


      WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR STOCKHOLDERS.

      The real estate market is affected, as set forth above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

      UNINSURED LOSSES RELATING TO REAL PROPERTY OR EXCESSIVELY EXPENSIVE PREMIUMS FOR INSURANCE COVERAGE MAY ADVERSELY AFFECT YOUR RETURNS.

      Behringer Advisors will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than the working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash dividends to be distributed to stockholders.

      OUR OPERATING RESULTS MAY BE NEGATIVELY AFFECTED BY POTENTIAL DEVELOPMENT AND CONSTRUCTION DELAYS AND RESULTANT INCREASED COSTS AND RISKS.

      We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

      In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

      IF WE CONTRACT WITH BEHRINGER DEVELOPMENT COMPANY LP FOR NEWLY DEVELOPED PROPERTY, WE CANNOT GUARANTEE THAT OUR EARNEST MONEY DEPOSIT MADE TO BEHRINGER DEVELOPMENT COMPANY LP WILL BE FULLY REFUNDED.

      We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of Behringer Advisors. Properties acquired from Behringer Development may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Behringer Development, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development. At the time of contracting and the payment of the earnest money deposit by us, Behringer Development typically will not have acquired title to any real property. Typically, Behringer Development will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with Behringer Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Behringer Development, and will be entitled to a refund of our earnest money, in the following circumstances:

      o     Behringer Development fails to develop the property;

      o all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

      o we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

      The obligation of Behringer Development to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. See "Investment Objectives and Criteria -- Acquisition of Properties from Behringer Development Company LP."

      COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES AND OTHER INVESTMENTS MAY REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT.


      We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other real estate investment trusts, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.



      UNCERTAIN MARKET CONDITIONS RELATING TO THE FUTURE DISPOSITION OF PROPERTIES COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.



      We intend to hold the various real properties in which we invest until such time as Behringer Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, Behringer Advisors, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not list the shares by __________, 2014. We cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.


      IF WE SET ASIDE INSUFFICIENT WORKING CAPITAL RESERVES, WE MAY BE REQUIRED TO DEFER NECESSARY PROPERTY IMPROVEMENTS.

      If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

      THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS.

      All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

      Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

      DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

      OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS.

      Our properties may be subject to the Americans with Disabilities Act of 1990. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties which comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

RISKS ASSOCIATED WITH DEBT FINANCING

      WE PLAN TO INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY INCREASE OUR BUSINESS RISKS.

      We may acquire real properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash, or with common stock, limited partnership common units in the operating partnership, interests in entities that own one or more of our properties, or a combination of these means. However, if it is determined to be in our best interests, we may, in some instances, use either existing financing or borrow new funds to acquire properties. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

      We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

      IF MORTGAGE DEBT IS UNAVAILABLE AT REASONABLE RATES, WE MAY NOT BE ABLE TO FINANCE THE PROPERTIES, WHICH COULD REDUCE THE NUMBER OF PROPERTIES WE CAN ACQUIRE AND THE AMOUNT OF CASH DISTRIBUTIONS WE CAN MAKE.

      If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from raising capital by issuing more stock or prevent us from borrowing more money.

      LENDERS MAY REQUIRE US TO ENTER INTO RESTRICTIVE COVENANTS RELATING TO OUR OPERATIONS.

      In connection with obtaining certain financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Behringer Advisors as our advisor or impose other limitations.

      IF WE ENTER INTO FINANCING ARRANGEMENTS INVOLVING BALLOON PAYMENT OBLIGATIONS, IT MAY ADVERSELY AFFECT OUR ABILITY TO PAY DIVIDENDS.

      Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

      THE AGGREGATE AMOUNT WE MAY BORROW IS LIMITED UNDER OUR CHARTER, WHICH MAY HINDER OUR ABILITY TO SECURE ADDITIONAL FUNDING WHEN IT IS NEEDED.


      Our charter limits the aggregate amount we may borrow, absent a satisfactory showing that a higher level is appropriate, to 55% of our net assets. That limitation could have adverse business consequences such as: (i) freezing our ability to purchase additional properties; (ii) causing us to lose our REIT status if additional borrowing were necessary to pay the required minimum amount of cash distributions to our stockholders to maintain our status as a REIT; (iii) causing operational problems if there were cash flow shortfalls for working capital purposes; and (iv) resulting in the loss of a property if, for example, financing were necessary to repay a default on a mortgage. In order to change this limitation in our charter, we must obtain stockholder approval. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the approval were obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.


      IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER.

      If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may therefore take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser. If any purchaser defaults under a financing arrangement with us, it would negatively impact our ability to make cash distributions to our stockholders.


RISKS ASSOCIATED WITH MORTGAGE LENDING



      OUR MORTGAGE LOANS MAY BE IMPACTED BY UNFAVORABLE REAL ESTATE MARKET CONDITIONS.



      If we make or invest in mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.


      OUR MORTGAGE LOANS WILL BE SUBJECT TO INTEREST RATE FLUCTUATIONS.


      If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.



      DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS COULD REDUCE OUR INVESTMENT RETURNS.



           If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgage property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.



      RETURNS ON OUR MORTGAGE LOANS MAY BE LIMITED BY REGULATIONS.



      The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.



      FORECLOSURES CREATE ADDITIONAL OWNERSHIP RISKS.



      If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner. See "General Risks Related to Investments in Real Estate" above.



      THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED.



      If our advisors determine that it is in our best interest to make or invest in mortgage loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage loans expire or are sold, because we may enter into mortgage loans with terms that expire after the date we intend to have sold all of our properties.


RISKS ASSOCIATED WITH SECTION 1031 EXCHANGE TRANSACTIONS

      WE MAY HAVE INCREASED EXPOSURE TO LIABILITIES FROM LITIGATION AS A RESULT OF ANY PARTICIPATION BY US IN SECTION 1031 EXCHANGE TRANSACTIONS.


      Behringer Development Company LP, an affiliate of Behringer Advisors, our advisor, may enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. Such

Section 1031 Exchange Transactions are commonly structured as the acquisition of real estate owned in co-tenancy arrangements with persons (1031 Participants) in tax pass-through entities, including single member limited liability companies (Behringer Exchange LLCs). There are significant tax and securities disclosure risks associated with the related private placement offerings of co-tenancy interests to 1031 Participants, including lawsuits by such 1031 Participants. Changes in tax laws may adversely affect Section 1031 Exchange Transactions or cause such transactions not to achieve their intended value. It is currently anticipated that Behringer Harvard OP I would receive fees in connection with any Section 1031 Exchange Transactions and, as such, we may be named in or otherwise required to defend against any such lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of Section 1031 Exchange Transactions, see "Investment Objectives and Criteria -- Section 1031 Exchange Transactions."


   WE WILL BE SUBJECT TO RISKS ASSOCIATED WITH CO-TENANCY ARRANGEMENTS THAT OTHERWISE MAY NOT BE PRESENT IN A REAL ESTATE INVESTMENT.

      If Behringer Development enters into Section 1031 Exchange Transactions, it is anticipated that at the closing of each property to be acquired by a Behringer Exchange LLC, Behringer Harvard OP I will enter into a contractual arrangement providing that, in the event that the Behringer Exchange LLC is unable to sell all of the co-tenancy interests in that particular property by the completion of its private placement offering, Behringer Harvard OP I would purchase, at the Behringer Exchange LLC's cost, any co-tenancy interests remaining unsold. Accordingly, in the event that a Behringer Exchange LLC is unable to sell all co-tenancy interests in one or more of its properties, Behringer Harvard OP I will be required to purchase the unsold co-tenancy interests in such property or properties and, thus, will be subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties.

      Ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as the following:

      o the risk that a co-tenant may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

      o the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

      o the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow the bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

   ACTIONS BY A CO-TENANT MIGHT HAVE THE RESULT OF SUBJECTING THE PROPERTY TO LIABILITIES IN EXCESS OF THOSE CONTEMPLATED AND MAY HAVE THE EFFECT OF REDUCING YOUR RETURNS.

      In the event that our interests become adverse to those of the other co-tenants in a Section 1031 Exchange Transaction, it is not likely that we would have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

      In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

   OUR PARTICIPATION IN THE SECTION 1031 EXCHANGE TRANSACTIONS MAY LIMIT OUR ABILITY TO BORROW FUNDS IN THE FUTURE.

      Institutional lenders may view obligations under Section 1031 Exchange Transaction agreements we may enter into to acquire unsold co-tenancy interests in properties as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Further, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

FEDERAL INCOME TAX RISKS

   FAILURE TO QUALIFY AS A REIT WOULD ADVERSELY AFFECT OUR OPERATIONS AND OUR ABILITY TO MAKE DISTRIBUTIONS.

      We intend to operate so as to qualify as a REIT for federal income tax purposes. Although we have not requested, and do not expect to request, a ruling from the IRS that we qualify as a REIT, we have received an opinion of our counsel that, based on certain assumptions and representations, we will so qualify. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and our qualification as a REIT will depend on our continuing ability to meet various requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of the distributions to our stockholders.

      The opinion of our legal counsel, Morris, Manning & Martin, LLP, regarding our ability to qualify as a REIT does not guarantee our ability to qualify and remain a REIT. Our legal counsel has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

      If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

      Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances which are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

   CERTAIN FEES PAID TO BEHRINGER HARVARD OP I MAY AFFECT OUR REIT STATUS.

      In connection with any Section 1031 Exchange Transactions, Behringer Harvard OP I would enter into a number of contractual arrangements with various single-member limited liability companies (Behringer Exchange LLCs) which will, in effect, guarantee the sale of the co-tenancy interests being offered by any Behringer Exchange LLC. In consideration for entering into these agreements, Behringer Harvard OP I will be paid fees which could be characterized by the IRS as non-qualifying income for purposes of satisfying the "income tests" required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. As set forth above, we will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT will adversely affect your return on your investment.

   RECHARACTERIZATION OF THE SECTION 1031 EXCHANGE TRANSACTIONS MAY RESULT IN TAXATION OF INCOME FROM A PROHIBITED TRANSACTION.


      In the event that the Internal Revenue Service were to recharacterize the
Section 1031 Exchange Transactions such that Behringer Harvard OP I, rather than Behringer Exchange LLC, is treated as the bona fide owner, for tax purposes, of properties acquired and resold by a Behringer Exchange LLC in connection with the Section 1031 Exchange Transactions, such characterization could result in the fees paid to Behringer Harvard OP I by a Behringer Exchange LLC as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 Exchange Transactions would be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.


   YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS YOU ELECT TO REINVEST IN OUR COMMON STOCK.

      If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

   IF THE OPERATING PARTNERSHIP FAILS TO MAINTAIN ITS STATUS AS A PARTNERSHIP, ITS INCOME MAY BE SUBJECT TO TAXATION.

      We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

   IN CERTAIN CIRCUMSTANCES, REITS ARE SUBJECT TO FEDERAL AND STATE INCOME
   TAXES.

      Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available for distribution to our stockholders.

   LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT INVESTORS.

      In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares.

   THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT SHARING TRUSTS OR IRAS INVESTING IN OUR SHARES.

      If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

      o your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

      o your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plans investment policy;

      o your investment satisfies the prudence and diversification requirements of ERISA;

      o     your investment will not impair the liquidity of the plan or IRA;

      o your investment will not produce "unrelated business taxable income" for the plan or IRA;

      o you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

      o     your investment will not constitute a prohibited transaction under
            Section 406 of ERISA or Section 4975 of the Internal Revenue Code.


      For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus beginning on page 97.



   EQUITY PARTICIPATION IN MORTGAGE LOANS MAY RESULT IN TAXABLE INCOME AND GAINS FROM THESE PROPERTIES.



      If we participate under a mortgage loan in any appreciation of the properties securing the loan or its cash flow and the IRS characterizes this participation as "equity", we might have to recognize income, gains and other items from the property. This could affect our ability to qualify as a REIT.



FORWARD-LOOKING STATEMENTS



      This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

                            ESTIMATED USE OF PROCEEDS


      The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 250,000 shares or the maximum offering of 88,000,000 shares, respectively, pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that at least 83.5% of the money that stockholders invest will be used to buy real estate, make or invest in mortgage loans or make other investments and approximately 0.9% of the gross proceeds of this offering will be set aside as working capital reserves for such properties. The remaining up to 15.6% will be used to pay expenses and fees including the payment of fees to Behringer Advisors, our advisor, and Behringer Securities, LP, our dealer manager. Our fees and expenses, as listed below, include the following:



      o Selling commissions and dealer management fee, which consist of selling commissions equal to 7.0% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the dealer manager, an affiliate of our advisor. See the "Plan of Distribution" section of this prospectus for a description of additional provisions related to selling commissions and the dealer management fee.



      o Organization and offering expenses, which consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse Behringer Advisors, our advisor, for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee. Behringer Advisors and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of gross offering proceeds without recourse against or reimbursement by us.



      o Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties or the making or investing in mortgage loans or other investments. We will pay Behringer Advisors, as our advisor, acquisition and advisory fees of 3.0% the contract purchase price of each asset or the funds advanced pursuant to a mortgage loan. Acquisition and advisory fees do not include acquisition expenses.



      o Acquisition expenses, which include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. Our acquisition fees and expenses are required to be reasonable, and may not exceed an amount equal to 6% of the contract price of an investment or 6% of the funds advanced under a mortgage loan unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine that fees in excess of such amounts are commercially competitive, fair and reasonable to us.

                                                          MINIMUM OFFERING (1)                    MAXIMUM OFFERING (2)
                                                          --------------------                    --------------------
                                                        Amount             Percent              Amount              Percent
                                                        ------             -------              ------              -------

  Gross Offering Proceeds                             $2,500,000          100.0%              $880,000,000          100.0%
  Less Public Offering Expenses:
     Selling Commissions and Dealer Manager Fee          237,500            9.5%                83,600,000            9.5%
     Organization and Offering Expenses (3)               75,000            3.0%                22,880,000            2.6%
                                                      ----------          -----               ------------          -----
  Amount Available for Investment                     $2,187,500           87.5%              $773,520,000           87.9%
  Acquisition and Development:
     Acquisition and Advisory Fees (4)                    65,625            2.6%                23,205,600            2.6%
     Acquisition Expenses                                 10,937            0.4%                 3,867,600            0.4%
     Initial Working Capital Reserve (5)                  21,875            0.9%                 7,735,200            0.9%

  Amount Estimated to Be Invested (6)                 $2,089,063           83.5%              $738,711,600           83.9%


(1)   Assumes the minimum offering of 250,000 shares is sold in this offering.



(2) Assumes the maximum offering is sold, which includes 80,000,000 shares offered to the public at $10 per share and 8,000,000 shares offered pursuant to our dividend reinvestment plan at $10 per share. Excludes 3,520,000 shares to be issued upon exercise of the soliciting dealer warrants.



(3) We currently estimate that approximately $1,200,000 of organization and offering expenses will be incurred if only the minimum offering of 250,000 ($2,500,000) shares is sold. However, of such amount, $75,000 will be paid by us and the balance will be paid by our advisor. Our advisor will receive funds to pay such expenses from capital contributions from Behringer Harvard Partners, which will receive funds from capital contributions from Behringer Harvard Holdings. Organization and offering expenses are required to be reasonable. Any amount exceeding 13% of the gross offering proceeds will be paid by the advisor or an affiliate of the advisor.



(4) For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets and that 100% of the gross proceeds of this offering are invested in properties. However, we anticipate that we will invest approximately 83.5% of the gross proceeds of the offering and it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our properties as financed and therefore cannot be determined at the present time. If financing is used to the maximum extent allowed under our charter and there are no reinvestments with the proceeds of any sales of investments, then acquisition and advisory fees could be approximately $97,141 if the minimum offering is sold and approximately $35,117,280 if the maximum offering is sold.



(5) During the underwriting process in respect of our real property investments, estimates for working capital needs throughout the life of each such property will be established. Upon closing of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the property. Through continual re-projection and annual budgeting processes, working capital reserves will be adjusted. If depleted during the course of the property's holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for extraordinary expenses that are not covered by the revenue generation of the property such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. We have estimated reserves of 1% across our portfolio of real properties and for the purposes of this estimation we have assumed that all of our investments will be in real properties.



(6) Includes amounts anticipated to be invested in properties and mortgage loans net of fees and expenses. We estimate that at least 83.5% of the gross proceeds received from the sale of shares will be used to acquire properties and, to a lesser extent, mortgage loans and other investments. Approximately 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.9% of the gross proceeds received from the sale of shares in this offering, will be used to establish working capital reserves for such properties. Figures for the working capital reserve assume the amount of gross offering proceeds available for investment will be between 87.5% and 87.9% of gross offering proceeds and that all of our investments will be in real properties.



      Until required in connection with the acquisition and development of properties and investment in mortgages, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

                                   MANAGEMENT

GENERAL

         We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Behringer Advisors to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. Our charter was reviewed and ratified by our board of directors, including the independent directors, at their initial meeting. This ratification by our board of directors was required by the NASAA REIT Guidelines.

         Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15 (unless approved by the affirmative vote of 80% of the directors then serving on our board). We currently have a total of five directors. The charter also provides that a majority of the directors must be independent directors. An "independent director" is a person who is not one of our officers or employees or an officer or employee of Behringer Advisors or its affiliates and has not otherwise been affiliated with such entities for the previous two years. Of our five current directors, three are considered independent directors. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have three years of relevant real estate experience.

         During the discussion of a proposed transaction, independent directors may offer ideas for ways in which deals can be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

         Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors or any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

         Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

         The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor, Behringer Advisors. Our directors shall have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

         In addition to the investment policies set forth in our charter, our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

         The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with Behringer Advisors or its affiliates. The independent directors will also be responsible for reviewing the performance of Behringer Advisors and determining that the compensation to be paid to Behringer Advisors is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

         o the amount of the fee paid to Behringer Advisors in relation to the size, composition and performance of our investments;

         o the success of Behringer Advisors in generating appropriate investment opportunities;

         o rates charged to other REITs and other investors by advisors performing similar services;

         o additional revenues realized by Behringer Advisors and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

         o the quality and extent of service and advice furnished by Behringer Advisors and the performance of our investment portfolio; and

         o the quality of our portfolio relative to the investments generated by Behringer Advisors or its affiliates for its other clients.

         Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of Behringer Advisors, any director or any affiliate, or (2) any transaction between us and Behringer Advisors, any director or any affiliate.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board has established an audit committee and a compensation committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors comprise a majority of the members of both the audit committee and compensation committee.

AUDIT COMMITTEE


         The audit committee meets on a regular basis at least four times a year. The current members of the audit committee are Robert S. Aisner and Charles B. Nolen. Our board of directors adopted our Audit Committee Charter at its organizational meeting held on June 26, 2002. The audit committee's primary functions are evaluate and approve the services of our independent auditors and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process.


COMPENSATION COMMITTEE

         Our board of directors has also established a compensation committee to administer the 2002 Employee Stock Option Plan, as described below, which was approved by the stockholders at the meeting held on June 26, 2002. The compensation committee is comprised of Messrs. Robert M. Behringer, Jon L. Dooley and Charles B. Nolen. The primary function of the compensation committee is to administer the granting of stock options to selected employees of our advisor, Behringer Advisors, and our property manager, HPT Management, based upon recommendations from Behringer Advisors, and to set the terms and conditions of such options in accordance with our 2002 Employee Stock Option Plan.

EXECUTIVE OFFICERS AND DIRECTORS

         We have provided below certain information about our executive officers and directors.


     Name                          Age      Position(s)
     ----                          ---      -----------
     Robert M. Behringer           54       President, Chief Executive Officer and Chairman of the Board
     Gerald J. Reihsen, III        43       Chief Operating Officer, Chief Legal Officer and Secretary
     Gary S. Bresky                35       Chief Financial Officer and Treasurer
     M. Jason Mattox               26       Vice President - Asset Acquisition and Management
     Robert S. Aisner              55       Director
     Douglas L. Courtney           45       Director
     Jon L. Dooley                 50       Director
     Charles B. Nolen              48       Director



         ROBERT M. BEHRINGER is the President, Chief Executive Officer and Chairman of the Board of Behringer Harvard REIT I and the President and sole manager of Behringer Advisors, our advisor. He is also the majority owner and sole manager of Behringer Harvard Holdings, LLC, the parent corporation of Behringer Advisors. Since 2001, Mr. Behringer has also been the President and sole manager of the following: HPT Management, our property manager; Behringer Securities LP, our dealer manager; Harvard Property Trust, LLC, the general partner of our advisor and the general partner of both Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I; IMS, LLC, the general partner of HPT Management; and Behringer Development Company LP, a company recently organized to develop real properties. Since 2001, Mr. Behringer has also been the President and a manager of Behringer Harvard Partners, LLC, which is the limited partner of each of Behringer Securities, HPT Management, Harvard Property Trust, LLC, Behringer Advisors and IMS, LLC.


         From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately-held REIT formed by Mr. Behringer that has recently been liquidated and that had assets valued over $200,000,000 before its liquidation. Before forming Harvard Property Trust, Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989, that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States, including Texas, Louisiana, Arkansas, Oklahoma and Mississippi. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

         Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities. In addition to being the President and a director of Behringer Harvard REIT I, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a licensed Certified Public Accountant, Certified Property Manager, Real Property Administrator, Certified Hotel Administrator and Texas Real Estate Broker, holds Series 7, 24 and 63 securities licenses and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council.


         GERALD J. REIHSEN, III is the Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Harvard REIT I. Since 2001, he has served as Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Securities LP, Behringer Harvard Holdings, LLC, Behringer Development Company LP, Harvard Property Trust, LLC and Behringer Harvard Partners, LLC. Since 2001, Mr. Reihsen has also served as Chief Legal Officer and Secretary of IMS, LLC and HPT Management. Since 2002, Mr. Reihsen has served as the Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Advisors.

         For over 17 years, Mr. Reihsen has represented clients in sophisticated finance and transaction matters, including commercial real estate transactions, real estate partnerships, and public and private equity offerings . For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as the principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President - Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds Series 7, 24, 27 and 63 securities licenses.



         GARY S. BRESKY is the Chief Financial Officer and Treasurer of Behringer Harvard REIT I. Since 2001, he has also served as Chief Financial Officer and Treasurer of Behringer Securities LP, Behringer Harvard Holdings, LLC, Behringer Development Company LP, Harvard Property Trust, LLC, IMS, LLC, and Behringer Harvard Partners, LLC. Since 2001, Mr. Bresky has also served as Chief Operating Officer, Chief Financial Officer and Treasurer of HPT Management and as a manager of Behringer Harvard Partners, LLC. Since 2002, Mr. Bresky has served as the Chief Financial Officer and Treasurer of Behringer Advisors.


         Prior to his employment with the Behringer Harvard REIT I, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc., a privately-held REIT that has recently been liquidated and that had assets valued over $200.0 million before its liquidation. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky was also integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

         From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he specialized in finance and accounting for both public and private real estate investment trusts. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, LTD and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185.0 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management.

         Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds Series 7, 24, 27 and 63 securities licenses.


         M. JASON MATTOX is the Vice President - Asset Acquisition and Management of Behringer Harvard REIT I. Since 2001, he has served as a Vice President of Behringer Securities, Behringer Harvard Holdings, LLC, Behringer Development Company LP, Harvard Property Trust, LLC, Behringer Harvard Partners, LLC, IMS, LLC and HPT Management. Since 2002, Mr. Mattox has served as a Vice President of Behringer Advisors.


         From 1997 until joining Behringer Harvard REIT I in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over 1.0 million square feet of Harvard Property Trust's commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

         Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts (NAREIT) and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over seven years and holds Series 7, 24 and 63 securities licenses.


         ROBERT S. AISNER is a director of Behringer Harvard REIT I. Mr. Aisner has over 28 years of commercial real estate experience. Since 1996, Mr. Aisner has served as (i) Executive Vice President of Amli Residential Properties Trust, a publicly-traded REIT that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (ii) President of Amli Management Company, which oversees all of Amli REIT's apartment operations in 80 communities, (iii) President of the Amli Corporate Homes division which invests in and manages corporate housing properties, (iv) Vice President of Amli Residential Construction, a division of Amli REIT that performs real estate construction services, and (v) Vice President of Amli Institutional Advisors, the Amli REIT division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner has also served on Amli REIT's Executive Committee and Investment Committee since 1999. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development company, where he served as Vice President.



         DOUGLAS L. COURTNEY is a director of Behringer Harvard REIT I. Mr. Courtney has over 27 years of experience in real estate lending and has been involved in the refinancing of over $1.5 billion in commercial real estate. Mr. Courtney is a founding principal in iCap Realty Advisors, LLC, a national mortgage banking and property brokerage firm with 17 offices throughout the United States. From April 1988 until founding iCap Realty Advisors in January 2001, Mr. Courtney was a founding principal in The Wyndam Group, Inc., a regional mortgage banking and property brokerage firm.


         JON L. DOOLEY is a director of Behringer Harvard REIT I. Mr. Dooley joined Trammell Crow Company, a leading diversified commercial real estate company, in 2002 as a Senior Vice President in its National Accounts Group. For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. (Lend Lease), a leading real estate pension manager and advisor in the United States, and Equitable Real Estate Investment Management, Inc. (acquired by Lend Lease). In 1997, Mr. Dooley became a principal with Lend Lease. Mr. Dooley served as a Senior Vice President of Asset Management from 1996 to 1997, as a Vice President of Asset Management from 1991 to 1996 and a Director of Asset Management from 1987 to 1991 with Equitable Real Estate. Mr. Dooley has over 25 years of commercial real estate experience.

         CHARLES B. NOLEN is a director of Behringer Harvard REIT I. Since 1999, Mr. Nolen has been an independent consultant to Lend Lease. Mr. Nolen's responsibilities also include asset management of a $70 million portfolio for a pension fund client. From 1989 to 1999, Mr. Nolen was Vice President with Lend Lease. There he conducted or supervised the valuation of a $3.5 billion portfolio consisting of industrial properties, real properties, apartments, convention hotels, office buildings, parking garages, developable land, and special use projects. Prior to that, he worked with Cushman & Wakefield of Texas, Inc., a Dallas real estate firm, where he was responsible for valuation of commercial real estate. Mr. Nolen is a certified public accountant, a licensed real estate broker and a state-certified general real estate appraiser.

COMPENSATION OF DIRECTORS


         We pay each of our directors who are not employees of Behringer Harvard REIT or Behringer Advisors or their affiliates $500 per month plus $250 for each board meeting the director attends. In addition, we have reserved 1,000,000 shares of common stock for future issuance upon the exercise of stock options granted to the non-employee directors pursuant to our non-employee director option plan. We intend to grant to each of our non-employee director an option to purchase 3,000 shares of common stock at $12.00 per share upon appointment as a director and upon each reelection of such director that may be exercised after the first anniversary of their appointment or reelection as a director. We have also reserved 1,000,000 shares of common stock for future issuance upon the exercise of warrants to be granted to the non-employee directors pursuant to our non-employee director warrant plan, each as described below. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of Behringer Harvard REIT I or Behringer Advisors or their affiliates, we do not pay compensation for services rendered as a director.


NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         The Behringer Harvard REIT I Non-Employee Director Stock Option Plan was approved by our board of directors and stockholders on June 26, 2002. As of August 30, 2002, no options had been granted under such plan. A total of 1,000,000 shares have been authorized and reserved for issuance under our director option plan.


         The purpose of our non-employee director option plan is to promote our interests by providing the opportunity to purchase shares to directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates in order to attract and retain such persons as directors by providing an incentive to increase the value of our shares and a stake in our future that corresponds to the stake of each of our stockholders. Only directors who are not employees of us or Behringer Advisors or its affiliates are eligible for grants of options under our director stock option plan.


         Our non-employee director option plan is administered by our board of directors, which may delegate such authority to the compensation committee of the board. The plan authorizes our board of directors to grant non-qualified stock options to selected members of our board of directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates subject to the absolute discretion of the board and the applicable limitations of the plan; provided, however, in no event shall an option be granted to a director under this plan if the shares available for purchase subject to such grant, when added to all other shares available for purchase and all other shares purchased pursuant to other options issued under this plan would exceed ten percent of issued and outstanding shares determined as of the date of grant of such option. We intend to grant options under our non-employee director option plan to each qualifying director annually. The initial option grant generally will be made on the date the qualifying director first becomes a director, however, no non-employee director will be granted options to acquire 10% or more of the outstanding shares of common stock on the date of grant. This policy may have the effect of delaying the initial grant for some directors. Annual grants are expected to be made on the date of each annual stockholder meeting in which the respective non-employee director is re-elected. The exercise price for the options granted under our director option plan initially will be $12.00 per share. It is intended that the exercise price for future options granted under our director option plan will be at least 120% of the fair market value of our common stock as of the date that the option is granted.


         Options granted under our non-employee director option plan will be evidenced by a stock option agreement, and will contain such terms and provisions as our board of directors shall deem appropriate except as otherwise specified in the plan. We currently intend that options granted under this plan will become exercisable on the later of (i) the day following the termination of this offering or (ii) the first anniversary of the date of grant. Options granted under our director option plan will lapse and no longer be exercisable on the first to occur of (1) the fifth anniversary of the date they are granted,
(2) immediately following the date the non-employee director ceases to be a director for "cause," (3) three months following the date the option holder ceases to be a director for any reason other than for cause or as a result of death or disability, or (4) one year following the date the non-employee director ceases to be a director by reason of death or disability. Options granted under this plan may be exercised by payment of cash or through the delivery of shares of our common stock with a fair market value equal to the exercise price to be paid. No options issued under our director option plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

         An option issued under our non-employee director option plan will not be transferable or assignable except by will or by the laws of descent and distribution, and, unless otherwise provided in the option agreement, an option may also be transferred by an option holder as a bona fide gift (i) to a spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the sole benefit of one or more individuals described in clause
(i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i). In the event that an option holder is incapacitated and unable to exercise the option, such option may be exercised by such option holder's legal guardian, legal representative, or other representative whom our board of directors deems appropriate based on applicable facts and circumstances.

NON-EMPLOYEE DIRECTOR WARRANT PLAN

         The Behringer Harvard REIT I Non-Employee Director Warrant Plan was approved by our board of directors and stockholders on June 26, 2002. A total of 1,000,000 shares of our common stock have been authorized and reserved for issuance under our director warrant plan.

         The purpose of our non-employee director warrant plan is to promote our interests by encouraging our directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates to purchase shares by providing an incentive to increase the value of shares and a stake in our future that corresponds to the stake of each of our stockholders.

         Our non-employee director warrant plan is administered by our board of directors, who may delegate such authority to the compensation committee of the board. The plan provides for the issuance of warrants to purchase shares of our common stock to non-employee directors based on the number of shares of common stock that they purchase during a purchase period that begins on the effective date of the plan and ends on the earlier of (1) the termination of the plan by action of our board of directors or otherwise, or (2) 5:00 p.m. EST on the date of listing of our shares on a national securities exchange. Under the plan, each director who is not an employee of Behringer Harvard REIT I or Behringer Advisors or their affiliates will automatically receive a warrant to purchase one share of our common stock for every 25 shares of our common stock that he or she purchases during the purchase period. The exercise price of the warrants will initially be $12.00 per share, and thereafter the exercise price will not be less than 120% of the fair market value of the common stock as of the date of grant.

         Warrants granted under our non-employee director warrant plan will be evidenced by a stock warrant agreement, and shall contain such terms and provisions as our board of directors deem appropriate except as otherwise specified in our director warrant plan. We currently intend that warrants granted under our director warrant plan will be immediately exercisable and will lapse and no longer be exercisable on the first to occur of (1) the fifth anniversary of the date they are granted, (2) immediately following the date the director ceases to be a director for "cause," or (3) one year following the date the director ceases to be a director for any other reason (including death or disability). Warrants granted under the plan may be exercised by payment of cash or through the delivery of shares of common stock with a fair market value equal to the exercise price to be paid. No warrants issued under the plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

2002 EMPLOYEE STOCK OPTION PLAN


         The Behringer Harvard REIT I 2002 Employee Stock Option Plan was approved by our board of directors and stockholders on June 26, 2002. A total of 10,000,000 shares have been authorized and reserved for issuance under our employee option plan, and as of August 30, 2002, no options have been granted pursuant to our employee option plan.


         The purpose of our employee option plan is to enable us and our advisor, Behringer Advisors, and our property manager, HPT Management, to obtain or retain the services of employees considered essential to our long-term success by offering such employees an opportunity to participate in our growth through ownership of our common stock.

         Our employee option plan is administered by our board of directors, who may delegate such authority to the compensation committee of the board. Our employee option plan authorizes the board to grant incentive stock options, if applicable, and/or non-qualified stock options to selected employees of Behringer Harvard REIT I, of Behringer Advisors and/or of HPT Management, subject to the absolute discretion of our compensation committee or board of directors and the applicable limitations of our employee option plan. The exercise price for the options granted under our employee option plan initially will be $12.00 per share, and the exercise price for future options granted under our employee option plan will be no less than 120% of the fair market value of the common stock as of the date of grant.

         Options granted under our employee option plan will be evidenced by a stock option agreement, and shall contain such terms and provisions as our board of directors deems appropriate except as otherwise specified in our employee option plan. We currently intend that options granted under our employee option plan will become exercisable on the later of (i) the day following the termination of this offering, or (ii) the first anniversary of the date of grant. Options granted under our employee option plan will lapse and no longer be exercisable on the first to occur of (1) the fifth anniversary of the date they are granted, (2) immediately following the date the employee ceases to be an employee for "cause," (3) three months following the date the employee ceases to be a employee for any reason other than death or disability, or (4) one year following the date the employee ceases to be an employee by reason of death or disability. Options granted under our employee option plan may be exercised by payment of cash or through the delivery of shares of common stock with a fair market value equal to the exercise price to be paid. No options issued under our employee option plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. Our board of directors shall set the period during which the right to exercise an option vests in the holder of the option.

         An option issued under our employee option plan will not be transferable or assignable except by will or by the laws of descent and distribution, and, unless otherwise provided in the option agreement or unless the option is an incentive stock option, an option may also be transferred by an option holder as a bona fide gift (i) to a spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the sole benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i). In the event that an option holder is incapacitated and unable to exercise the option, such option may be exercised by such option holder's legal guardian, legal representative, or other representative whom our board of directors deems appropriate based on applicable facts and circumstances.

PROVISIONS APPLICABLE TO OUR DIRECTOR OPTION PLAN, DIRECTOR WARRANT PLAN AND EMPLOYEE OPTION PLAN

         Except as otherwise provided in a warrant agreement, if a change of control occurs, and if the agreements effectuating the change of control do not provide for the assumption or substitution of all warrants and/or options granted under either our director option plan, director warrant plan or employee option plan with respect to any warrant or option granted under such plans that is not so assumed or substituted, such warrant or option shall terminate and be forfeited immediately upon the occurrence of the change of control; provided, however, the board in its sole and absolute discretion, may, with respect to any or all of such warrants or options, take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the board occurring within the 30-day period immediately preceding the date of the change of control, but only if such action remains contingent upon the effectuation of the change of control), such date being referred to herein as the "Action Effective Date":

         o unilaterally cancel such non-assumed warrant or option in exchange for:

             - whole and/or fractional shares (or for whole shares and cash in lieu of any fractional share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the excess of the fair market value of the shares that could be purchased subject to such non-assumed warrant or option determined as of the Action Effective Date (taking into account vesting) over the aggregate exercise price for such shares; or

             - cash or other property equal in value to the excess of the fair market value of the shares that could be purchased subject to such non-assumed warrant or option determined as of the Action Effective Date (taking into account vesting) over the aggregate exercise price for such shares; and/or,

         o unilaterally cancel such non-assumed warrant or option after providing the holder of such warrant or option with (1) an opportunity to exercise such non-assumed warrant or option to the extent vested within a specified period prior to the date of the change of control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period.

         If the number of our outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of warrants or options granted under our director option plan, director warrant plan or employee option plan. A corresponding adjustment to the exercise price of such options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the warrants or options not exercised, but will change only the exercise price for each share.

         Fair market value for purposes of our non-employee director option plan, non-employee director warrant plan and employee option plan is defined generally to mean:

         o the average closing price for the five consecutive trading days ending on such date if the shares are traded on a national stock exchange;

         o the average of the high bid and low asked prices if the shares are quoted on the Nasdaq Stock Market;

         o the per share offering price of our common stock if there is a current public offering and no market maker for such stock;

         o   the fair market value determined by our board of directors

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

         Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law. Our charter also provides that our stockholders (1) will not be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being stockholders and (2) will not be subject to any personal liability in tort, contract or otherwise to any person in connection with our properties or affairs by reason of being stockholders. We also intend to maintain a directors and officers liability insurance policy. The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

         o an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

         o the director or officer actually received an improper personal benefit in money, property or services; or

         o with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

         This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

         In addition to the above provisions of the Maryland General Corporation Law, our charter provides that our directors, our officers, our employees, our agents, Behringer Advisors and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

         o the directors, Behringer Advisors or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

         o the directors, Behringer Advisors or its affiliates were acting on our behalf or performing services for us;

         o in the case of affiliated directors, Behringer Advisors or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

         o in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

         o the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

         We have agreed to indemnify and hold harmless Behringer Advisors and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

         The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

         The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, employees, agents, Behringer Advisors or its affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

         o there has been a successful adjudication on the merits of each count involving alleged securities law violations;

         o such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

         o a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

         Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iv) our directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

         Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

         o approves the settlement and finds that indemnification of the settlement and related costs should be made; or

         o dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

THE ADVISOR

         Our advisor is Behringer Advisors. Some of our officers and directors are also officers and directors of Behringer Advisors. Behringer Advisors has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

         The directors and executive officers of Behringer Advisors are as follows:

         Name                            Age      Position
         ----                            ---      --------
         Robert M. Behringer             54       President and Sole Manager
         Gerald J. Reihsen, III          43       Chief Operating Officer, Chief Legal Officer and Secretary
         Gary S. Bresky                  35       Chief Financial Officer and Treasurer
         M. Jason Mattox                 26       Vice President

         The backgrounds of Messrs. Behringer, Reihsen, Bresky and Mattox are described in the "Management -- Executive Officers and Directors" section of this prospectus.

         Behringer Advisors employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

THE ADVISORY AGREEMENT

         Many of the services to be performed by Behringer Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that Behringer Advisors will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, Behringer Advisors undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Behringer Advisors, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:


         o find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;



         o structure the terms and conditions of transactions pursuant to which acquisitions of properties and other investments will be made;



         o acquire properties and make and invest in mortgage loans and other investments on our behalf in compliance with our investment objectives and policies;



         o arrange for financing and refinancing of properties and other investments;



         o enter into leases and service contracts for the properties and other investments acquired; and



         o   service or enter into contracts for servicing our mortgage loans.



         The term of the current advisory agreement ends on ____________, 2003 and may be renewed for an unlimited number of successive one-year periods. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. Our advisory agreement may be terminated:


         o   immediately by us for "cause";


         o without cause upon 60 days' written notice without penalty by us, following approval of a majority of our independent directors , or by Behringer Advisors ; or


         o   immediately with "good reason" by Behringer Advisors.

         "Good reason" is defined in the advisory agreement to mean either:


         o any material breach of the advisory agreement of any nature whatsoever by us; or



         o any change of control transaction pursuant to which we are acquired by merger, acquisition of all or substantially all of our assets, or acquisition of more than 30% of our voting stock by a person or group of related persons which do not beneficially own prior to the transaction at least 30% of our voting stock, or, following the election or removal of directors, a majority of our board of directors consists of individuals who are not members of our board of directors before such election or removal unless the election of each director who was not previously a director was approved in advance by at least a majority of our directors then in office.



         "Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Behringer Advisors, the bankruptcy of Behringer Advisors or a material breach of the advisory agreement by Behringer Advisors.


         In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.


         Behringer Advisors and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Behringer Advisors must devote sufficient resources to our administration to discharge its obligations. Behringer Advisors may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity.



         Behringer Advisors may not make any acquisition of property , finance any such acquisition or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors. The actual terms and conditions of transactions involving our investments will be determined in the sole discretion of Behringer Advisors, subject at all times to such board approval.


         We will reimburse Behringer Advisors for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

         o organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by Behringer Advisors, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

         o the actual cost of goods and materials used by us and obtained from entities not affiliated with Behringer Advisors, including brokerage fees paid in connection with the purchase and sale of securities; and


         o acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties and making and investing in mortgage loans, in an amount equal to 0.5% of gross proceeds to us in this offering.


         Generally, we will not reimburse our advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of: (i) 2% of our average invested assets for that period, or (ii) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period. To the extent we may already have reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. However, to the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, Behringer Advisors may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, the stockholders will receive a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, Behringer Advisors will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse Behringer Advisors or its affiliates for services for which Behringer Advisors or its affiliates are entitled to compensation in the form of a separate fee.

         Behringer Advisors will be paid fees in connection with services provided to us. Behringer Advisors shall be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory agreement and, in some circumstances, will also be paid a performance fee in 12 equal quarterly installments without interest. See "Management Compensation."

STOCKHOLDINGS


         Immediately before this offering, Behringer Harvard Holdings, LLC (Behringer Harvard Holdings) owned all of our shares of common stock. These 20,000 shares of Behringer Harvard REIT I for which it contributed $200,000 were acquired in our initial formation. Our subsidiary, BHR Partners, LLC (BHR Partners) owns 17,000 limited partnership units of Behringer Harvard OP I, our operating partnership, for which it has contributed $170,000 and which will constitute 100% of the limited partner units outstanding initially. Behringer Harvard Holdings and BHR Partners may not sell any of these securities during the period Behringer Advisors serves as our advisor, except for sales to their affiliates. (See "The Operating Partnership Agreement.") In addition, any resale of these securities and the resale of any such securities which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, it has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. Behringer Harvard Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors subsequent to the initial action of stockholders or any vote regarding the approval or termination of any contract with Behringer Advisors or any of its affiliates.


AFFILIATED COMPANIES

     PROPERTY MANAGER

         Our properties will be managed and leased initially by HPT Management Services LP (HPT Management), our property manager. IMS, LLC is the sole general partner and Behringer Harvard Partners, LLC is the sole limited partner of HPT Management, and Behringer Harvard Holdings, LLC is the sole owner of each of IMS, LLC and Behringer Harvard Partners, LLC. Mr. Behringer is the President of each of Behringer Harvard Holdings, LLC, IMS, LLC, Behringer Harvard Partners, LLC and HPT Management and the sole manager of IMS, LLC and Behringer Harvard Partners, LLC. (See "Conflicts of Interest.") The principal officers of HPT Management are as follows:

           Name                         Age        Positions
           ----                         ---        ---------
           Robert M. Behringer          54         President
           Gary S. Bresky               35         Chief Operating Officer, Chief Financial Officer and Treasurer
           M. Jason Mattox              26         Vice President
           Gerald J. Reihsen, III       43         Chief Legal Officer and Secretary
           Jay R. Verdoorn              42         Director - Management Services


         The backgrounds of Messrs. Behringer, Reihsen, Bresky and Mattox are described in the "Management -- Executive Officers and Directors" section of this prospectus. Below is a summary of Mr. Verdoorn's business experience.

         JAY R. VERDOORN is the Director - Management Services of HPT Management. Prior to joining HPT Management in 2002, Mr. Verdoorn was founder and President of Holland Realty Group, an entity through which he invested in various real estate partnerships. Holland Realty Group's current holdings include office buildings, residential lots for development, and a hotel. From 1990 until founding Holland Realty Group in 2001, Mr. Verdoorn was Vice President of C.H. Robinson Company, which is one of the nation's largest publicly-held, non-asset based logistics providers with sales over $3.5 billion. Mr. Verdoorn managed several of C.H. Robinson's largest accounts, which represented over $200 million of annualized revenue. Prior to joining C.H. Robinson, Mr. Verdoorn was Project Manager for the Paragon Group in Dallas, Texas from 1983 to 1988. Mr. Verdoorn was responsible for coordinating the development and construction of over 10 million square feet of office and industrial buildings.



         HPT Management is engaged in the business of real estate management. It was organized and commenced active operations in 2001 to lease and manage real estate projects, including projects that Behringer Advisors and its affiliates operate or in which they own an interest. As of March 31, 2002, HPT Management was managing in excess of 650,000 square feet of office buildings. We will pay HPT Management property management fees of 3.0% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of property. Our advisor will promulgate leasing guidelines for use by HPT Management in evaluating prospective tenants and lease terms for our properties. HPT Management will have the authority to enter into leases for our properties consistent with these guidelines without the requirement to obtain further approval of our advisor or board of directors.


         In the event that HPT Management assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.


         HPT Management may subcontract on-site property management to other management companies which will also be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor. In any event, HPT Management will directly manage all financial aspects of property management. To the extent HPT Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, HPT Management will approve all personnel of such subcontractor and establish policies for such properties' operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:


         o   HPT Management;

         o   partnerships organized by HPT Management and its affiliates; and

         o   other persons or entities owning properties managed by HPT
             Management.

HPT Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

         The management fees to be paid to HPT Management will cover, without additional expense to us, the property manager's general overhead costs such as its expenses for rent and utilities. Our property management agreement with HPT Management has an initial term of three years and is subject to successive three-year renewals, unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days prior written notice in the event of gross negligence or malfeasance by the property manager.


         The principal office of HPT Management is located at 1323 North Stemmons Freeway, Suite 204, Dallas, Texas 75207.

     DEALER MANAGER


         Behringer Securities LP, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs.



         Behringer Securities will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. See "Plan of Distribution" and "Management Compensation."



         Harvard Property Trust, LLC (which is not related to Harvard Property Trust, Inc., the recently liquidated REIT founded by Mr. Behringer) is the sole general partner and Behringer Harvard Partners, LLC is the sole limited partner of Behringer Securities, and Behringer Harvard Holdings, LLC is the sole owner of each of Harvard Property Trust, LLC and Behringer Securities. Mr. Behringer is the President of each of Behringer Harvard Property Trust, LLC, Behringer Harvard Partners, LLC and Behringer Securities and the sole manager of Behringer Harvard Partners, LLC. (See "Conflicts of Interest.") The principal officers of Behringer Securities are as follows:


          Name                         Age         Positions
          ----                         ---         ---------
          Robert M. Behringer          54          President
          Gerald J. Reihsen, III       43          Chief Operating Officer, Chief Legal Officer and Secretary
          Gary S. Bresky               35          Chief Financial Officer and Treasurer
          M. Jason Mattox              26          Vice President


         The backgrounds of Messrs. Behringer, Reihsen, Bresky and Mattox are described in the "Management -- Executive Officers and Directors" section of this prospectus.


MANAGEMENT DECISIONS


         The primary responsibility for the management decisions of Behringer Advisors and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties will reside with Robert M. Behringer, Gerald J. Reihsen, III and Gary S. Bresky. Behringer Advisors seeks to invest in commercial properties that satisfy our investment objectives, typically institutional quality office and other commercial properties in highly desirable locations in markets with barriers to entry and limited potential for new development. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.


MANAGEMENT COMPENSATION


         Although we have executive officers who will manage our operation, we do not have any paid employees. Except with respect to stock options that may be granted to our executive officers, only our non-employee directors will be compensated for their services to us. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Behringer Advisors and its affiliates.



                                                                                               MINIMUM / ESTIMATE
     TYPE OF COMPENSATION                          FORM OF COMPENSATION                     MAXIMUM DOLLAR AMOUNT (1)
     --------------------                          --------------------                     -------------------------
                                                   OFFERING STAGE

Sales Commissions -  Behringer   Up to 7.0% of gross offering proceeds before reallowance     $175,000/$61,600,000
Securities                       of commissions earned by participating broker-dealers.
                                 Behringer Securities, our dealer manager, intends to
                                 reallow 100% of commissions earned to participating
                                 broker-dealers.

Dealer Manager Fee -             Up to 2.5% of gross offering proceeds before reallowance     $62,500/$22,000,000
Behringer Securities             to participating broker-dealers.   Behringer Securities,


                                                                                               MINIMUM / ESTIMATE
     TYPE OF COMPENSATION                          FORM OF COMPENSATION                     MAXIMUM DOLLAR AMOUNT (1)
     --------------------                          --------------------                     -------------------------
                                 in its sole discretion, may reallow a portion of its
                                 dealer manager fee of up to 1.5% of the gross offering
                                 proceeds to be paid to such participating broker-dealers
                                 as a marketing fee and due diligence expense
                                 reimbursement, based on such factors as the volume of
                                 shares sold by such participating broker-dealers,
                                 marketing support and bona fide conference fees incurred.


Reimbursement of Organization    Up to 3.0% of gross offering proceeds.  All organization     $75,000/$26,400,000
and Offering Expenses -          and offering expenses (excluding selling commissions and
Behringer Advisors or its        the dealer manager fee) will be advanced by Behringer
Affiliates (2)                   Advisors or its affiliates and reimbursed by us up to
                                 3.0% of gross offering proceeds. We currently estimate
                                 that approximately $26,400,000 of organization and
                                 offering costs will be incurred if the maximum offering
                                 of 88,000,000 shares is sold.

                                          ACQUISITION AND DEVELOPMENT STAGE

Acquisition and Advisory Fees    3.0% of the contract purchase price of each asset for      $65,625/$23,205,600(5)
- Behringer Advisors or its      the acquisition, development or construction of real
Affiliates (3) (4)               property or, with respect to any mortgage loan, 3.0%
                                 of the funds advanced for the purchase or making of
                                 a mortgage.  Any portion of the fee may be deferred and
                                 paid in a subsequent year.

Acquisition Expenses -           Up to 0.5% of the contract purchase price of each asset    $10,937/$3,867,600(5)
Behringer Advisors or its        or, with respect to the making or purchase of a mortgage
Affiliates (3)                   loan, up to 0.5% of the funds advanced, for
                                 reimbursement of expenses related to making such
                                 investment, such as legal fees, travel expenses,
                                 property appraisals, nonrefundable option payments on
                                 property not acquired, accounting fees and title
                                 insurance premium expenses.

                                                  OPERATIONAL STAGE

Property Management and          For the management and leasing of our properties, we       Actual amounts are
Leasing Fees - HPT Management    will pay HPT Management, our property manager, property    dependent upon results
                                 management and leasing fees equal to 3.0% of gross         of operations and
                                 revenues plus leasing commissions based upon the           therefore cannot be
                                 customary leasing commission applicable to the             determined at the
                                 geographic location of property.  Our property manager     present time.
                                 may subcontract its duties for a fee that may be less
                                 than the fee provided for in the property management
                                 agreement.

Asset Management Fee -           We pay an annual advisor asset management fee of 0.5%      Actual amounts are
Behringer Advisors or its        of aggregate assets value. The fee is payable monthly      dependent upon results
Affiliates (6)                   in an amount equal to one-twelfth of 0.5% of aggregate     of operations and
                                 assets value as of the last day of the immediately         therefore cannot be
                                 preceding month. Any portion of the annual fee may be      determined at the
                                 deferred and paid in a subsequent year.                    present time.



                                                                                               MINIMUM / ESTIMATE
     TYPE OF COMPENSATION                          FORM OF COMPENSATION                     MAXIMUM DOLLAR AMOUNT (1)
     --------------------                          --------------------                     -------------------------
Subordinated Disposition Fee -   If our advisor provides a substantial amount of            Actual amounts are
Behringer Advisors or its        services, as determined by our independent directors, in   dependent upon results
Affiliates                       connection with the sale of one or more properties, we     of operations and
                                 will pay our advisor an amount not exceeding the lesser    therefore cannot be
                                 of: (A) one-half of the brokerage commission paid, or      determined at the
                                 (B) 3.0% of the sales price of each property sold,         present time.
                                 provided that such fee will be subordinated to
                                 distributions to investors from sale proceeds of an
                                 amount which, together with prior distributions to the
                                 investors, will equal (1) 100% of their capital
                                 contributions plus (2) a 9.0% annual cumulative,
                                 noncompounded return on their capital contributions.
                                 Subordinated disposition fees that are not payable at
                                 the date of sale, because investors have not yet
                                 received their required minimum distributions, will be
                                 deferred and paid at such time as these subordination
                                 conditions have been satisfied.

Subordinated Participation in    After investors have received a return of their net        Actual amounts are
Net Sale Proceeds - Behringer    capital contributions and a 9.0% per year cumulative,      dependent upon results
Advisors (7)                     noncompounded return, then Behringer Advisors is           of operations and
                                 entitled to receive 15.0% of remaining net sale            therefore cannot be
                                 proceeds.  Any such fees that are not paid at the date     determined at the
                                 of sale, because investors have not yet received their     present time.
                                 required minimum distributions, may be deferred and paid
                                 in a subsequent period.

Subordinated Incentive Listing   Upon listing our stock on a national securities exchange   Actual amounts are
Fee - Behringer Advisors (7)     or included for quotation on Nasdaq, a fee equal to        dependent upon results
(8)                              15.0% of the amount by which (1) the market value of our   of operations and
                                 outstanding stock plus distributions paid by us prior to   therefore cannot be
                                 listing, exceeds (2) the sum of the total amount of        determined at the
                                 capital raised from investors and the amount of cash       present time.
                                 flow necessary to generate a 9.0% per year cumulative
                                 noncompounded return to investors.

Subordinated Performance Fee     Upon termination of the advisory agreement between us      Actual amounts are
                                 and our advisor, if our advisor has met certain            dependent upon results
                                 standards, a performance fee of 15.0% of the amount by     of operations and
                                 which (A) our appraised  asset value at the time of such   therefore cannot be
                                 termination plus total dividends paid to investors         determined at the
                                 through the termination date exceeds (B) the aggregate     present time.
                                 capital contributions contributed by investors less
                                 distributions from sale proceeds plus payment to
                                 investors of a 9.0% cumulative non-compounded return on
                                 the capital contributed by investors.

Operating Expenses(9)            We will reimburse our advisor for all expenses paid or     Actual amounts are
                                 incurred by our advisor in connection with the services    dependent upon results
                                 provided to us, subject to the limitation that we will     of operations and
                                 not reimburse for any amount by which our advisor's        therefore cannot be
                                 operating expenses (including the asset management fee)    determined at the
                                 at the end of the four preceding fiscal quarters exceeds   present time.
                                 the greater of:  (i) 2% of our average invested assets,
                                 or (ii) 25% of our net income other than any additions
                                 to reserves for depreciation, bad debts or other similar
                                 non-cash reserves and excluding any gain from the sale
                                 of our assets for that period.


(1) The estimated maximum dollar amounts are based on the sale of a maximum of 80,000,000 shares to the public at $10 per share and the sale of a maximum of 8,000,000 shares at $10 per share pursuant to our dividend reinvestment plan.

(2) Organization and offering expenses are only those expenses associated with our organization and this offering. They do not include expenses associated with the organization of our advisor or any other affiliate.



(3) Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, the total of all such acquisition and advisory fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we will purchase or, in the case of mortgage loans, 6.0% of the funds advanced, as required by the NASAA Guidelines; provided, however, that a majority of our independent directors may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.



(4) If financing is issued to the maximum extent allowed under our charter, then acquisition and advisory fees could be approximately $99,860 if the minimum offering is sold and approximately $33,315,280 if the maximum offering is sold.



(5) Assumes no financing is used to acquire properties or other investments and that 87.5% of the minimum gross proceeds of this offering, and 87.9% of the maximum gross proceeds of this offering, are available for investment and are invested in properties, mortgage loans and other investments. However, we anticipate that we will invest approximately 83.5% of the gross proceeds of the offering and it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our assets as financed and therefore cannot be determined at the present time.



(6) Aggregate assets value will be equal to the aggregate book value of our assets, before depreciation, bad debts or other similar reserves, at the date of measurement.



(7) The subordinated participation in net sale proceeds and the subordinated incentive listing fee to be received by Behringer Advisors are mutually exclusive of each other. In the event that our common stock becomes listed and Behringer Advisors receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, Behringer Advisors will no longer be entitled to any such participation in net sale proceeds other than accrued and unpaid amounts.



(8) If at any time the shares become listed on a national securities exchange or included for quotation on Nasdaq, we will negotiate in good faith with Behringer Advisors a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Behringer Advisors. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of cash or a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to Behringer Advisors as a result of the listing of the shares, we will not be required to pay Behringer Advisors any further subordinated participation in net sale proceeds other than accrued and unpaid amounts.



(9) The average invested assets will equal the average of the aggregate book value of our assets, computed by taking the average of such values at the end of each month during the period specified; provided, that during the periods in which we are obtaining regular independent valuations of our assets for ERISA purposes, our average invested assets will equal the greater of the amount determined pursuant to the foregoing or the aggregate valuation established by the most recent valuation report without reduction for depreciation, bad debts or other non-cash reserves.



         Behringer Advisors and its affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by us. Behringer Advisors may be reimbursed for the administrative services necessary to our prudent operation provided that the reimbursement shall be at the lower of our advisor's actual cost or the amount we would be required to pay to independent parties for comparable administrative services in the same geographic location. We will not reimburse Behringer Advisors or its affiliates for services for which they are entitled to compensation by way of a separate fee.


         Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out. Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

         o the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

         o the success of Behringer Advisors in generating opportunities that meet our investment objectives;

         o the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

         o additional revenues realized by Behringer Advisors through their relationship with us;

         o the quality and extent of service and advice furnished by Behringer Advisors;

         o the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

         o the quality of our portfolio in relationship to the investments generated by Behringer Advisors for the account of other clients.


         Since Behringer Advisors and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating the properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Behringer Advisors is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management -- The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Behringer Advisors or its affiliates by reclassifying them under a different category.

                                 STOCK OWNERSHIP


         The following table shows, as of August 30, 2002, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.



                                                                                          COMMON STOCK
                                                                                      BENEFICIALLY OWNED (1)
                                                                                      ----------------------
                                                                         NUMBER OF SHARES                PERCENTAGE OF
   NAME AND ADDRESS OF BENEFICIAL OWNER                                  OF COMMON STOCK                     CLASS
   ------------------------------------                                  ---------------                     -----
   Behringer Harvard Holdings, LLC.....................................        20,000                         100%
       1323 North Stemmons Freeway, Suite 200
       Dallas, Texas  75207
   Robert M. Behringer (2).............................................        20,000                         100%
       1323 North Stemmons Freeway, Suite 210
       Dallas, Texas  75207
   Gerald J. Reihsen, III(3)..........................................             --                          --
       1323 North Stemmons Freeway, Suite 210
       Dallas, Texas  75207
   Gary S. Bresky(4)..................................................             --                          --
       1323 North Stemmons Freeway, Suite 210
       Dallas, Texas  75207
   M. Jason Mattox(5).................................................             --                          --
       1323 North Stemmons Freeway, Suite 210
       Dallas, Texas  75207
   Robert S. Aisner....................................................            --                          --
       2740 Dallas Parkway, Suite 280
       Plano, Texas  75093
   Douglas L. Courtney.................................................            --                          --
       5335 Spring Valley Road
       Dallas, Texas  75254
   Jon L. Dooley.......................................................            --                          --
       2001 Ross Avenue, # 3400
       Dallas, Texas  75201
   Charles B. Nolen....................................................            --                          --
       9470 Dartridge
       Dallas, Texas  75238
   All directors and executive officers as a group (seven                      20,000                         100%
       persons)(2).....................................................



(1) For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (1) 20,000 shares outstanding as of August 30, 2002, and (2) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days following August 30, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. Options that are exercisable within 60 days following August 30, 2002 are deemed to be outstanding and beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.



(2) Includes 20,000 shares owned by Behringer Harvard Holdings, LLC. Mr. Behringer controls the disposition of approximately 79% of the limited liability company interests and the voting of 100% of the limited liability company interests of Behringer Harvard Holdings, LLC.



(3) Does not include 20,000 shares owned by Behringer Harvard Holdings, LLC, of which Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Reihsen's interest in Behringer Harvard Holdings, LLC.

(4) Does not include 20,000 shares owned by Behringer Harvard Holdings, LLC, of which Mr. Bresky controls the disposition of 3.0% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Bresky's interest in Behringer Harvard Holdings, LLC.



(5) Does not include 20,000 shares owned by Behringer Harvard Holdings, LLC, of which Mr. Mattox controls the disposition of 1.5% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Mattox's interest in Behringer Harvard Holdings, LLC.

                              CONFLICTS OF INTEREST

         We are subject to various conflicts of interest arising out of our relationship with Behringer Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Behringer Advisors and its affiliates will be compensated by us. All of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arms'-length negotiations. See "Management - Management Compensation." Some of the conflicts inherent in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.


         Our advisor and its affiliates will try to balance our interests with their duties to other Behringer Harvard programs. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and security holders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest" beginning on page 21.



         Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. These conflicts include, but are not limited to, the following:


INTERESTS IN OTHER REAL ESTATE PROGRAMS

         Behringer Advisors and its officers, employees or affiliates are advisors or general partners of other Behringer Harvard programs, including partnerships that have investment objectives similar to ours, and we expect that they will organize other such partnerships in the future. Behringer Advisors and such officers, employees or affiliates have legal and financial obligations with respect to these partnerships that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of ours, which, if such obligations were enforced against them, could result in substantial reduction of their net worth.


         In addition, Behringer Advisors and its affiliates are currently sponsoring two public real estate programs, Behringer Harvard Short-Term Opportunity Fund I LP, and Behringer Harvard Mid-Term Value Enhancement Fund I LP. The registration statement of Behringer Harvard Short-Term Fund I is for the offer and sale to the public of up to 7,500,000 units of limited partnership interest at a price of $10.00 per unit and the registration statement of Behringer Harvard Mid-Term Fund I is for the offer and sale to the public of up to 15,000,000 units of limited partnership interest at a price of $10.00 per unit. Behringer Advisors and its affiliates will likely experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard programs.



         In the event that we, or any other Behringer Harvard program or other entity formed or managed by Behringer Advisors or its affiliates, are in the market for similar properties or mortgage loan investments, Behringer Advisors will review the investment portfolio of each such affiliated entity prior to making a decision as to which Behringer Harvard program will purchase such properties or make or invest in such mortgage loans. See "Conflicts of Interest
- Certain Conflict Resolution Procedures."


         As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates have sponsored other privately offered real estate programs with substantially similar investment objectives as ours, and which are still operating and may acquire additional properties in the future. Conflicts of interest may arise between these entities and us.

         Behringer Advisors or its affiliates may acquire, for its own account or for private placement, properties which it deems not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

OTHER ACTIVITIES OF BEHRINGER ADVISORS AND ITS AFFILIATES


         We rely on Behringer Advisors for the day-to-day operation of our business. As a result of its interests in other Behringer Harvard programs and the fact that it has also engaged and will continue to engage in other business activities, Behringer Advisors and its affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard programs and activities in which they are involved. However, Behringer Advisors believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard programs and ventures in which they are involved.



         In addition, each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, are also officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. See "Risk Factors - Risks Related to Conflicts of Interest."



         Behringer Advisors or any of its affiliates may temporarily enter into contracts relating to investment in properties to be assigned to us prior to closing or may purchase property in their own name and temporarily hold title for us provided that such property is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to Behringer Advisors or the affiliate. Further, Behringer Advisors or such affiliate may not have held title to any such property on our behalf for more than 12 months prior to the commencement of this offering; Behringer Advisors or its affiliates will not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property; and all profits and losses during the period any such property is held by us or its affiliates will accrue to us. In no event may we loan funds to Behringer Advisors or any of its affiliates (other than in connection with certain mortgage loans approved by a majority of our independent directors), or enter into agreements with Behringer Advisors or its affiliates for the provision of insurance covering us or any of our properties.


COMPETITION IN ACQUIRING PROPERTIES

         Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Behringer Harvard programs are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Behringer Advisors will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Behringer Advisors will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

AFFILIATED DEALER MANAGER


         Since Behringer Securities LP, our dealer manager, is an affiliate of Behringer Advisors, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See also "Plan of Distribution."


AFFILIATED PROPERTY MANAGER


          We anticipate that properties we acquire will be managed and leased by HPT Management, our affiliated property manager. Our agreement with HPT Management has a three-year term which we can terminate only in the event of gross negligence or willful misconduct on the part of HPT Management. We expect HPT Management to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. However, management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties therefore we expect the interests of our property manager to be aligned with our interests and those of our stockholders. For a more detailed discussion of the anticipated fees to be paid for property management services, see "Management -- Affiliated Companies."


LACK OF SEPARATE REPRESENTATION


         Morris, Manning & Martin, LLP is counsel to us, Behringer Advisors, Behringer Securities and their affiliates in connection with this offering and may in the future act as counsel to us, Behringer Advisors, Behringer Securities and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us and Behringer Advisors, Behringer Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.


JOINT VENTURES WITH AFFILIATES OF BEHRINGER ADVISORS

         We expect to enter into joint ventures with other Behringer Harvard programs (as well as other parties) for the acquisition, development or improvement of properties. (See "Investment Objectives and Criteria -- Joint Venture Investments.") Behringer Advisors and its affiliates may have conflicts of interest in determining which Behringer Harvard program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Behringer Advisors may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since Behringer Advisors and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

RECEIPT OF FEES AND OTHER COMPENSATION BY BEHRINGER ADVISORS AND ITS AFFILIATES


         A transaction involving the purchase and sale of properties and investments in mortgage loans may result in the receipt of commissions, fees and other compensation by Behringer Advisors and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, loan refinancing fees and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Behringer Advisors and its affiliates relating to the sale of properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, Behringer Advisors has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Behringer Advisors may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Behringer Advisors and its affiliates regardless of the quality of the properties acquired or the services provided to us. See "Management - Management Compensation."


         Every transaction that we enter into with Behringer Advisors or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Behringer Advisors or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Behringer Advisors or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES


         In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with Behringer Advisors and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

         o We will not purchase or lease properties in which Behringer Advisors or its affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to Behringer Advisors or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Behringer Advisors or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.



         o We will not make any loans to Behringer Advisors or its affiliates or to our directors, except that we may make or invest in mortgage loans involving Behringer Advisors or our directors or affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, Behringer Advisors and its affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.



         o Behringer Advisors and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation that for any year in which we qualify as a REIT, Behringer Advisors must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee , paid during the previous fiscal year exceeds the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.


         o In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by Behringer Advisors, for both us and one or more other entities affiliated with Behringer Advisors and its affiliates, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It shall be the duty of our board of directors, including the independent directors, to insure this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, Behringer Advisors, subject to approval by our board of directors, shall examine, among others, the following factors:

                 -   the cash requirements of each program;

                 - the effect of the acquisition both on diversification of each program's investments by type of property and geographic area and on diversification of the tenants of its properties;

                 - the policy of each program relating to leverage of properties;

                 -   the anticipated cash flow of each program;

                 -   the income tax effects of the purchase to each program;

                 -   the size of the investment; and

                 - the amount of funds available to each program and the length of time such funds have been available for investment.

         o If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and Behringer Advisors, to be more appropriate for a program other than the program that committed to make the investment, Behringer Advisors may determine that another program affiliated with Behringer Advisors or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Behringer Advisors for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties will be reasonable.

         o We will not accept goods or services from Behringer Advisors or its affiliates or enter into any other transaction with Behringer Advisors or its affiliates or any of our directors unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

         We invest in commercial real estate properties, including properties that are under development or construction, are newly constructed or are constructed and have operating histories. Our investment objectives are:

         o   to preserve, protect and return your capital contributions;

         o   to maximize cash dividends paid to you;

         o to realize growth in the value of our properties upon our ultimate sale of such properties;


         o to provide income that historically has been protected from inflation; and


         o to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by __________, 2014, by making an orderly disposition of our properties and distributing the net proceeds from such sales to you.


          In addition, to the extent that our advisor determines that it is advantageous to make or invest in mortgage loans, we will also seek to obtain fixed income through the receipt of payments on mortgage loans. We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not materially change our investment objectives, except upon approval of stockholders holding a majority of the shares. Our independent directors will review our investment objectives at least annually to determine that our policies are in the best interests of our stockholders. Each such determination will be set forth in the minutes of our board of directors.



         Decisions relating to the purchase or sale of properties and investments in mortgage loans will be made by Behringer Advisors, as our advisor, subject to approval by our board of directors, including a majority of our independent directors. See "Management" for a description of the background and experience of the directors and executive officers.


ACQUISITION AND INVESTMENT POLICIES


         Our management believes that our real estate investments will be superior in that we intend to invest in institutional quality office and other commercial properties. These are properties which generally have premier business addresses in markets with limited potential for new development and other barriers to entry in especially desirable locations. Such properties generally are of superior quality construction, offer personalized tenant amenities and attract higher quality tenants. We have designed our holding period for our properties to allow us to capitalize on the potential for increased income and capital appreciation of our properties. Also, it is our management's belief that targeting this type of property for investment will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors), thus allowing greater diversity of investment by increasing the number of properties in which we invest. Our management also believes that a portfolio consisting of a preponderance of this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.



         We will seek to invest substantially all of the offering proceeds available for investment after the payment of fees and expenses in the acquisition of institutional quality office and other commercial properties in highly desirable locations in markets with barriers to entry and limited potential for new development. We are not limited to such investments, however. We may invest in other commercial properties such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities if our advisor determines that it would be advantageous to us. For example, we may invest in commercial properties adjacent to properties we already own or we may acquire mixed-use properties that otherwise meet our investment criteria. In addition, our advisor may determine that it would be advantageous to acquire commercial properties other than institutional quality office properties in order to diversify our portfolio or in order to respond to changes in the real estate market. Further, to the extent that our advisor determines it is in our best interest, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, we will make or invest in mortgage loans secured by the same types of institutional quality office and other commercial properties in which we intend to invest. See "Investment Objectives and Criteria - Terms of Leases and Tenant Creditworthiness."


         We will seek to invest in properties that will satisfy our objective of providing cash dividends to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have the potential for both growth in value and the ability to provide cash dividends to stockholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties, in terms of geography, type of property and industry group of our tenants, that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.


         We anticipate that a minimum of 83.5% of the gross proceeds from the sale of shares will be used to invest in real estate properties and, to a lesser extent, mortgage loans and other investments, approximately 0.9% of the gross proceeds from the sale of shares will be used to establish working capital reserves for such real estate properties, and the balance will be used to pay various fees and expenses. See "Estimated Use of Proceeds."



         We will not invest more than 10% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties or in mortgage loans secured by such properties. If a property is expected to produce income within two years of its acquisition, we will not consider it a non-income producing property.


         Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through Behringer Harvard OP I (see "The Operating Partnership Agreement") or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Behringer Advisors or other persons. (See "Investment Objectives and Criteria - Joint Venture Investments" below.) In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See "Federal Income Tax Considerations -- Sale-Leaseback Transactions."

         Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States. See "Risk Factors - Risks Related to an Investment in Behringer Harvard REIT I - Your investment may be subject to additional risks if we make international investments."

         We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.


         In making investment decisions for us, Behringer Advisors will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, and its liquidity and income tax considerations. In this regard, Behringer Advisors will have substantial discretion with respect to the selection of specific investments.


         Our obligation to purchase any property will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

         o   plans and specifications;

         o   environmental reports;

         o   surveys;

         o evidence of marketable title subject to such liens and encumbrances as are acceptable to Behringer Advisors;

         o audited financial statements covering recent operations of properties having operating histories; and

         o   title and liability insurance policies.

         We will not purchase any property until we obtain an environmental assessment, a minimum of a Phase I review, for the property and are generally satisfied with the environmental status of the property.

         We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

         In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

         In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate, including:

         o   changes in general economic or local conditions;

         o changes in supply of or demand for similar or competing properties in an area;

         o changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

         o   changes in tax, real estate, environmental and zoning laws;

         o periods of high interest rates and tight money supply that may make the sale of properties more difficult;

         o   tenant turnover; and

         o   general overbuilding or excess supply in the market area.

See "Risk Factors - General Risks Related to Investments in Real Estate."

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES


         We may invest substantially all of the proceeds available for investment in either properties on which improvements are to be constructed or completed, although we may not invest in excess of 10% of the offering proceeds available for investment in either properties that are not expected to produce income within two years of their acquisition or in mortgage loans secured by such properties. To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed either by completion bond or performance bond. Behringer Advisors will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with Behringer Development Company LP for such services, we will also obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Behringer Advisors may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors -- General Risks Related to Investments in Real Estate."



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         We or Behringer Development Company LP may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us.


ACQUISITION OF PROPERTIES FROM BEHRINGER DEVELOPMENT COMPANY LP


          We may acquire properties, directly or through joint ventures, with affiliated entities, including (i) Behringer Development Company LP, a wholly-owned subsidiary of Behringer Harvard Partners, LLC, which is a wholly-owned subsidiary of Behringer Harvard Holdings and (ii) BHD, LLC, which is a wholly-owned subsidiary of Behringer Harvard Holdings. Behringer Development was formed to (1) acquire existing income-producing commercial real estate properties, and (2) acquire land, develop commercial real properties, secure tenants for such properties and sell such properties upon completion to us or other Behringer Harvard programs. In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:


         o   acquire a parcel of land;

         o enter into contracts for the construction and development of a commercial building thereon;

         o enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

         o secure an earnest money deposit from us, which may be used for acquisition and development expenses;

         o secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

         o complete the development and allow the tenant or tenants to take possession of the property; and

         o   provide for the acquisition of the property by us.

         We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20% to 30% percent of the purchase price of the developed property set forth in the purchase contract.

         In the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property from an independent expert selected by our independent directors. The purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Behringer Development that have not been constructed at the time of contracting, Behringer Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.

         Our contract with Behringer Development will require it to deliver to us at closing title to the property, as well as an assignment of leases. Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of Behringer Advisors.

         We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:


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         o   Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

         o one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

         o we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

         Behringer Advisors will not cause us to enter into a contract to acquire property from Behringer Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development. Because Behringer Development is an entity without substantial assets or operations, however, it is likely that Behringer Development will be unable to refund all or any of our earnest money deposit. See "Risk Factors -- General Risks Related to Investments in Real Estate."

TERMS OF LEASES AND TENANT CREDITWORTHINESS

         The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be office leases customarily used between landlords and tenants in the geographic area where the property is located. Such leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.


         We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include business plans, resumes of management and executive officers, personal contact information for local office supervisors, recent income statements and balance sheets for prior years and the current year to date, and personal net worth or cash flow statements from individual guarantors. Our advisor will promulgate leasing guidelines for use by our property manager in evaluating prospective tenants and proposed lease terms and conditions. Our property manager will have the authority to enter into leases of our properties consistent with these guidelines.


         We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We will fund such tenant improvements from the working capital reserve established for the property for which such improvements are required. See "Risk Factors -- General Risks Related to Investments in Real Estate."

JOINT VENTURE INVESTMENTS

         We are likely to enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. In this connection, we will likely enter into joint ventures with Behringer Harvard Mid-Term Fund I or other Behringer Harvard programs. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Behringer Advisors will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in


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

this prospectus for our selection of real estate property investments. See, generally, the sections of this prospectus captioned "Conflicts of Interest" and "Investment Objectives and Criteria."

         At such time during the term of this offering as Behringer Advisors believes that a reasonable probability exists that we will enter into a joint venture with another Behringer Harvard program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that in connection with the development of a property that is currently owned by a Behringer Harvard program, this would normally occur upon the signing of a purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

         We intend to enter into joint ventures with other Behringer Harvard programs for the acquisition of properties, but we may only do so provided that:

         o a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers; and

         o we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

         In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Behringer Harvard programs will result in certain conflicts of interest. See "Conflicts of Interest -- Joint Ventures with Affiliates of Behringer Advisors."


MAKING LOANS AND INVESTMENTS IN MORTGAGES



         Our criteria for investing in mortgage loans will be substantially the same as those involved in our investment in properties. We currently do not expect to make significant investments in mortgage loans, although we are not limited as to the amount of gross offering proceeds that we may apply to our mortgage loan investments.



         We will not make loans to other entities or other persons unless secured by mortgages. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder's expense. In addition to the appraisal, we will seek to obtain a customary lender's title insurance policy or commitment as to the priority of the mortgage or condition of the title.



         We will not make or invest in mortgage loans on any one property if the aggregate amount all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria.



         Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.


SECTION 1031 EXCHANGE TRANSACTIONS

         Behringer Harvard Holdings or its subsidiaries may form one or more single member limited liability companies (each of which is referred to in this prospectus as a Behringer Exchange LLC) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a sale of real estate held for program in another real estate investment for purposes of qualifying for like-kind exchange treatment under
Section 1031 of the Internal Revenue Code. Under such arrangements, Behringer Development would sponsor a series of private placement offerings of interests in limited liability companies owning co-tenancy interests in various properties to 1031 Participants.

         Properties acquired by a Behringer Exchange LLC in connection with the
Section 1031 Exchange Transactions would be financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired, a single member Behringer Exchange LLC would obtain a short-term loan from an institutional lender for each property. Following its acquisition of a property, the Behringer Exchange LLC would attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which would be used to pay off the short-term loan. At the closing of each property to be acquired by a Behringer Exchange LLC, Behringer Harvard OP I, our operating partnership, would enter into a contractual arrangement, providing that, in the event that the Behringer Exchange LLC is unable to sell all of the co-tenancy interests in that property to 1031 Participants, Behringer Harvard OP I would purchase, at the Behringer Exchange LLC's cost, any co-tenancy interests remaining unsold. (See "Risk Factors -- Section 1031 Exchange Transactions.") In addition, under such transactions Behringer Harvard OP I would enter into one or more additional contractual arrangements obligating it to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, the Behringer Exchange LLC would pay Behringer Harvard OP I a fee in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the short-term loan obtained by the Behringer Exchange LLC. See "Risk Factors -- Federal Income Tax Risks."

         Our board of directors, including a majority of our independent directors, will be required to approve each property acquired pursuant to any
Section 1031 exchange transaction in the event that Behringer Harvard OP I has any potential obligation to acquire any interest in the property. Accordingly, the Behringer Exchange LLC would intend to purchase only real estate properties which otherwise meet our investment objectives. Under any such program, Behringer Harvard OP I would not execute any agreement providing for the potential purchase of the unsold co-tenancy interests from a Behringer Exchange LLC or directly from the 1031 Participants until a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to Behringer Harvard OP I and at a price to Behringer Harvard OP I no greater than the cost of the co-tenancy interests to the Behringer Exchange LLC. If the price to Behringer Harvard OP I is in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, under any such program, a fair market value appraisal for each property must be obtained from an independent expert selected by our independent directors, and in no event would Behringer Harvard OP I purchase co-tenancy interests at a price that exceeds the current appraised value for the property interests.

         All purchasers of co-tenancy interests, including Behringer Harvard OP I in the event that it is required to purchase co-tenancy interests, would be required to execute a tenants-in-common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by HPT Management and the payment of property management fees to HPT Management equal to 4% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of property. Accordingly, in the event that Behringer Harvard OP I is required to purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real


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

estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests. See "Risk Factors -- Risks Associated with
Section 1031 Exchange Transactions."

BORROWING POLICIES

         While we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.


         There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any property or other investment. Under our charter, we have a self-imposed limitation on borrowing that precludes us from borrowing in the aggregate in excess of 55% of the value of all of our assets. Our independent directors must approve any borrowing in excess of 55% of our aggregate asset value, and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report.



         By operating on a leveraged basis, we expect that we will have more funds available for investment in properties and other investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See "Risk Factors -- Real Estate Risks." To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Behringer Advisors will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.


         Behringer Advisors will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.


         We may not borrow money from any of our directors or from Behringer Advisors and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.


DISPOSITION POLICIES

         We intend to hold each property that we acquire for an extended period. However, circumstances may arise that could require the early sale of some properties. A property may be sold before the end of the expected holding period if, in the judgment of Behringer Advisors, the value of the property might decline substantially, an opportunity has arisen to improve other properties, we can increase cash flow through the disposition of the property, or the sale of the property is in our best interests.

         The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. See "Federal Income Tax Considerations -- Failure to Qualify as a REIT." The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

         If our shares are not listed for trading on a national securities exchange or included for quotation on the Nasdaq Stock Market by __________, 2014, our charter requires us to begin the sale of all of our properties and distribution to our stockholders of the net sale proceeds resulting from our liquidation. Depending upon then prevailing market conditions, it is our management's intention to begin to consider the process of listing or liquidation at any time prior to __________, 2014. In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets. We will continue in existence until all properties are sold and our other assets are liquidated.


OTHER INVESTMENTS


         We may also invest in limited partnership and other ownership interests in entities that own real property . We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly. We also may acquire less than all of the ownership interests of such entities if we determine that such interests are undervalued and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.


INVESTMENT LIMITATIONS


         Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended pursuant to the affirmative vote of the holders of a majority of our shares. Unless the charter is amended, we will not:


         o invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

         o invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;


         o make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or Behringer Advisors and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our stockholders. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;


         o make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Behringer Advisors or its affiliates;

         o make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans to us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;


         o borrow in excess of 55% of the aggregate value of all assets owned by us without approval from a majority of our independent directors;


         o make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

         o issue equity securities on a deferred payment basis or other similar arrangement;


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

         o issue debt securities in the absence of adequate cash flow to cover debt service;


         o issue securities which are redeemable solely at the option of the holder (except for shares offered by stockholders to us pursuant to our share repurchase plan);



         o grant warrants or options to purchase shares to officers or affiliated directors or to Behringer Advisors or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options; or


         o make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT.

         Behringer Advisors will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, Behringer Advisors will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the Act.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

         Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

REAL PROPERTY INVESTMENTS

         As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties. Behringer Advisors, our advisor, is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Behringer Harvard programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

         We intend to obtain adequate insurance coverage for all properties in which we invest.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS



         As of the date of this prospectus, we had not yet commenced active operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in properties and, to a lesser extent, mortgage loans and the payment or reimbursement of selling commissions and other organization and offering expenses. See "Estimated Use of Proceeds." We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.



         We have not entered into any arrangements to acquire any specific property or to make or invest in any specific mortgage loan. The number of properties and mortgages we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties. See "Risk Factors."



         We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of our properties and mortgage loan investments.



         Until required for the acquisition, development or operation of properties or investment in mortgage loans, net offering proceeds will be kept in short-term, liquid investments. Because the vast majority of leases for our properties will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of our properties will be established. However, to the extent that we have insufficient funds for such purposes, we may access our reserve for working capital on such property for maintenance and repairs. We initially intend to establish a reserve for working capital in the amount of 1% of the gross proceeds of this offering. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures. Our advisor also may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties.



         The net proceeds of this offering will provide funds to enable us to purchase properties and, to a lesser extent, invest in mortgage loans. It will be our general policy to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, and to selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties and, to a lesser extent, mortgage loans, to increase cash flow and provide further diversity. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.



         We intend to make an election under Section 856(c) of the Internal Revenue Code (Code) to be taxed as a REIT under the Code, beginning with the taxable year ended December 31, 2002. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2002, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.


         We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled "Federal Income Tax Considerations -- Requirements for Qualification as a REIT" are met.

FORWARD-LOOKING STATEMENTS

         This section and other sections in this prospectus contain forward-looking statements , including discussion and analysis of our financial condition, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

         Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this prospectus. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. The forward-looking statements should be read in light of these factors and the factors identified in the "Risk Factors" section of this prospectus.

LIQUIDITY AND CAPITAL RESOURCES

         The amount of dividends to be distributed to our stockholders will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Operating cash flows are expected to increase as additional properties are added to our investment portfolio.


         Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and dividends, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions and mortgage loan investments will be met from operations and property acquisitions from funding by public offerings of our shares. However, there may be a delay between the sale of our shares and our purchase of properties and mortgage loan investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor evaluates potential additional property acquisitions and mortgage loan investments and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.


         Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

RESULTS OF OPERATIONS


         As of the initial date of this prospectus, no significant operations had commenced because we were in our development stage. No operations will commence until we have sold at least 250,000 shares of our common stock ($2,500,000) in this offering. Our management is not aware of any known trends or uncertainties, other than national economic conditions, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans, other than those referred to in this prospectus.


INFLATION

         The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, we intend to include provisions in the majority of our tenant leases that would protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

CRITICAL ACCOUNTING POLICIES

         Our accounting policies have been established and conform with generally accepted accounting principles in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments will affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Below is a discussion of the expected accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

   STRAIGHT-LINED RENTAL REVENUES

         We intend to recognize rental income generated from all leases on real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant were to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

   OPERATING COST REIMBURSEMENTS

         We will generally bill tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

   REAL ESTATE

         We will continually monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets in which we obtain an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, we assess the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, we would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value.

   DEFERRED PROJECT COSTS

         Our advisor expects to fund 100% of the acquisition and advisory fees and acquisition expenses and recognize related expenses, to the extent that such costs exceed 3% of capital and debt (subject to certain overall limitations described in this prospectus) on our behalf. We will record acquisition and advisory fees and acquisition expenses payable to our advisor by capitalizing deferred project costs and reimbursing our advisor in an amount equal to 3% of cumulative capital raised to date. As we invest our capital proceeds, deferred project costs will be applied to real estate assets, either directly or through contributions to joint ventures, at an amount equal to 3% of each investment and depreciated over the useful lives of the respective real estate assets.

   DEFERRED OFFERING COSTS

         Our advisor expects to continue to fund on our behalf 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised. Organization and offering costs include items such as legal and accounting fees and marketing, promotional, and printing costs, and specifically exclude sales costs and underwriting commissions. We will record offering costs by accruing deferred offering costs, with an offsetting liability due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to our advisor. As the actual equity is raised, we will reverse the deferred offering costs accrual and recognize a charge to stockholders' equity upon reimbursing our advisor.

   CAPITAL RESOURCES

         We expect to meet our short-term operating liquidity requirements initially through advances from our advisor or its affiliates and, after we make investments with the proceeds of this offering, through net cash provided by property operations. Operating cash flows are expected to increase as properties are added to our portfolio.

   DISTRIBUTIONS

         Distributions to be made to our stockholders will be determined by our board of directors and will be dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain our REIT status under the Internal Revenue Code and other factors that our board of directors may deem relevant.

                            PRIOR PERFORMANCE SUMMARY

PRIOR INVESTMENT PROGRAMS

         The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates, including certain officers and directors of our advisor. All of such prior programs raised equity through private sales of securities. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.


         Our chief executive officer and founder, Robert M. Behringer, has served as general partner, chief executive officer and/or director in 28 privately offered prior programs over the last ten years, which includes 27 real estate limited partnerships and one private REIT. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.



         This offering and the proposed contemporaneous offerings for Behringer Harvard Short-Term Opportunity Fund I LP (Behringer Harvard Short-Term Fund I) and Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I) will be the first public offerings sponsored by our advisor and his affiliates. We anticipate that the Behringer Harvard Short-Term Fund I will begin its offering on or about __________, 2002 of up to $75 million in equity interests. We anticipate that Behringer Harvard Mid-Term Fund I will begin its offering on or about ___________, 2002 of up to $150 million in equity interests.


         The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); (4) results of completed programs (Table
IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

         The total amount of funds raised from investors in the 28 prior private offerings was approximately $93,796,000, and the total number of investors in such programs was approximately 470. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last three years and compensation paid to the sponsors of these programs.


         The aggregate dollar amount of the acquisition and development costs of the properties purchased by the programs previously sponsored by our affiliates, as of December 31, 2001, was $245,694,504. Of this aggregate amount, approximately 94.22% was spent on existing or used properties, approximately 4.67% was spent on construction properties, and approximately 1.12% was spent on acquiring or developing land. Of the aggregate amount, approximately 71.64% was spent on acquiring or developing office buildings, approximately 21.15% was spent on acquiring or developing golf centers and marinas, approximately 3.54% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 2.60% was spent on acquiring or developing retail centers, and approximately 1.07% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Florida and the United States Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $159,631,835, $69,962,468, $11,350,200 and $4,750,000, respectively. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our affiliates as of December 31, 2001:



      Type of Property         New          Used      Construction
      ----------------         ---          ----      ------------
      Office Buildings          0%         95.29%          4.71%
      Apartments                0%           100%             0%
      Retail                    0%           100%             0%
      Marinas / Golf            0%         91.33%          8.67%
      Land                      0%           100%             0%
      Storage Facilities        0%           100%             0%



         These programs have sold 35 of the total of 51 properties, or 68.63% of such properties. The original purchase price of the properties that were sold was $176,843,116, and the aggregate sales price of such properties was $205,583,493. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.



         The percentage of these programs, by investment, with investment objectives similar to ours is 72.99. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 28 office buildings with an aggregate purchase price of $179,329,806, using $113,870,000 in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2,089,868 square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs over the last six years, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.



         The six prior programs sponsored by Mr. Behringer that invested in commercial office properties generated annualized returns on invested capital as set forth in the following schedule. The performance of these prior programs is not necessarily indicative of the performance that we can expect.



                                     Total Invested        Length           Annualized
      Completed Programs                 Capital         of Program           Yield
      ------------------                 -------         ----------           -----
      Harvard Property Trust, Inc.   $60,387,475 (1)    5.1 Years (3)        11.42% (1)
      Harvard Property I, L.P.         1,186,254 (2)    2.5 Years (3)        47.30% (4)
      Harvard Property III, L.P.       1,100,000 (2)    3.5 Years (3)        32.99% (4)
      6142 Campbell, LTD.                240,000 (2)    3.6 Years (3)        76.01% (4)




                                     Total Invested    Current Length       Annualized
      Programs Not Yet Completed         Capital         of Program           Yield
      ------------------                 -------         ----------           -----
      BRP (Renner Plaza), L.P.         1,326,578 (2)    1.8 Years            16.64% (4)
      BRP (SV), L.P.                   3,051,000 (2)    1.6 Years             0.00% (5)



(1)      See Note 4 to Table I and Note 19 to Table III, respectively.



(2) See Table I in prior performance tables for details on equity raised and invested capital.



(3)      Length of program detailed in Table IV of prior performance tables.



(4) Calculated pursuant to the cash flows (both current income and capital appreciation) distributed to investors as detailed in Table III of the prior performance tables.



(5)      No distributions have yet been made from this program.

         The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs have also been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. For example, in 2000 and 2001, in markets where Harvard Property Trust, Inc. and BRP (SV), L.P., had investments, owners of commercial office space had lowered ability to claim higher rental rates from new tenant leases and sell assets at the same time new office space became available in such markets. As the real estate market turned downward during this time, Harvard Property Trust, Inc.'s ability to enhance revenue was adversely impacted and, as a result, cash flow for dividends was negatively affected. Also, its asset sale prices for transactions in 2000 and 2001 were substantially lower than projections, impacting overall company performance negatively. The same real estate cycle downturn impacted BRP (SV), L.P., by slowing the pace of leasing vacant space, limiting the ability to pay dividends, and delaying refinancing of the existing mortgage. Our business will be affected by similar conditions.



         No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives. See Table III elsewhere in this prospectus for figures that show the lower profit on sale of properties posted by Harvard Property Trust, Inc. in 2000 and 2001, and the significant difference in gross revenue posted by BRP (SV), L.P., in 2000 as compared to 2001, as a result of fluctuations in the real estate market.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers. The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

         We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

OPINION OF COUNSEL

         Morris, Manning & Martin, LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2002, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. We must emphasize that all opinions issued by Morris, Manning & Martin are based on various assumptions and are conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. (See "Risk Factors - Federal Income Tax Risks.") The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

TAXATION OF THE COMPANY

         We plan to make an election to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code, effective for our short taxable year beginning on the day prior to the date on which this offering commences and ending on December 31, 2002. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

         Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

         o we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

         o under some circumstances, we will be subject to "alternative minimum tax";

         o if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

         o if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100% tax;

         o if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

         o if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

         o if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

REQUIREMENTS FOR QUALIFICATION AS A REIT

         In order for us to qualify, and continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

   ORGANIZATIONAL REQUIREMENTS

         In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

         o  be a domestic corporation;

         o elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

         o  be managed by one or more trustees or directors;

         o  have transferable shares;

         o  not be a financial institution or an insurance company;

         o  use a calendar year for federal income tax purposes;

         o have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

         o  not be closely held.

         As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the IRS. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely-held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders, and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements after our 2002 taxable year. In addition, our charter provide for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in "Description of Shares
- Restrictions on Ownership of Shares." These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as "unrelated business taxable income" if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See "Taxation of Tax-Exempt Stockholders."

     OWNERSHIP OF INTERESTS IN PARTNERSHIPS AND QUALIFIED REIT SUBSIDIARIES

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

   OPERATIONAL REQUIREMENTS -- GROSS INCOME TESTS

         To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

         o At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is known as the 75% Income Test.

         o At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

         The rents we receive, or that we are deemed to receive, qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

         o the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

         o rents received from a tenant will not qualify as "rents from real property" if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);


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         o  if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property"; and

         o the REIT must not operate or manage the property or furnish or o render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.


         We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% income test. If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify for the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.


         If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

         Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing "new capital investments," however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

         Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, there can be no assurance given in this regard. Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

         o our failure to meet these tests was due to reasonable cause and not due to willful neglect;

         o we attach a schedule of our income sources to our federal income tax return; and

         o any incorrect information on the schedule is not due to fraud with intent to evade tax.

         It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.



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   OPERATIONAL REQUIREMENTS -- ASSET TESTS

         At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

         o First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

         o Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

         o Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding voting securities.

         The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

   OPERATIONAL REQUIREMENTS -- ANNUAL DISTRIBUTION REQUIREMENT

         In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our capital gain and subject to certain other potential adjustments.

         While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

         Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to stockholders.

         In addition, if we fail to distribute during each calendar year at least the sum of:

         o  85% of our ordinary income for that year;

         o 95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

         o  any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

         We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and
(2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.


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

         In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

         If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

         As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

         o  we would be required to pay the tax on these gains;

         o our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

         o the basis of a stockholder's shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder's long-term capital gains.

         In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Behringer Advisors or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

   OPERATIONAL REQUIREMENTS -- RECORDKEEPING

         In order to continue to qualify as a REIT, we must maintain records as set forth in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

FAILURE TO QUALIFY AS A REIT

         If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See "Risk Factors -- Federal Income Tax Risks."



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SALE-LEASEBACK TRANSACTIONS

         Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

         The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

TAXATION OF U.S. STOCKHOLDERS

   DEFINITION

         In this section, the phrase "U.S. stockholder" means a holder of shares that for federal income tax purposes:

         o  is a citizen or resident of the United States;

         o is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

         o is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

         o a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

         For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

   DISTRIBUTIONS GENERALLY

         Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

         We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.


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
   CAPITAL GAIN DISTRIBUTIONS

         Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his stock.

   PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS

         Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their "passive losses" to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

   CERTAIN DISPOSITIONS OF THE SHARES

         In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

   INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR U.S.
STOCKHOLDERS


         Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 30% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:


         o fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

         o  furnishes an incorrect tax identification number;

         o is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

         o under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

         Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.



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TREATMENT OF TAX-EXEMPT STOCKHOLDERS

         Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any "unrelated business taxable income" (UBTI), as defined in the Internal Revenue Code. Our payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute unrelated business taxable income to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

       In the event that we were deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the dividend distributions paid to them as unrelated business taxable income. We would be deemed to be "predominately held" by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

         For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated. Any such organization which is a prospective stockholder should consult its own tax advisor concerning these "set aside" and reserve requirements.

SPECIAL TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS

         The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "non-U.S. stockholders") are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

   INCOME EFFECTIVELY CONNECTED WITH A U.S. TRADE OR BUSINESS

         In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the non-U.S. stockholder's conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

         The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a U.S. trade or business.

   DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST

         A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the


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gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

   DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST

         Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

   WITHHOLDING OBLIGATIONS WITH RESPECT TO DISTRIBUTIONS TO NON-U.S.
STOCKHOLDERS

         Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

         o 35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

         o 30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

         In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder's U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

   SALE OF OUR SHARES BY A NON-U.S. STOCKHOLDER

         A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling stockholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

         If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

         Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

         Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

   INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR NON-U.S. STOCKHOLDERS

         Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

STATEMENT OF STOCK OWNERSHIP

         We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAXATION

         We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Behringer Harvard REIT I, Behringer Harvard OP I, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

TAX ASPECTS OF OUR OPERATING PARTNERSHIP

         The following discussion summarizes certain federal income tax considerations applicable to our investment in Behringer Harvard OP I, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

   CLASSIFICATION AS A PARTNERSHIP

         We will be entitled to include in our income a distributive share of Behringer Harvard OP I's income and to deduct our distributive share of Behringer Harvard OP I's losses only if Behringer Harvard OP I is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Behringer Harvard OP I intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

         Even though Behringer Harvard OP I will elect to be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly-traded partnership." A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly-traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the


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

Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See "Requirements for Qualification as a REIT -- Operational Requirements -- Gross Income Tests."

         Under applicable Treasury Regulations known as PTP Regulations, limited safe harbors from the definition of a publicly-traded partnership are provided. Pursuant to one of those safe harbors the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Behringer Harvard OP I qualifies for the Private Placement Exclusion. Even if Behringer Harvard OP I is considered a publicly-traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe Behringer Harvard OP I should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

         We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Behringer Harvard OP I will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin is of the opinion, however, that based on certain factual assumptions and representations, Behringer Harvard OP I will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly-traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Behringer Harvard OP I as a partnership for federal income tax purposes. If such challenge were sustained by a court, Behringer Harvard OP I would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

       If for any reason Behringer Harvard OP I were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Operational Requirements -- Gross Income Tests" and "Requirements for Qualification as a REIT -- Operational Requirements -- Asset Tests.") In addition, any change in Behringer Harvard OP I's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Behringer Harvard OP I would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Behringer Harvard OP I would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Behringer Harvard OP I's taxable income.

   INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS

         Partners, Not a Partnership, Subject to Tax

         A partnership is not a taxable entity for federal income tax purposes. As a partner in Behringer Harvard OP I, we will be required to take into account our allocable share of Behringer Harvard OP I's income, gains, losses, deductions and credits for any taxable year of Behringer Harvard OP I ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Behringer Harvard OP I.

         Partnership Allocations

         Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury

Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Behringer Harvard OP I's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

         Tax Allocations With Respect to Contributed Properties

         Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

         Under the partnership agreement for Behringer Harvard OP I, depreciation or amortization deductions of Behringer Harvard OP I generally will be allocated among the partners in accordance with their respective interests in Behringer Harvard OP I, except to the extent that Behringer Harvard OP I is required under Section 704(c) to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Behringer Harvard OP I than would have occurred had we purchased such properties for cash.

         Basis in Operating Partnership Interest

         The adjusted tax basis of our partnership interest in Behringer Harvard OP I generally is equal to (1) the amount of cash and the basis of any other property contributed to Behringer Harvard OP I by us, (2) increased by (a) our allocable share of Behringer Harvard OP I's income and (b) our allocable share of indebtedness of Behringer Harvard OP I, and (3) reduced, but not below zero, by (a) our allocable share of Behringer Harvard OP I's loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Behringer Harvard OP I.

         If the allocation of our distributive share of Behringer Harvard OP I's loss would reduce the adjusted tax basis of our partnership interest in Behringer Harvard OP I below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Behringer Harvard OP I or a reduction in our share of Behringer Harvard OP I's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Behringer Harvard OP I has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.


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


         Depreciation Deductions Available to the Operating Partnership

         Behringer Harvard OP I will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Behringer Harvard OP I acquires properties for cash, Behringer Harvard OP I's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Behringer Harvard OP I. Behringer Harvard OP I plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Behringer Harvard OP I generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that Behringer Harvard OP I acquires properties in exchange for units of Behringer Harvard OP I, Behringer Harvard OP I's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Behringer Harvard OP I. Although the law is not entirely clear, Behringer Harvard OP I generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

   SALE OF THE OPERATING PARTNERSHIP'S PROPERTY

         Generally, any gain realized by Behringer Harvard OP I on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Behringer Harvard OP I upon the disposition of a property acquired by Behringer Harvard OP I for cash will be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard OP I.

         Our share of any gain realized by Behringer Harvard OP I on the sale of any property held by Behringer Harvard OP I as inventory or other property held primarily for sale to customers in the ordinary course of Behringer Harvard OP I's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Gross Income Tests" above.) We, however, do not currently intend to acquire or hold or allow Behringer Harvard OP I to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Behringer Harvard OP I's trade or business.


   1031 EXCHANGE PROGRAM



         Each of the properties ("Exchange Program Properties") that are the subject of the Section 1031 Exchange Transactions will initially be purchased by a single member limited liability company. Each of these single member LLCs is referred to in this prospectus as a Behringer Exchange LLC. Each Behringer Exchange LLC will initially be owned by Behringer Harvard Holdings. Behringer Development will then market co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets owned by the 1031 Participants. The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets.



         As Behringer Development successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants. Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants. Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.



         When Behringer Harvard OP I purchases interests in the Exchange Properties, the tax treatment will be the same as it would with respect to other acquisitions of real property. Behringer Harvard OP I will become the owner of an interest in real estate, it will have a basis in the real estate equal to its cost, and its holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, it will recognize gain or loss in the same fashion it would with any other real estate investments. The fees that a Behringer Exchange LLC pays



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


to Behringer Harvard OP I for participating in the Exchange Program will be taxable as ordinary income to Behringer Harvard OP I.



           INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS



GENERAL



         The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit sharing plans, employee benefit plans, annuities described in Section 403(a) or
(b) of the Internal Revenue Code of 1986, as amended, or an individual retirement account or annuity described in Section 408 of the Internal Revenue Code, which are collectively herein referred to as "Plans and IRAs." This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor (DOL), and the Internal Revenue Service (IRS) through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.



         Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.



         In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:



         o whether the investment is in accordance with the documents and instruments governing such Plan or IRA ;



         o whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;



         o whether the investment will result in "unrelated business taxable income" to the Plan or IRA (see "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities");



         o whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;



         o the need to value the assets of the Plan or IRA annually or more frequently; and



         o whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Code, if applicable.



         Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.




MINIMUM DISTRIBUTION REQUIREMENTS - PLAN LIQUIDITY



         Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the shares are held in an IRA or tax-qualified pension, stock bonus or profit sharing plan and, before




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


we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or tax-qualified pension, stock bonus or profit sharing plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or tax-qualified pension, stock bonus or profit-sharing plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See "Risk Factors - Federal Income Tax Risks." The fair market value of any such distribution-in-kind can be only an estimated value per unit because no public market for our shares exists or is likely to develop. See "Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a limited partner because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Internal Revenue Code Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a tax-qualified pension, stock bonus or profit sharing plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.



PUBLISHED VALUATIONS



         Fiduciaries of employee benefit plans are required to determine the fair market value of the assets of such retirement plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the DOL has promulgated regulations specifying how "fair market value" should be determined.



         Unless and until our shares are listed on a national securities exchange or are included for quotation on The Nasdaq Stock Market, it is not expected that a public market for our shares will develop. To assist fiduciaries of employee benefit plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until December 31, 2004, or two years after any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value. Beginning with the year 2005, or two years after the last offering of our shares, the value of the properties and our other assets will be based on valuations of our properties or of our enterprise as a whole as our board determines appropriate. Such valuations will be performed by persons independent of us and of Behringer Advisors.



         We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuations information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. We also intend to make quarterly and annual valuations available to our stockholders through our web site beginning with the year 2005, or two years after the last offering of our shares.



         There can be no assurance, however, with respect to any estimate of value that we prepare, that:



         o the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;



         o our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or



         o that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.


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

FIDUCIARY OBLIGATIONS - PROHIBITED TRANSACTIONS



      Any person identified as a "fiduciary" with respect to an employee benefit plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of an employee benefit plan is considered to be a fiduciary of such employee benefit plan. Further, many transactions between Plans or IRAs and "parties-in-interest" or "disqualified persons" are prohibited by the Internal Revenue Code and/or ERISA. ERISA also requires generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.



      In the event that our properties and other assets were deemed to be assets of an employee benefit plan, referred to herein as "Plan Assets," our directors would, and other of our employees might, be deemed fiduciaries of any employee benefit plans investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by employee benefit plans would extend to our directors and possibly other employees as plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.



PLAN ASSETS - DEFINITION



      A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a DOL regulation (29 CFR Section 2510.3-101), referred to herein as the "Plan Asset Regulation," provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which an employee benefit plan makes an equity investment will generally be deemed to be assets of such plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:



         o in securities issued by an investment company registered under the Investment Company Act of 1940;



         o in "publicly-offered securities," defined generally as interests that are "freely transferable," "widely-held" and registered with the Securities and Exchange Commission;



         o in which equity participation by "benefit plan investors" is not significant; or



         o in an "operating company," which includes "venture capital operating companies" and "real estate operating companies."



      The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose, and we anticipate that we will not qualify for this exception since we expect to have equity participation by "benefit plan investors" in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.



PUBLICLY OFFERED SECURITIES EXEMPTION



      As noted above, if an employee benefit plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulations. The definition of publicly offered securities requires that such securities be "widely-held," "freely transferable" and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is "widely-held" and "freely transferable" are inherently factual matters.

         Under the Plan Asset Regulation, a class of securities will be "widely-held" if it is held by 100 or more persons independent of the issuer . We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely-held, the "freely transferable" requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that "whether a security is `freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances," and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the freely transferable requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that such requirement is met by our shares.



      Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not freely transferable.



      We have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, that it is more likely than not that our shares will be deemed to constitute "publicly-offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed below are not expected to arise.



      In the event that our underlying assets were treated by the DOL as the assets of investing Plans, our management would be treated as fiduciaries with respect to each Plan stockholder, and an investment in our shares might expose the fiduciaries of the Plan to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.



      If our management or affiliates were treated as fiduciaries with respect to Plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.



REAL ESTATE OPERATING COMPANY EXEMPTION



      Even if we were deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset regulations also provide an exemption with respect to securities issued by a "real estate operating company." We will be deemed to be a real estate operating company if, during the relevant valuation periods defined in the Plan Asset regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50% of our assets to the management and development of real estate.



      An example in the Plan Asset regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the real estate operating company exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset regulations and the lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to our ability to structure our operations to qualify for the real estate operating company exemption.



CONSEQUENCES OF HOLDING PLAN ASSETS



      In the event that our underlying assets were treated by the DOL as the assets of investing employee benefit plans, our management would be treated as fiduciaries with respect to each such plan stockholder, and an investment in our shares might expose the fiduciaries of the employee benefit plan to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.



         If our management or affiliates were treated as fiduciaries with respect to employee benefit plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide employee benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.



PROHIBITED TRANSACTIONS



      Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing or property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Plan or IRA, as well as employer sponsors of the Plan or IRA, "fiduciaries" and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a "fiduciary" with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under DOL regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as "fiduciaries" with respect to such assets, and each would be deemed to be a "party in interest" under ERISA and a "disqualified person" under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a "disqualified person" or "party-in-interest" with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.



PROHIBITED TRANSACTIONS - CONSEQUENCES



      ERISA expressly forbids employee benefit plans from engaging in prohibited transactions. Fiduciaries of an employee benefit plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the employee benefit plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the DOL or the IRS that a prohibited transaction has occurred, any "disqualified person" or "party-in-interest" involved with the prohibited transaction would be required to reverse or unwind the transaction and, for employee benefit plans, compensate the plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a "disqualified person" involved with a prohibited transaction must pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRA's, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.



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                              DESCRIPTION OF SHARES

      The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

      Under our charter, we have authority to issue a total of 400,000,000 shares of stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.0001 per share and 50,000,000 shares are designated as preferred stock with a par value of $0.0001 per share.


      As of August 30, 2002, 20,000 shares of our common stock were issued and outstanding and owned by Behringer Harvard Holdings, LLC, and no shares of preferred stock were issued and outstanding.


COMMON STOCK

      The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such dividends as may be authorized from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares issued in this offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

      We will not issue certificates for our shares. Shares will be held in "uncertificated" form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. _______________________ acts as our registrar and as the transfer agent for our shares. Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge.

PREFERRED STOCK

      Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

      An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request stating the purpose of the meeting, Behringer Advisors will provide all our stockholders, within ten days, written notice of the meeting and the purpose of such meeting to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of the outstanding shares, either in person or by proxy, will constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.



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      Under the Maryland General Corporation Law and our charter, our stockholders are entitled to vote at a duly held meeting at which a quorum is present on:

         o  the election or removal of directors;

         o any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to enable us to qualify as a REIT, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares;

         o  our liquidation or dissolution;

         o  a reorganization as provided in our charter; and

         o any merger, consolidation or sale or other disposition of substantially all of our assets.

      Except as provided above, the approval of our board of directors and of holders of at least a majority of our outstanding common stock is required for any of the foregoing. Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

      Our advisor is selected and approved annually by our directors. While our stockholders do not have the ability to vote to replace Behringer Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

      Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder's name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

      In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

RESTRICTION ON OWNERSHIP OF SHARES

      In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

      In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or preferred stock (subject to adjustment to not more than 9.9%).


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


      Our charter further prohibits (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

      Our board, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust. The Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

      Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

         Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

      In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the



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trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

      The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

      Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

      These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

DIVIDENDS


      We intend to pay dividends on a quarterly basis, without interest, regardless of the frequency with which such distributions are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by the directors. We intend to coordinate our dividend declaration dates with our new investor admission dates so our investors will be entitled to be paid dividends as soon as they become stockholders. During the term of this offering, we intend to make monthly declarations of dividends and quarterly payments of such dividends and to make monthly admissions of new investor subscriptions. Thereafter, we expect to make dividend declarations and payments following the end of each calendar quarter.


      We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

      Dividends will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue new securities or sell assets in order to make dividend distributions.


      Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:



         o If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments which would mean less cash available for distributions.



         o Any failure by a borrower under our mortgage loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.



         o Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.



         o Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.




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


         o There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.



         o Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings which we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations which are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.



         o In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.



         o We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.



      In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you.


      We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.


SHARE REDEMPTION PROGRAM


      Prior to the time that our shares are listed on a national securities exchange, our stockholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.


      The purchase price for the redeemed shares, for the period beginning after a stockholder has held the shares for a period of one year and ending when we begin having appraisals performed by an independent third party, will be the lesser of (1) $8.50 per share or (2) the price the stockholder actually paid for the shares. Thereafter, the purchase price will be the lesser of (1) 90% of net asset value per share, or (2) the price the stockholder actually paid for the shares. In the event that you redeem all of your shares, any shares that you purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Behringer Harvard OP I who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Behringer Harvard OP I. Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.


      Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis; provided, however, that any redemption requests made by our advisor or any of our affiliates will be deferred until all pending requests for redemption by other investors have been satisfied. During any calendar year, we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year. Our board of




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directors will determine from time to time whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment plan. Our board of directors, in its sole discretion, may choose to terminate, suspend or amend our share redemption program at any time it determines that such termination, amendment or suspension is in our best interest or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. See "Risk Factors -- Risks Related to an Investment in Behringer Harvard REIT I."

      We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis. Our advisor and its affiliates will defer their redemption requests, if any, until all other requests for redemption have been met.

      You may present to us fewer than all of your shares for redemption, provided, however, that the minimum number of shares which you must present for redemption shall be at least 25% of your shares. A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. If the shares are to be redeemed under the conditions outlined herein, we will forward to the stockholder the documents necessary to affect the redemption, including any signature guaranty we may require. The effective date of any redemption will be the last date during a quarter during which we have received the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds for redemption and the conditions are satisfied, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

      The share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Neither our advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see "Federal Income Tax Considerations - Taxation of U.S. Stockholders."

      The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

      A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity, which is an entity that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

         o a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on The Nasdaq Stock Market; or

         o a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Behringer Advisors or our investment objectives.

      In connection with any "Roll-up Transaction" involving the issuance of securities of a Roll-up Entity, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our


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stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

      In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote "no" on the proposal the choice of:

      (1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

      (2)   one of the following:

            (a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

            (b) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

      We are prohibited from participating in any Roll-up Transaction:

         o that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

         o that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

         o in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

         o in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

   BUSINESS COMBINATIONS

      Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

         o any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

         o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

      A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

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      After the five-year prohibition, any business combination between the
Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

         o 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

         o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

      These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

   CONTROL SHARE ACQUISITIONS

      Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

         o  one-tenth or more but less than one-third,

         o  one- third or more but less than a majority, or

         o  a majority or more of all voting power.

      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

      A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

      The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

      Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

   ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

      Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

                      SUMMARY OF DIVIDEND REINVESTMENT PLAN



      The following is a summary of our dividend reinvestment plan. A complete copy of our form of dividend reinvestment plan is included in this prospectus as Exhibit C.



INVESTMENT OF DIVIDENDS



      We have adopted a dividend reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash dividends from us reinvested in additional shares of common stock or, under certain conditions, in interests of subsequent programs sponsored by our advisor or its affiliates. We are offering 8,000,000 shares for sale pursuant to our dividend reinvestment plan at $10.00 per share which will be available only until the termination of this offering, which is anticipated to be _____________, 2004. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our dividend reinvestment plan.



      Selling commissions not to exceed 7.0% and dealer management fees not to exceed 2.5% may be paid with respect to shares purchased pursuant to the dividend reinvestment plan. Each stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to dividends reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with our dealer manager, no selling commission will be paid with respect to dividends that are then being reinvested. Amounts that would otherwise have been paid as selling commissions will be retained and used by us for additional investments. Accordingly, the economic benefits resulting from the failure of a stockholder to identify an account executive will be shared with all stockholders.



      Pursuant to the terms of our dividend reinvestment plan, the reinvestment agent (which is currently Behringer Harvard REIT I) will act on behalf of participants to reinvest the cash dividends they receive from us. Stockholders participating in the dividend reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our dividend reinvestment plan, the reinvestment agent will remit excess cash dividends to the participants. Participants purchasing shares pursuant to our dividend reinvestment plan will have the same rights as stockholders and will be treated in the same manner as if such shares were issued pursuant to our offering.



      After the expiration of the offering of our shares under the dividend reinvestment plan, we may determine to allow participants to reinvest cash dividends in shares issued by a subsequent Behringer Harvard program only if all of the following conditions are satisfied:



         o prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Behringer Harvard program and such prospectus allows investments pursuant to a dividend reinvestment plan or distribution reinvestment plan;



         o a registration statement covering the interests in the subsequent Behringer Harvard program has been declared effective under the Securities Act of 1933;



         o the offer and sale of such interests is qualified for sale under applicable state securities laws;



         o the participant executes the subscription agreement included with the prospectus for the subsequent Behringer Harvard program;



         o the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Behringer Harvard program; and



         o the subsequent Behringer Harvard program has substantially identical investment objectives as Behringer Harvard REIT I.

      Stockholders who invest in subsequent Behringer Harvard programs pursuant to our dividend reinvestment plan will become investors in such subsequent Behringer Harvard program and, as such, will receive the same reports as other investors in the subsequent Behringer Harvard program.



ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION



      A stockholder may become a participant in our dividend reinvestment plan by making a written election to participate on his subscription agreement at the time he subscribes for shares. Any other stockholder who has not previously elected to participate in the dividend reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our dividend reinvestment plan will commence with the next dividend payable after receipt of the participant's notice, provided it is received at least 10 days prior to the last day of the fiscal quarter to which the dividend relates.



      Some brokers may determine not to offer their clients the opportunity to participate in our dividend reinvestment plan. Any prospective investor who wishes to participate in our dividend reinvestment plan should consult with his broker as to the broker's position regarding participation in the dividend reinvestment plan.



      We reserve the right to prohibit qualified retirement plans from participating in our dividend reinvestment plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "Investment by Tax-Exempt Entities and ERISA Considerations."



      Each stockholder electing to participate in our dividend reinvestment plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.



      Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our dividend reinvestment plan. A withdrawal from participation in our dividend reinvestment plan will be effective with respect to dividends for a fiscal quarter only if written notice of termination is received at least 10 days prior to the end of such fiscal quarter. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange or included for quotation on the Nasdaq Stock Market will terminate participation in the dividend reinvestment plan with respect to such transferred shares as of the first day of the quarter in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.



REPORTS TO PARTICIPANTS



      Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the dividends received during the quarter, the number of shares or other interests purchased during the quarter, the purchase price for such shares or interests, and the total shares or interests purchased on behalf of the participant pursuant to our dividend reinvestment plan.



FEDERAL INCOME TAX CONSIDERATIONS



      Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends reinvested under our dividend reinvestment plan. See "Risk Factors - Federal Income Tax Risks." Tax information regarding each participant's participation in the plan will be provided to each participant at least annually.

AMENDMENT AND TERMINATION



      We reserve the right to amend any aspect of our dividend reinvestment plan with 30 days notice to participants. The reinvestment agent also reserves the right to terminate a participant's individual participation in the plan, and we reserve the right to terminate our dividend reinvestment plan itself in our sole discretion at any time by sending 10 days' prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

                       THE OPERATING PARTNERSHIP AGREEMENT

GENERAL

      Behringer Harvard Operating Partnership I LP was formed in June 2002 to acquire, own and operate properties on our behalf. It will be considered to be an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Behringer Harvard OP I, will be deemed to be assets and income of the REIT.

      A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Behringer Harvard OP I is structured to make distributions with respect to limited partnership units that will be equivalent to the dividend distributions made to holders of our common stock. Finally, a limited partner in Behringer Harvard OP I may later exchange his or her limited partnership units in Behringer Harvard OP I for shares of our common stock in a taxable transaction.


      We intend to hold substantially all of our assets through Behringer Harvard OP I. We are the sole general partner of Behringer Harvard OP I and, as of August 30, 2002, we owned an approximately 0.1% equity percentage interest in Behringer Harvard OP I. Our subsidiary, BHR Partners, LLC, has contributed $170,000 to Behringer Harvard OP I and is the only limited partner and the owner of the other approximately 99.9% equity percentage interest in Behringer Harvard OP I. As the sole general partner of Behringer Harvard OP I, we have the exclusive power to manage and conduct the business of Behringer Harvard OP I.


      The following is a summary of certain provisions of the partnership agreement of Behringer Harvard OP I. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

CAPITAL CONTRIBUTIONS

      As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Behringer Harvard OP I as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Behringer Harvard OP I will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Behringer Harvard OP I requires additional funds at any time in excess of capital contributions made by us and BHR Partners or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Behringer Harvard OP I on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Behringer Harvard OP I to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Behringer Harvard OP I.

OPERATIONS

      The partnership agreement requires that Behringer Harvard OP I be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Behringer Harvard OP I will not be classified as a "publicly-traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Behringer Harvard OP I being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership -- Classification as a Partnership."

      The partnership agreement provides that Behringer Harvard OP I will distribute cash flow from operations to the limited partners of Behringer Harvard OP I in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us such that a holder of one unit of limited partnership interest in Behringer Harvard OP I will receive the same amount of annual cash flow distributions from Behringer Harvard OP I as the amount of annual dividends paid to the holder of one of our shares of common stock. Remaining cash from operations will be distributed to us as the general partner to enable us to make dividend distributions to our stockholders.

      Similarly, the partnership agreement of Behringer Harvard OP I provides that taxable income is allocated to the limited partners of Behringer Harvard OP I in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Behringer Harvard OP I will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard OP I.

      Upon the liquidation of Behringer Harvard OP I, after payment of debts and obligations, any remaining assets of Behringer Harvard OP I will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we or BHR Partners were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to Behringer Harvard OP I equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

      In addition to the administrative and operating costs and expenses incurred by Behringer Harvard OP I in acquiring and operating real properties, Behringer Harvard OP I will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Behringer Harvard OP I. Such expenses will include:

         o all expenses relating to the formation and continuity of our existence;

         o all expenses relating to the public offering and registration of securities by us;

         o all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

         o all expenses associated with compliance by us with applicable laws, rules and regulations;

         o all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

         o all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Behringer Harvard OP I.

All claims between the partners of Behringer Harvard OP I arising out of the partnership agreement are subject to binding arbitration.

EXCHANGE RIGHTS

      The limited partners of Behringer Harvard OP I, including BHR Partners, have the right to cause Behringer Harvard OP I to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units for cash or by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act.

      Subject to the foregoing, limited partners of Behringer Harvard OP I may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.

TRANSFERABILITY OF INTERESTS

         We may not (1) voluntarily withdraw as the general partner of Behringer Harvard OP I, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in Behringer Harvard OP I (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Behringer Harvard OP I in return for an interest in Behringer Harvard OP I and agrees to assume all obligations of the general partner of Behringer Harvard OP I. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Behringer Harvard OP I, other than BHR Partners. With certain exceptions, a limited partner may not transfer its interests in Behringer Harvard OP I, in whole or in part, without our written consent as general partner. In addition, BHR Partners may not transfer its interest in Behringer Harvard OP I as long as it is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for shares of our common stock, in which case similar restrictions on transfer will apply to the REIT shares received by BHR Partners.

                              PLAN OF DISTRIBUTION

THE OFFERING


      We are offering a maximum of 80,000,000 shares to the public through Behringer Securities LP the dealer manager, a registered broker-dealer affiliated with our advisor. The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 8,000,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10.00 per share. An additional 3,520,000 shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell. Therefore, a total of 91,520,000 shares are being registered in this offering. The offering of shares of our common stock will terminate on or before ________, 2004, unless we elect to extend the offering for our shares reserved for our distribution reinvestment plan up to _____________, 2006. However, we reserve the right to terminate this offering at any time prior to such termination date.



BEHRINGER SECURITIES LP



      Behringer Securities LP was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs, including the securities being offered in this offering. This offering is the first offering for which Behringer Securities has acted as dealer manager. For additional information about Behringer Securities, including information relating to Behringer Securities' affiliation with us, please refer to the section of this prospectus captioned "Management -- Affiliated Companies -- Dealer Manager."


COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES


      Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds. The dealer manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will be charged selling commissions and dealer manager fees on shares purchased pursuant to the dividend reinvestment plan on the same basis as stockholders purchasing shares other than pursuant to the dividend reinvestment plan.



                                                        Per Share   Total Minimum      Total Maximum
                                                        ---------   -------------      -------------
      Price to Public                                   $   10.00     $2,500,000        $880,000,000
      Selling Commissions                               $     .70     $  175,000        $ 61,600,000
      Marketing and Due Diligence Expense               $     .25     $   62,500        $ 22,000,000
      Proceeds to Behringer Harvard REIT I, Inc.        $    9.05     $2,262,500        $796,400,000



      We will also award to our dealer manager one soliciting dealer warrant for every 25 shares it sells during the offering period. The dealer manager may retain or reallow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from us at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. The shares issuable upon exercise of the soliciting dealer warrants are being registered as part of this offering. For the life of the soliciting dealer warrants, participating broker-dealers are given the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is attached as an exhibit to the registration statement of which this prospectus is a part.

         Our dealer manager may authorize certain other broker-dealers who are members of the NASD to sell shares of our common stock. In the event of the sale of shares by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager, in its sole discretion, may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealers as marketing fees and as reimbursement of due diligence expenses, based on such factors as the number of shares sold by such participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and bona fide conference fees incurred.

      In no event shall the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, exceed 9.5% of gross offering proceeds, except for the soliciting dealer warrants described above and bona fide due diligence expenses not to exceed 0.5% of aggregate gross offering proceeds.

      We have agreed to indemnify the participating broker-dealers, including the dealer manager, against certain liabilities arising under the Securities Act of 1933, as amended. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and is unenforceable.

      The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.


SHARES PURCHASED BY AFFILIATES



      Our executive officers and directors, as well as officers and employees of Behringer Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Behringer Advisors and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Behringer Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote.


SUBSCRIPTION PROCESS


      Our common stock is being sold as subscriptions are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit B, for a specific number of shares and delivering to our escrow agent, Wells Fargo Bank Iowa, N.A., 666 Walnut, N8200-034, Corporate Trust Services, PFG, Des Moines, Iowa 50309, a check for the full purchase price of the shares, payable to "Wells Fargo Bank Iowa, Behringer Harvard REIT I, Inc." You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:



         o  have received this prospectus;



         o  agree to be bound by the terms of our charter;



         o  meet the suitability standards described in this prospectus;



         o understand that, if you are a California resident or ever propose to transfer your shares to a California resident, the State of California imposes transfer restrictions on our shares in addition to the restrictions included in our charter;

         o affirm that, if you are an Ohio resident, your investment does not exceed 10% of your liquid net worth;



         o  are purchasing the shares for your own account; and



         o  understand that there is no public market for our shares.



We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our shares. See also the section of this prospectus captioned "How to Subscribe."



         Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for at least 4,400,000 shares from all sources other than from Pennsylvania investors, including the shares purchased by our officers, employees, directors pursuant to options or otherwise and shares purchased by our advisor and its affiliates, aggregating at least $44,000,000 have been received and accepted by us. If we have not received an accepted subscriptions for 4,400,000 shares by the end of the 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.



      Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions for at least 250,000 shares of our common stock, aggregating at least $2,500,000, have been received and accepted by us from sources other than from New York investors, excluding the shares purchased by our officers, employees, directors pursuant to options or otherwise and shares purchased by our advisor and its affiliates. If we have not received and accepted subscriptions for 250,000 shares from sources other than New York investors by the end of the offering period, subscriptions of New York residents will be returned to them within ten business days after the last day of the offering period.



      Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. The proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us. We will accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds , plus interest, will be returned to you within ten business days after the date of such rejection. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold $2,500,000 of our common stock, we expect to admit new investors monthly. The escrow agent will not release your funds to us until we admit you as a stockholder. Funds received by us from prospective investors will continue to be placed in escrow during this offering and we will issue additional shares periodically.


MINIMUM OFFERING


      We will place the subscription proceeds in escrow in an interest-bearing account with Wells Fargo Bank Iowa, N.A., by the end of the business day after we receive the proceeds until such subscriptions aggregating at least $2,500,000, exclusive of any subscriptions for shares by our advisor or its affiliates, have been received and accepted by us (the "Minimum Offering"). Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance

Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Any Shares purchased by our advisor or its affiliates will not be counted in calculating the Minimum Offering. Subscribers may not withdraw funds from the escrow account. Subscription proceeds held in the account may be invested in securities backed by the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the account.



      If the Minimum Offering has not been received and accepted by ___________, 2003 (one year after the date of this prospectus), our escrow agent will promptly so notify us and this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. In such event, our escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. In the event that a subscriber fails to remit an executed IRS Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber's funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with IRS Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of the escrow and, as such, the interest to be paid to any subscriber will not be reduced for such expenses.


ADMISSION OF STOCKHOLDERS


      Initial subscribers may be admitted as stockholders and the payments transferred from escrow to us at any time after we have received and accepted the Minimum Offering, except that subscribers residing in New York may not be admitted as stockholders until subscriptions have been received and accepted for 250,000 shares ($2,500,000) from investors other than New York residents, and except that subscribers residing in Pennsylvania may not be admitted until subscriptions have been received and accepted for 4,400,000 shares ($44,000,000) from all sources other than from Pennsylvania investors. In addition, certain other states may impose different requirements than those set forth herein. We expect to admit stockholders to Behringer Harvard REIT I on a monthly basis following the Minimum Offering.



      Upon admission as new stockholders of Behringer Harvard REIT I, the escrow agent will release such subscribers' funds to us. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us generally will not become part of our capital. Instead, promptly after ten days following each new investor admission date, we will cause the escrow agent to make distributions to stockholders of all interest earned on their escrowed funds used to purchase the shares. Interest, if any, earned on accepted subscription proceeds will be payable to you only if your funds have been held in escrow by our escrow agent for at least 35 days. You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital.


      The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus.

INVESTMENTS BY IRAS AND QUALIFIED PLANS

      __________________________ has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA account or transfer or rollover existing accounts. _____________________ has agreed to provide these services to our stockholders at a discounted rate. Further information as to these services is available through your broker or may be requested from us or downloaded from our web site.

      We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

VOLUME DISCOUNTS

      In connection with sales of certain minimum numbers of shares to a "purchaser," as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available:

                                                                       Commissions on Sales per Incremental
                                                                          Share in Volume Discount Range
                                                                     ---------------------------------------
              Number of           Purchase Price per Incremental            Percentage
           Shares Purchased       Share in Volume Discount Range     (based on $10 per share)         Amount
           ----------------       ------------------------------     ------------------------         ------
       1 to 25,000                            $10.00                           7.0%                   $0.70
       25,001 to 50,000                        $9.90                           6.0%                   $0.60
       50,001 to 100,000                       $9.80                           5.0%                   $0.50
       100,001 to 250,000                      $9.70                           4.0%                   $0.40
       250,001 to 500,000                      $9.60                           3.0%                   $0.30
       500,001 and Over                        $9.50                           2.0%                   $0.20

      For example, if an investor purchases 600,000 shares he or she would pay
(1) $250,000 for the first 25,000 shares ($10.00 per share), (2) $247,500 for the next 25,000 shares ($9.90 per share), (3) $490,000 for the next 50,000 shares ($9.80 per share), (4) $1,455,000 for the next 150,000 shares ($9.70 per share), (5) $2,400,000 for the next 250,000 shares ($9.60 per share) and (6) $950,000 for the remaining 100,000 shares ($9.50 per share). Accordingly, he or she could pay as little as $5,792,500 (approximately $9.65 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of such shares would be $212,500 (approximately $0.35 per share) and, after payment of the dealer manager fee of $150,000 ($0.25 per share), we would receive net proceeds of $5,430,000 ($9.05 per share). The net proceeds to us will not be affected by volume discounts.


      In addition, in order to encourage purchases of 1,000,000 or more shares, a potential purchaser who proposes to purchase at least 1,000,000 shares may agree with Behringer Advisors to have the dealer manager fee with respect to the sale of such shares reduced to as little as 0.5%, and to have the selling commission payable with respect to the sale of such shares reduced to as little as 0.5%, in which event the aggregate fees payable with respect to the sale of such shares would be reduced by $0.85 per share, and the purchaser of such shares would be required to pay a total of $9.15 per share purchased, rather than $10.00 per share. The net proceeds to us would not be affected by such fee reductions. All such sales must be made through registered broker-dealers.


      Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying dividends, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.


      Regardless of any reduction in any commissions (or acquisition and advisory fees in respect of sales of over 1,000,000 shares), for any reason, any other fees based upon gross proceeds of the offering, including acquisition and advisory fees payable to Behringer Advisors, will be calculated as though the purchaser paid $10.00 per share. The sales price for all such shares will also be deemed to be $10.00 per share for the purposes of determining whether we have sold shares equal to the Minimum Offering.


      Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

      For the purposes of such volume discounts, the term "purchaser" includes:

         o an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

         o a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

         o an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

         o  all commingled trust funds maintained by a given bank.

      Notwithstanding the above, in connection with volume sales made to investors in our common stock, our advisor may, in its sole discretion, aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through our dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

      California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

         o there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

         o all purchasers of the shares must be informed of the availability of quantity discounts;

         o the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

         o the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

         o the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

         o  no discounts are allowed to any group of purchasers.

      Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

      Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and our dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to us will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

      Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our common stock.

DEFERRED COMMISSION OPTION

      Subscribers for shares may agree with their participating broker-dealers and our dealer manager to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to a deferred commission arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the stockholders and used by us to pay deferred commission obligations. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such stockholder and used by us to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of our dealer manager by application of the volume discount provisions described previously.

      Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such stockholders and will instead be paid to third parties to satisfy commission obligations.


      Investors who wish to elect the deferred commission option should make the election on their subscription agreement. Election of the deferred commission option will authorize us to withhold dividends or other cash distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to stockholders may be pledged by us, our dealer manager, or our advisor or our respective affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.



      In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by us. In either such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by us out of dividends or other cash distributions otherwise payable to such stockholders during the time period prior to listing or a liquidation of our properties; provided that, in no event may we withhold in excess of $0.60 per share in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of us and our stockholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares or a liquidation of our properties.



         In addition, if you elect the deferred commission option and subsequently elect to participate in our share redemption program or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the period that deferred commissions are payable, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:


         o in the case of an election to sell the shares under our shares redemption program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share redemption program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share redemption program; or

         o if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

            - pay to us the unpaid portion of the remaining deferred commission obligation or

            - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, stating that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to six years.

                                 WHO MAY INVEST

         In order to purchase shares in this offering, you must:

         o meet the applicable financial suitability standards described in the section of this prospectus captioned, "Suitability Standards;" and

         o  purchase at least the minimum number of shares as described below.

         The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer less shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

         The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs, which must purchase a minimum of 100 shares ($1,000). Tax-exempt residents of Iowa must make a minimum investment of 250 shares ($2,500). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans, which must purchase a minimum of 200 shares ($2,000).


         After you have purchased the minimum investment, or have satisfied the minimum purchase requirements of Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Mid-Term Value Enhancement Fund I LP or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases made by residents of Maine, Minnesota, Nebraska and Washington, who must still meet the minimum investment requirements set forth above, and (2) purchases of shares pursuant to our dividend reinvestment plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts.


                                HOW TO SUBSCRIBE

         Investors who meet the applicable suitability standards as described in the section of this prospectus captioned "Suitability Standards" and who agree to purchase at least the minimum number of shares may purchase shares of common stock. See "The Offering" for a description of the minimum purchase requirements. If you want to purchase shares, you must proceed as follows:

         (1) Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.


         (2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.



         (3) Deliver a check to our escrow agent for the full purchase price of the shares being subscribed for, payable to "Wells Fargo Bank Iowa, Behringer Harvard REIT I, Inc." along with the completed subscription agreement to the dealer. Certain dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.


         (4) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

         If you elect the deferred commission option, you must do so by indicating your election on the signature page of the subscription agreement. The dealer must also complete and sign the subscription agreement to acknowledge its agreement to the deferred commission option. This is more fully explained in the section of this prospectus captioned "Plan of Distribution - Deferred Commission Option."

         An approved trustee must process through us and forward us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. If you want to purchase shares through an individual retirement account, ________________ has agreed to serve as IRA custodian for such purpose and to offer its services to our prospective stockholders at preferred rates.

                           SUPPLEMENTAL SALES MATERIAL

         In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

         The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

                                  LEGAL MATTERS

         Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Neither Ballard Spahr Andrews & Ingersoll, LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to Behringer Advisors, our advisor, as well as other affiliates of Behringer Advisors, and may continue to do so in the future.

         Morris, Manning & Martin, LLP has reviewed the statements in the section of this prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section of this prospectus titled "ERISA Considerations."

                                     EXPERTS


         The financial statements as of June 28, 2002 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                               Page
                                                                                                               ----
     Report of Independent Accountants ................................................................        F-2
     Consolidated Balance Sheet as of June 28, 2002....................................................        F-3
     Consolidated Statement of  Stockholder's Equity for the period ended June 28, 2002................        F-4
     Notes to Consolidated Financial Statements........................................................        F-5

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Behringer Harvard REIT I, Inc.



         In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of stockholder's equity present fairly, in all material respects, the financial position of Behringer Harvard REIT I, Inc. (a development stage company) as of June 28, 2002 (date of inception) in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP


Dallas, Texas
August 16, 2002

                         BEHRINGER HARVARD REIT I, INC.
                   (A Development Stage Maryland Corporation)



                           CONSOLIDATED BALANCE SHEET


                                  June 28, 2002


                                                       ASSETS
Cash.............................................................................................       $200,000
                                                                                                        ========
              Total Assets.......................................................................       $200,000

                                        LIABILITIES AND STOCKHOLDER'S EQUITY

Stockholder's equity:

     Preferred stock, $.0001 par value; 50,000,000 shares authorized, none issued and outstanding             --

     Common stock, $.0001 par value; 350,000,000 shares authorized, 20,000 shares issued
        and outstanding..........................................................................       $      2

     Capital in excess of par value..............................................................       $199,998

              Total Liabilities and Stockholder's Equity ........................................       $200,000



          See accompanying notes to consolidated financial statements.

                         BEHRINGER HARVARD REIT I, INC.
                   (A Development Stage Maryland Corporation)



                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY


                        June 28, 2002 (Date of Inception)


                                                       Common Stock
                                                   ----------------------
                                                                                     Capital in          Total
                                                  Number of           Par              Excess         Stockholder's
                                                   Shares            Value          of Par Value         Equity
                                                   ------            -----          ------------         ------
Balance, June 28, 2002 (Date of Inception)

Cash received from sale of common stock
   to Behringer Harvard Holdings, LLC.......       20,000              $2              $199,998          $200,000
                                                   ------              --              --------          --------

Balance at June 28, 2002....................       20,000              $2              $199,998          $200,000
                                                   ======              ==              ========          ========



          See accompanying notes to consolidated financial statements.

                         BEHRINGER HARVARD REIT I, INC.


                   (A Development Stage Maryland Corporation)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                        June 28, 2002 (Date of Inception)

1.       Organization:


         Behringer Harvard REIT I, Inc. (the "Company") was organized in Maryland on June 26, 2002. BHR Partners, LLC ("BHR Partners") and Behringer Harvard Operating Partnership I, LP (Behringer Harvard OP I) are wholly-owned subsidiaries of the Company, organized on June 27, 2002. BHR Partners is the limited partner and owner of 99.9% of the limited partnership interest of Behringer Harvard OP I. The Company is the general partner and owner of the remaining 0.1% of the limited partnership interest of Behringer Harvard OP I. The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the "Offering") of 88,000,000 shares of common stock.


         A maximum of 80,000,000 shares may be sold to the public. In addition, the Company plans to register an additional 8,000,000 shares that will be available only to stockholders who elect to participate in the Company's dividend reinvestment plan at $10 per share, and up to 3,520,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in the Offering. The exercise price for shares purchased pursuant to the warrants is $12 per share.

         The Company intends to use the proceeds from its public offering, after deducting offering expenses, primarily to acquire office and other commercial properties, such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities, in highly desirable locations in markets with barriers to entry and limited potential for new development.


         The Company is in the development stage and has not begun operations. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions, balances, and profits have been eliminated in consolidation.


2.       Income Taxes:


         The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2002. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.


3.       Capitalization:


         At June 28, 2002, the Company was authorized to issue 350,000,000 shares of common stock and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $.0001 per share. On June 28, 2002 (date of inception), the Company sold 20,000 shares, at the proposed Offering price of $10 per share, to Behringer Harvard Holdings, LLC, owner of general and limited partnership interests of the Company's advisor and manager. The Company's Board of Directors may authorize additional shares of capital stock and their characteristics without obtaining shareholder approval.


4.       Concentration of Credit Risk:

         At June 28, 2002, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits investment of cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.

5.       Related Party Arrangements:


         Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Behringer Securities LP ("Behringer Securities"), the affiliated dealer-manager, will receive a commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100% of commission earned to participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer-manager fee. Behringer Securities, in its sole discretion, may reallow a portion of its dealer-manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers, marketing support and bona fide conference fees incurred.



         Behringer Advisors, the affiliated advisor for the Company, or its affiliates, may receive up to 3% of gross offering proceeds for reimbursement of organization and offering expenses. All organization and offering expenses (excluding selling commissions and the dealer-manager fee) will be advanced by Behringer Advisors or its affiliates and reimbursed by the Company up to 3% of gross offering proceeds. Behringer Advisors or its affiliates also will receive acquisition and advisory fees of up to 3% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3% of the funds advanced for the purchase or making of a mortgage. Behringer Advisors or its affiliates may also receive up to 0.5% of the contract purchase price of each asset or, with respect to the making or purchase of a mortgage loan, up to 0.5% of the funds advanced, for reimbursement of expenses related to making such investment.



         The Company expects to pay HPT Management Services LP, its property manager, fees for the management and leasing of the Company's properties. Such fees are expected to equal 3% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property.



         The Company will pay Behringer Advisors an annual advisor asset management fee of 0.5% of aggregate asset value. Any portion of the annual fee may be deferred and paid in a subsequent year.



         Behringer Advisors or its affiliates also will be paid fees if the advisor provides a substantial amount of services, as determined by the Company's independent directors, in connection with the sale of one or more properties. In such event, the Company will pay the advisor an amount not exceeding the lesser of: (A) one-half of the brokerage commission paid, or (B) 3% of the sales price of each property sold, provided that such fee will be subordinated to distributions to investors from sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions plus (2) a 9% annual cumulative, non-compounded return on their capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return on their net capital contributions and a 9% per year cumulative, non-compounded return, then Behringer Advisors is entitled to receive 15% of remaining net sale proceeds. Subordinated participation in net sale proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied.



         Upon listing of the Company's common stock on a national securities exchange or included for quotation on the Nasdaq Stock Market, a fee equal to 15% of the amount by which the market value of the Company's outstanding stock plus distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 9% per year cumulative, non-compounded return to investors will be paid to Behringer Advisors. Upon termination of the Advisory Agreement with Behringer Advisors, if Behringer Advisors has met certain standards, a performance fee of 15% of the amount by which the Company's appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9% cumulative, noncompounded return on the capital contributed by investors will be paid to Behringer Advisors as a performance fee.



         The Company will reimburse Behringer Advisors for all expenses paid or incurred by them in connection with the services they provide to the Company, subject to the limitation that the Company will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (i) 2% of the Company's average invested assets, or (ii) 25% of the Company's net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of the Company's assets for that period.

                                   EXHIBIT A
                            PRIOR PERFORMANCE TABLES


      The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the affiliates of our advisor (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard REIT I, Inc. ("Behringer Harvard REIT I"). With the exception of the Prior Real Estate Programs which have been aggregated in the following tables as the "Recreational/Residential Programs," which represents twelve (12) separate programs which invested in recreational and residential properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard REIT I intends to acquire. (See "Investment Objectives and Criteria.")


      Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

      Investors in the Behringer Harvard REIT I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

      The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is the chief executive officer of our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and is the chief executive officer of our advisor and the founder of the Behringer Harvard REIT I and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

      The following tables are included herein:

      Table I -- Experience in Raising and Investing Funds (As a Percentage of Investment)

      Table II -- Compensation to Sponsor (in Dollars)

      Table III -- Annual Operating Results of Prior Real Estate Programs

      Table IV -- Results of Completed Programs

      Table V -- Sales or Disposals of Property

      Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which the Behringer Harvard REIT I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

      The following are definitions of certain terms used in the Tables:

      "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

      "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

      "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS


      This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2001


                                  Harvard Property       Recreation/Residential          Harvard
                                   Trust, Inc.(1)             Programs(2)            Property I, L.P.(3)
                                   --------------        ----------------------      -------------------
Dollar amount offered              $76,100,000(4)          $ 22,583,906(5)             $1,186,254(5)

Dollar amount raised                60,387,475 (79.3%)(4)    22,583,906 (100.0%)        1,186,254 (100.0%)

Less offering expenses:
    Selling commissions and
      discounts retained by
      affiliates                            --                       --                        --
    Organizational expenses            246,563 (0.4%)                --                        --
    Marketing and offering
      expenses                       1,032,263 (1.7%)(6)             --                        --
Reserve for operations                      --                       --                        --
                                                                                               --
Percent available for investment    59,108,649 (97.9%)       22,583,906 (100.0%)        1,186,254 (100.0%)

Acquisition costs:
    Prepaid items and fees
      related to purchase
      of property
    Cash down payment(7)            56,176,180 (35.8%)       21,609,476 (37.3%)         1,176,023 (28.1%)
    Acquisition fees(8)                544,375 (0.3%)           524,406 (0.9%)                 --
    Loan costs                       1,835,419 (1.2%)           450,024 (0.8%)             10,231 (0.2%)
    Proceeds from mortgage
      financing                     98,520,000 (62.7%)(9)    35,293,835 (61.0%)(10)     3,000,000 (71.7%)(11)

Total acquisition costs(16)       $157,075,974              $57,877,741                $4,186,254

Percent leveraged                         62.7%                    61.0%                     71.7%(12)

Date offering began                   11/22/95                  6/30/95                  04/05/95

Length of offering (in months)              27               Continuing(17)                     2

Months to invest 90 percent of
  amount available for
  investment (measured
  from date of offering)                    27               Continuing(17)                     2



                                           Harvard
                                    Property III, L.P.(3)
                                    ---------------------
Dollar amount offered                    $1,100,000(5)

Dollar amount raised                      1,100,000 (100.0%)

Less offering expenses:
    Selling commissions and
      discounts retained by
      affiliates                                 --
    Organizational expenses                      --
    Marketing and offering
      expenses                                   --
Reserve for operations                           --

Percent available for investment          1,100,000 (100.0%)

Acquisition costs:
    Prepaid items and fees
      related to purchase
      of property
    Cash down payment(7)                  1,064,785 (28.8%)
    Acquisition fees(8)                          --
    Loan costs                               35,215 (1.0%)
    Proceeds from mortgage
      financing                           2,600,000 (70.3%)(12)

Total acquisition costs(16)              $3,700,000

Percent leveraged                              70.3%

Date offering began                        06/21/95

Length of offering (in months)                    2

Months to invest 90 percent of
  amount available for
  investment (measured
  from date of offering)                          2

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS


                                                 BRP (Renner                BRP (SV),                     6142
                                               Plaza), L.P.(3)               L.P.(3)                Campbell, LTD.(3)
                                               ---------------               -------                -----------------
Dollar amount offered                           $1,326,578(5)              $ 3,051,000(5)               $240,000(5)
                                                ==========                 ===========                  ========

Dollar amount raised                             1,326,578 (100.0%)          3,051,000 (100.0%)          240,000 (100.0%)

Less offering expenses:
     Selling commissions and discounts
       retained by affiliates                           --                          --                        --
     Organizational expenses                            --                          --                        --
     Marketing and offering expenses                    --                          --                        --
Reserve for operations                                  --                          --                        --

Percent available for investment                 1,326,578 (100.0%)          3,051,000 (100.0%)          240,000 (100.0%)

Acquisition costs:
     Prepaid items and fees related to
       purchase of property
     Cash down payment(7)                        1,222,144 (26.7%)           2,869,406 (32.4%)           220,687 (23.5%)
     Acquisition fees(8)                            35,500 (0.8%)               84,500 (1.0%)             19,130 (2.0%)
     Loan costs                                     68,934 (1.5%)               97,094 (1.1%)                183  --
     Proceeds from mortgage financing            3,250,000 (71.0%)(13)       5,800,000 (65.5%)(14)       700,000 (74.5%)(15)

Total acquisition costs(16)                     $4,576,578                 $ 8,851,000                  $940,000
                                                ==========                 ===========                  ========

Percent leveraged                                     71.0%                       65.5%                     74.5%

Date offering began                               12/04/99                    10/21/00                  05/01/96

Length of offering (in months)                           2                           2                         2

Months to invest 90 percent of amount
  available for investment (measured
  from date of offering)                                 2                           2                         2


(1) Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and 2 development parcels located in Texas and Minnesota.


(2) Represents an aggregation of properties held by 12 separate programs having the investment objectives of investing in recreational and/or residential properties, which is not similar to the investment objectives of Behringer Harvard REIT I. These programs hold a total of 13 income-producing properties, consisting of 7 marinas, 3 golf facilities, 2 apartment complexes and 1 minor development parcel with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below.



TABLE I - RECREATION/RESIDENTIAL PROGRAMS
          EXPERIENCE IN RAISING AND INVESTING FUNDS



-----------------------------------------------------------------------------------------------------------------------------------
                                             1995         %         1996         %        1997          %         1998         %
-----------------------------------------------------------------------------------------------------------------------------------
Dollar amount offered                     $ 3,365,288   100.0%   $        --    0.0%   $   549,000    100.0%   $ 1,300,200   100.0%
Dollar amount raised                        3,365,288   100.0%   $        --    0.0%       549,000    100.0%     1,300,200   100.0%

Less offering expenses:
    Selling commissions and discounts              --      --             --     --             --       --             --      --
    Organizational expenses                        --      --             --     --             --       --             --      --
    Marketing support and due diligence            --      --             --     --             --       --             --      --
    Reserve for operations                         --      --             --     --             --       --             --      --
    Other
                                                   --                     --                    --                      --
Amount available for investment           $ 3,365,288   100.0%   $        --    0.0%   $   549,000    100.0%   $ 1,300,200   100.0%
Acquisition costs:
    Cash down payment                       3,146,879    31.7%            --    0.0%       473,341     19.5%     1,112,200   100.0%
    Acquisition fees                          101,406     1.0%                  0.0%        30,000      1.2%        88,000     1.0%
    Loan costs                                117,003     1.2%                  0.0%        45,659      1.9%       100,000     1.1%
    Proceeds from Mortgage Financing        6,554,876    66.1%            --    0.0%     1,880,000     77.4%     7,900,000    85.9%
Total Acquisition costs                   $ 9,920,164   100.0%   $        --    0.0%   $ 2,429,000    100.0%   $ 9,200,200   100.0%
-----------------------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
  divided by total acquisition costs)            66.1%   66.1%           0.0%   0.0%          77.4%    77.4%          85.9%   85.9%
Date offering began                          04/21/95                                     03/30/97                04/05/98
Length of offering (in months)                      4                     --                     2                       2
Months to invest 90 percent of amount
  available for investment measured
  from date of offering                             4                                            2                       2

--------------------------------------------------------------------------------------------------------------------------
                                             1999         %         2000         %         2001         %        Totals
--------------------------------------------------------------------------------------------------------------------------
                                                                                                               (C)
Dollar amount offered                     $ 4,660,918   100.0%   $ 4,308,500   100.0%   $ 8,400,000   100.0%   $22,583,906
Dollar amount raised                        4,660,918   100.0%     4,308,500   100.0%     8,400,000   100.0%    22,583,906
Less offering expenses:
    Selling commissions and discounts              --      --             --      --             --      --             --
    Organizational expenses                        --      --             --      --             --      --             --
    Marketing support and due diligence            --      --             --      --             --      --             --
    Reserve for operations                         --      --             --      --             --      --             --
    Other                                          --                     --                     --                     --
Amount available for investment           $ 4,660,918   100.0%   $ 4,308,500   100.0%   $ 8,400,000   100.0%   $22,583,906
Acquisition costs:
    Cash down payment                       4,527,696    50.0%     4,158,010    35.9%     8,191,350    52.2%    21,609,476
    Acquisition fees                           80,000     0.9%        95,000     0.8%       130,000     0.8%       524,406
    Loan costs                                 53,222     0.6%        55,490     0.5%        78,650     0.5%       450,024
    Proceeds from Mortgage Financing        4,396,000    48.5%     7,281,500    62.8%     7,281,459    46.4%    35,293,835
Total Acquisition costs                   $ 9,056,918   100.0%   $11,590,000   100.0%   $15,681,459   100.0%   $57,877,741
--------------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
  divided by total acquisition costs)            48.5%   48.5%          62.8%   62.8%          46.4%   46.4%          61.0%
Date offering began                          06/21/99               01/08/00               02/19/01
Length of offering (in months)                      4                     10                      9
Months to invest 90 percent of amount
    available for investment measured
    from date of offering                           4                     10                      9


(3)   Single asset limited partnership with asset based in Texas.


(4) In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.


(5) Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.

(6) Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (4).

(7) Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.

(8) Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.


(9) Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.


(10) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $35,293,835.

(11) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.

(12) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.

(13) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.

(14) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.

(15) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.

(16) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.

(17)  Program is currently active.

                                    TABLE II
                                  (UNAUDITED)
                            COMPENSATION TO SPONSOR


      The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard REIT I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs." All figures are as of December 31, 2001.



                                               Harvard Property    Recreational/Residential        Harvard         Harvard Property
                                                 Trust, Inc.              Programs             Property I, L.P.       III, L.P.
                                                 -----------              --------             ----------------    ----------------
                                                                                                                   (C)
Date offering commenced                            11/22/95(1)            06/30/95(2)               04/05/95            06/21/95

Dollar amount raised                            $60,312,475            $22,583,906                $1,186,254          $1,100,000
                                                ===========            ===========                ==========          ==========

Amount paid to sponsor from proceeds
  of offering:
     Underwriting fees                                                                                                        --
     Acquisition fees
         - Real estate commissions                  544,375                524,406                        --                  --
         - Advisory fees                                 --                     --                        --                  --

Total amount paid to sponsor                        544,375                524,406
                                                    =======                =======

Dollar amount of cash generated (used in)
  operations before deducting payments
  to sponsor                                    $11,474,051            $13,713,083                $1,111,045          $1,519,520

Amount paid to sponsor from operations:(4)
     Property management fees                     2,286,616              1,210,338                    77,325             109,931
     Partnership management fees                         --                     --                        --                  --
     Reimbursements                                      --                245,935                        --                  --
     Leasing commissions                            609,128                     --                        --                  --

Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
     Cash                                       149,921,835(5)           4,542,483                 1,981,599           1,893,192
     Other                                        7,448,114(6)                  --                        --                  --

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                        779,527                 43,500                        --             110,200
     Financing fees                                 223,358                     --                        --                  --

                                  (UNAUDITED)
                            COMPENSATION TO SPONSOR

                                                          BRP                                     6142
                                                   (Renner Plaza), LP     BRP (SV), L.P.     Campbell, LTD.
                                                   ------------------     --------------     --------------
Date offering commenced                                 12/04/99              10/21/00           05/01/96

Dollar amount raised                                  $1,326,578            $3,051,000           $240,000
                                                      ==========            ==========           ========

Amount paid to sponsor from
  proceeds of offering:
     Underwriting fees
     Acquisition fees

         - Real estate commissions                        35,500                84,500                 --
         - Advisory fees                                 140,000(3)                 --                 --

Total amount paid to sponsor                             175,500                84,500                 --
                                                         =======                ======                 ==

Dollar amount of cash generated (used in)
  operations before deducting
  payments to sponsor                                 $1,202,533              $511,143           $181,990

Amount paid to sponsor from operations:(4)
     Property management fees                             85,997                40,244             10,618
     Partnership management fees                              --                    --                 --
     Reimbursements                                           --                    --                 --
     Leasing commissions                                      --                    --                 --

Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
     Cash                                                     --                    --            415,048
     Other                                                    --                    --                 --

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                                  --                    --                 --
     Financing fees                                           --                    --                 --

(1) Initial offering commenced 11/22/95 followed by 3 separate offerings through December 31, 1998. See Table I, footnote (4) for a more detailed description of offerings.


(2) Initial offering for first recreational program commenced June 30, 1995, followed by 11 additional recreational and residential program offerings, each commensurate with the purchase of property.


(3) Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.


(4) An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational/Residential Program, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational/Residential Program, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8% of operating cash flow and the golf properties are managed by a third party for total fees not to exceed 25% of operating cash flow.


(5) Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of 5 properties. See Table V, footnote (13) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.


(6) Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
      (5) for a more detailed description of the liquidating trust.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS


      The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard REIT I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs." All figures are as of December 31, 2001.


                          HARVARD PROPERTY TRUST, INC.


                                                                 1995        1996             1997              1998
                                                                 ----        ----             ----              ----
Gross revenue                                                      $199     $953,977       $6,093,101        $21,168,338

Profit on sale of properties                                         --           --                             135,610(2)

Less: Operating expenses                                             --      440,476        2,750,593          9,944,353
      Interest expense                                               --      322,907        2,149,221          5,578,734(12)
      Depreciation and amortization                                  --      155,092          874,566          3,108,470

Net income - GAAP basis                                             199        7,253(6)       188,060(6)       2,672,391(6)

Taxable income
     - from operations                                           (1,099)       5,009          114,950          1,761,910
     - from gain on sale                                                       9,206                             139,496

Cash generated from operations                                       --      (17,579)         100,058          4,984,340

Cash generated from sales(7)                                         --           --                           3,228,568

Cash generated from financing / refinancing                          --    7,775,000(8)    39,245,000(8)      43,400,000(9)
                                                                           ---------       ----------         ----------

Total cash generated from operations, sales and
refinancing                                                          --    7,757,421       39,345,058         51,612,908
                                                                           =========       ==========         ==========

Less:  Cash distributions to investors
     - from operating cash flow                                      --       41,316          313,107          2,173,135
     - from sales and refinancing                                    --           --               --                 --

Cash generated (deficiency) after cash distributions                       7,716,105       39,031,951         49,439,773
                                                                           =========       ==========         ==========

Less: Special items (not including sales and refinancing)
      Contributions from preferred stockholders                  13,200    2,277,652(13)    2,229,500(13)     46,000,000(14)
      Contributions from common stockholders                     37,500           --        5,139,623                 --
      Contributions from note holders                            75,000      (75,000)       4,615,000(15)     (4,615,000)(15)
      Payment of interest on loan                                    --      322,907        2,149,221          5,578,734(12)
      Acquisition of land and buildings                              --    9,440,524       47,598,431         87,292,381
      Amortization of principal on loans                             --       29,472          224,819          2,077,560
      Other                                                          --           --          365,751(16)      1,507,591(17)

Cash generated (deficiency) after cash distributions
and special items                                               125,700      448,761        2,827,073            (52,759)
                                                                =======      =======        =========            ========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                               (1)           5              115              1,901
     - from recapture                                                --           --               --                 --

Capital gain (loss)                                                  --            9               --                 84

Cash distributions to investors
     Source (on GAAP basis)
     -  from investment income                                       --           --              115              2,173
     -  from return of capital                                       --           41              198                 --

Total distributions on GAAP basis                                    --           41              313              2,173

     Source (on cash basis)
     - from operations                                               --           41              313                 --
     - from sales                                                    --           --               --              2,173
     - from refinancing                                              --           --               --                 --

Total distributions on cash basis (19)                               --           41              313              2,173

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table             0.0%         9.1%            51.6%               97.4%

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS

                     HARVARD PROPERTY TRUST, INC. (CONT'D)


                                                                       1999               2000              2001 (1)
                                                                       ----               ----              ----
Gross revenue                                                      $22,149,294        $10,128,602               --

Profit on sale of properties                                         8,780,171(3)       5,295,948(4)     2,055,933(5)

Less: Operating expenses                                            10,692,036          5,460,051               --
      Interest expense                                               5,922,366(12)      3,088,777
      Depreciation and amortization                                  3,582,740          2,605,625               --

Net income - GAAP basis                                             10,782,718(6)       3,880,087(6)     2,055,933(6)
                                                                    ==========          =========        =========

Taxable income
     -  from operation                                               1,617,237           (428,866)              --
     -  from gain on sale                                            8,195,759          2,552,143               --

Cash generated from operations                                       5,534,892          1,579,774               --

Cash generated from sales(7)                                        41,531,197          2,976,696               --

Cash generated from financing / refinancing                          8,495,717(10)      3,261,347(11)           --
                                                                     ---------          ---------

Total cash generated from operations, sales and refinancing         55,561,806          7,118,693               --
                                                                    ==========          =========

Less:  Cash distributions to investors
     - from operating cash flow                                      9,820,554          2,180,029
     - from sales and refinancing                                   40,247,784          5,365,929

Cash generated (deficiency) after cash distributions                5,493,4680           (427,265)              --
                                                                    ==========          =========
Less: Special items (not including sales and refinancing)
      Contributions from preferred stockholders                             --                 --               --
      Contributions from common stockholders                                --                 --               --
      Contributions from note holders                                       --                 --               --
      Payment of interest on loan                                    5,922,366(12)      3,088,777               --
      Acquisition of land and buildings                              8,100,000                 --               --
      Amortization of principal on loans                               481,557            178,924               --
      Other                                                                 --                 --        7,614,215(18)
                                                                                                         ---------
Cash generated (deficiency) after cash distributions
   and special items                                                (3,088,089)          (606,189)              --
                                                                    ==========          =========
Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     -  from operations                                                  9,813              2,122               --
     -  from recapture                                                      --                 --               --

Capital gain (loss)                                                      8,196              2,552               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                           46,412              7,121               --
     - from return of capital                                               --                 --               --

Total distributions on GAAP basis                                       46,412              7,121               --
                                                                        ======              =====

Source (on cash basis)
     - from operations                                                   4,485                875               --
     - from sales                                                       41,531              2,985               --
     - from refinancing                                                    396              3,261               --
                                                                           ---              -----

Total distributions on cash basis (19)                                  46,412              7,121               --
                                                                        ======              =====

Amount (in percentage terms) remaining invested in program
properties at the end of last year reported in table                      45.4%              35.3%             0.0%

(1)   No activity for 2001. Program ended January 1, 2001.

(2) Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.

(3) Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.

(4) Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.

(5) Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (3) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.

(6)   Net income amounts presented net of minority interest in partnerships.

(7) Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (9) for a description of the Credit Facility.

(8)   Proceeds from initial mortgages placed on new acquisitions.

(9) Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.


(10) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.


(11)  Proceeds from refinance of the Metrocrest and University Plaza properties.

(12)  Amount includes interest paid on funds drawn on Credit Facility.

(13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996.

(14) Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.

(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of 9% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.

(16)  Amount includes $330,751 for payments of offering costs.

(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).

(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to the Liquidating Trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (3) for a more detailed description of the transaction regarding the Liquidating Trust.


(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS


                     RECREATIONAL / RESIDENTIAL PROGRAMS(1)



                                              1995        1996         1997           1998           1999           2000
                                              ----        ----         ----           ----           ----           ----
Gross revenue                               $957,398   $2,640,476   $3,179,531     $4,061,581     $4,607,297     $8,042,916

Profit on sale of properties                      --           --           --         77,952(2)          --      1,340,732(3)

Interest income                                6,993       29,594       23,466         20,931         12,168         19,883

Less: Operating expenses                     668,274    1,700,477    1,878,699      2,374,511      2,339,320      5,531,233
      Interest expense                       276,628      748,911      884,739      1,151,293      1,424,225      1,872,810
      Depreciation and amortization          130,056      413,114      444,173        546,010        762,936      1,055,404
                                            --------    ---------    ---------      ---------      ---------      ---------
Net income - GAAP basis                     (110,567)    (192,432)      (4,614)       788,650         92,984        944,084
                                            =========   ==========   ==========     =========      =========      =========

Taxable income
     - from operation                       (119,418)    (526,998)    (290,495)       (61,015)       (60,290)    (1,136,123)
     - from gain on sale                          --           --           --        944,227             --      1,340,732

Cash generated from operations               289,124      939,999    1,353,620      1,687,070      2,267,977      2,511,783

Cash generated from sales                         --           --           --      1,848,996(2)          --      1,068,639(3)

Cash generated from refinancing                   --           --      332,045(4)          --      1,249,303(5)          --
                                            --------    ---------    ---------      ---------      ---------      ---------
Total cash generated from operations,
   sales and refinancing                     289,124      939,999    1,685,665      3,536,066      3,517,280      3,580,422
                                            =========   ==========   ==========     =========      =========      =========

Less:  Cash distributions to investors
     - from operating cash flow               20,700      316,999      407,631        613,183        986,371      1,734,372
     - from sales and refinancing                 --           --           --      1,849,000      1,249,303             --

Cash generated (deficiency) after cash
  distributions                              268,424      623,000    1,278,034      1,073,883      1,281,606      1,846,050
                                            =========   ==========   ==========     =========      =========      =========

Less: Special items (not including sales
  and refinancing)
    Limited partners' capital contributions       --       32,000           --             --             --        506,040(6)
    General partners' capital contributions       --           --           --             --             --             --
    Payment of interest on loan              276,628      748,911      884,739      1,151,293      1,424,225      1,872,810
    Acquisition of land and buildings             --           --           --             --             --             --
    Increase in other assets                      --           --           --             --             --             --
    Other                                         --           --           --             --             --             --
                                            --------    ---------    ---------      ---------      ---------      ---------
Cash generated (deficiency) after cash
  distributions and special items             (8,204)     (93,911)     393,295        (77,410)      (142,619)       479,280
                                            =========   ==========   ==========     =========      =========      =========

Tax and Distribution Data Per
$1,000 Invested

Federal income tax results:
Ordinary income (loss)
     -  from operations                         (119)        (527)        (290)           (61)           (60)        (1,136)
     -  from recapture                            --           --           --             --             --             --

Capital gain (loss)                               --           --           --            944             --          1,341

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                     21          317          167          2,462            986          1,734
     - from return of capital                     --           --          241             --          1,249             --
                                            --------    ---------    ---------      ---------      ---------      ---------
Total distributions on GAAP basis                 21          317          408          2,462          2,236          1,734
                                            =========   ==========   ==========     =========      =========      =========

     Source (on cash basis)
     - from operations                            21          317          167            613            986            666
     - from sales                                 --           --           --          1,849             --          1,069
     - from refinancing                           --           --          241             --          1,249             --
                                            --------    ---------    ---------      ---------      ---------      ---------
Total distributions on cash basis                 21          317          408          2,462          2,236          1,734
                                            =========   ==========   ==========     =========      =========      =========

Amount (in percentage terms) remaining
  invested in program properties at
  the end of last year reported in table        17.2%        17.2%        21.7%          38.0%          44.7%          68.4%



                                                2001
                                                ----
Gross revenue                                $10,372,199

Profit on sale of properties                          --

Interest income                                   91,883

Less: Operating expenses                       5,708,689
      Interest expense                         2,518,792
      Depreciation and amortization            2,009,576
                                             -----------
Net income - GAAP basis                          227,025
                                             ===========
Taxable income
     - from operation                           (403,490)
     - from gain on sale                              --

Cash generated from operations                 4,663,510

Cash generated from sales                             --

Cash generated from refinancing                       --
                                             -----------
Total cash generated from operations,
   sales and refinancing                       4,663,510
                                             ===========

Less:  Cash distributions to investors
     - from operating cash flow                1,562,531
     - from sales and refinancing                     --

Cash generated (deficiency) after cash
  distributions                                3,100,979
                                             ===========

Less: Special items (not including sales
  and refinancing)
    Limited partners' capital contributions           --
    General partners' capital contributions      275,000
    Payment of interest on loan                2,518,792
    Acquisition of land and buildings                 --
    Increase in other assets                          --
    Other                                             --
                                             -----------
Cash generated (deficiency) after cash
  distributions and special items                857,187
                                             ===========

Tax and Distribution Data Per
$1,000 Invested

Federal income tax results:
Ordinary income (loss)
     -  from operations                             (403)
     -  from recapture                                --

Capital gain (loss)                                   --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                      1,563
     - from return of capital                         --
                                             -----------
Total distributions on GAAP basis                  1,563
                                             ===========

     Source (on cash basis)
     - from operations                             1,563
     - from sales                                     --
     - from refinancing                               --
                                             -----------
Total distributions on cash basis                  1,563
                                             ===========

Amount (in percentage terms) remaining
  invested in program properties at
  the end of last year reported in table           90.14%

(1) Represents an aggregation of the results of 12 separate programs having the investment objective of acquiring recreational or residential properties, which is not similar to the investment objectives of the Behringer Harvard REIT I.


(2)   Proceeds from the sale of University Gardens Apartment Complex.

(3)   Proceeds from the sale of Brookhollow Apartment Complex.

(4)   Proceeds from refinance of Brookhollow Apartment Complex.

(5) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.

(6)   Proceeds from investors in the Golf Centers of Texas properties.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS

                          HARVARD PROPERTY I, L.P.(1)


                                                                     1995             1996              1997
                                                                     ----             ----              ----
Gross revenue                                                     $  443,251       $  772,511        $  789,432

Profit on sale of properties                                              --               --         1,162,827

Interest income                                                           --               --                --

Less: Operating expenses                                             175,487          333,001           385,661
      Interest expense                                               162,612          269,280           239,660
      Depreciation and amortization                                   49,464           88,737            82,085
                                                                  ----------       ----------        ----------
Net income - GAAP basis                                               55,688           81,493         1,244,853
                                                                  ==========       ==========        ==========

Taxable income
     - from operation                                                 59,221           77,993            56,980
     - from gain on sale                                                  --               --         1,183,219

Cash generated from operations                                       267,764          439,510           403,771

Cash generated from sales                                                 --               --         1,981,599

Cash generated from refinancing                                           --               --                --

Total cash generated from operations, sales and refinancing          267,764          439,510         2,385,370
                                                                  ==========       ==========        ==========

Less: Cash distributions to investors
     - from operating cash flow                                       45,591          234,794           326,648
     - from sales and refinancing                                         --               --         1,982,000

Cash generated (deficiency) after cash distributions                 222,173          204,716            76,722
                                                                  ==========       ==========        ==========

Less: Special items (not including sales and refinancing)
      Limited partners' capital contributions                             --               --                --
      General partners' capital contributions                             --               --                --
      Payment of interest on loan                                    162,612          269,280           239,660
      Acquisition of land and buildings                                   --               --                --
      Increase in other assets                                            --               --                --
      Other                                                               --               --                --

Cash generated (deficiency) after cash distributions
   and special items                                                  59,561          (64,564)         (162,938)
                                                                  ==========       ==========        ==========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                    59               78                57
     - from recapture                                                     --               --                --

Capital gain (loss)                                                       --               --             1,183

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                             46              235             2,309
     - from return of capital                                             --               --                --
                                                                  ----------       ----------        ----------
Total distributions on GAAP basis                                         46              235             2,309
                                                                  ==========       ==========        ==========

     Source (on cash basis)
     - from operations                                                    46              235               327
     - from sales                                                         --               --             1,982
     - from refinancing                                                   --               --                --
                                                                  ----------       ----------        ----------
Total distributions on cash basis                                         46              235             2,309
                                                                  ==========       ==========        ==========

Amount (in percentage terms) remaining invested in
   program properties at the end of last year report in table          100.0%           100.0%              0.0%


(1)   Property sold and program ended in 1997.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS

                         HARVARD PROPERTY III, L.P.(1)


                                                                 1995          1996           1997           1998          1999
                                                                 ----          ----           ----           ----          ----
Gross revenue                                                 $  206,874    $  552,605     $  727,072     $  831,218    $   21,077

Profit on sale of properties                                          --            --             --             --     1,125,259

Interest income                                                       --         2,340          1,378            792            --

Less: Operating expenses                                          51,284       206,469        265,606        256,105        41,983
      Interest expense                                           101,018       272,532        305,552        297,369        28,726
      Depreciation and amortization                               27,776        83,369        100,574        171,087        13,169
                                                              ----------    ----------     ----------     ----------    ----------
Net income - GAAP basis                                           26,796        (7,424)        56,718        107,449     1,451,482
                                                              ==========    ==========     ==========     ==========    ==========

Taxable income
     - from operation                                             26,796       (16,284)          (887)       136,815      (214,082)
     - from gain on sale                                              --            --             --             --     1,188,060

Cash generated from operations                                   155,540       346,136        462,843        575,906       (20,905)

Cash generated from sales                                             --            --             --             --     1,451,481

Cash generated from refinancing                                       --            --        441,711             --            --
                                                              ----------    ----------     ----------     ----------    ----------
Total cash generated from operations, sales and refinancing      155,540       346,136        904,554        575,906     1,430,577
                                                              ==========    ==========     ==========     ==========    ==========

Less:  Cash distributions to investors
     - from operating cash flow                                   11,977        94,445        266,042         78,986        25,386
     - from sales and refinancing                                     --            --        411,711             --     1,451,482

Cash generated (deficiency) after cash distributions             143,563       251,691        196,801        496,920       (46,291)
                                                              ==========    ==========     ==========     ==========    ==========

Less: Special items (not including sales and refinancing)
      Limited partners' capital contributions                         --            --             --             --            --
      General partners' capital contributions                         --            --             --             --            --
      Payment of interest on loan                                101,018       272,532        305,552        297,369        28,726
      Acquisition of land and buildings                               --            --             --             --            --
      Increase in other assets                                        --            --             --             --            --
      Other                                                           --            --             --             --            --
                                                              ----------    ----------     ----------     ----------    ----------

Cash generated (deficiency) after cash distributions
and special items                                                 42,545       (20,841)      (108,752)       199,551       (75,017)
                                                              ==========    ==========     ==========     ==========    ==========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                27           (16)            (1)           137          (214)
     - from recapture                                                 --            --             --             --            --

Capital gain (loss)                                                   --            --             --             --         1,188

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                         12            94            266             79         1,477
     - from return of capital                                         --            --            442             --            --
                                                                      --            --            ---             --            --
                                                              ----------    ----------     ----------     ----------    ----------
Total distributions on GAAP basis                                     12            94            708             79         1,477
                                                              ==========    ==========     ==========     ==========    ==========

     Source (on cash basis)
     - from operations                                                12            94            266             79            25
     - from sales                                                     --            --             --             --         1,451
     - from refinancing                                               --            --            442             --            --
                                                              ----------    ----------     ----------     ----------    ----------
Total distributions on cash basis                                     12            94            708             79         1,477
                                                              ==========    ==========     ==========     ==========    ==========

Amount (in percentage terms) remaining invested in program
     properties at the end of last year reported in table         100.0%        100.0%         100.0%         100.0%          0.0%


(1)   Property sold and program ended in 1999.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS

                           BRP (RENNER PLAZA), LP(1)


                                                                  2000          2001
                                                                  ----          ----
Gross revenue                                                   $639,945      $850,473

Profit on sale of properties                                          --            --

Interest income                                                       --            --

Less: Operating expenses                                          87,594       200,292
      Interest expense                                           267,115       293,505
      Depreciation and amortization                              102,865       114,031
                                                                --------      --------
Net income - GAAP basis                                          182,371       242,645
                                                                ========      ========

Taxable income
     - from operation                                            115,929       194,583
     - from gain on sale                                              --            --

Cash generated from operations                                   552,352       650,181

Cash generated from sales                                             --            --

Cash generated from refinancing                                       --            --

Total cash generated from operations, sales and refinancing      552,352       650,181
                                                                ========      ========

Less:  Cash distributions to investors
     - from operating cash flow                                  152,232       252,500
     - from sales and refinancing                                     --            --
                                                                --------      --------
Cash generated (deficiency) after cash distributions             400,120       397,681
                                                                ========      ========

Less: Special items (not including sales and refinancing
      Limited partners' capital contributions                         --            --
      General partners' capital contributions                         --            --
      Payment of interest on loan                                267,115       293,505
      Acquisition of land and buildings                               --            --
      Increase in other assets                                        --            --
      Other                                                           --            --
                                                                      --            --
                                                                --------      --------
Cash generated (deficiency) after cash distributions and
special items                                                    133,005       104,176
                                                                ========      ========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                               116           195
     - from recapture                                                 --            --

Capital gain (loss)                                                   --            --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                        152           253
     - from return of capital                                         --            --
                                                                      --            --
                                                                --------      --------
Total distributions on GAAP basis                                    152           253
                                                                ========      ========

     Source (on cash basis)
     - from operations                                               152           253
     - from sales                                                     --            --
     - from refinancing                                               --            --
                                                                      --            --
                                                                --------      --------
Total distributions on cash basis                                    152           253
                                                                ========      ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table           100.0%        100.0%


(1)   Property acquired and program initiated in 2000.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS

                               BRP (SV), L.P.(1)


                                                                             2000            2001
                                                                             ----            ----
Gross revenue                                                              $ 20,491        $995,100

Profit on sale of properties                                                     --              --

Interest income                                                              (1,407)         (7,313)

Less: Operating expenses                                                      7,905         496,541
      Interest expense                                                       15,096         467,061
      Depreciation and amortization                                          11,423         358,052
                                                                           --------        --------
Net income - GAAP basis                                                     (15,340)       (333,867)
                                                                           ========        ========

Taxable income
     - from operation                                                       (13,933)       (154,217)
     - from gain on sale                                                         --              --

Cash generated from operations                                               12,585         498,558

Cash generated from sales                                                        --              --

Cash generated from refinancing                                                  --              --
                                                                           --------        --------
Total cash generated from operations, sales and refinancing                  12,585         498,558
                                                                           ========        ========

Less:  Cash distributions to investors
     - from operating cash flow                                                  --              --
     - from sales and refinancing                                                --              --
                                                                                 --              --
                                                                           --------        --------
Cash generated (deficiency) after cash distributions                         12,585         498,558
                                                                           ========        ========

Less: Special items (not including sales and refinancing
      Limited partners' capital contributions                                    --         650,000
      General partners' capital contributions                                    --              --
      Payment of interest on loan                                            15,096         467,061
      Acquisition of land and buildings                                          --              --
      Increase in other assets                                                   --              --
      Other                                                                      --              --
                                                                           --------        --------
Cash generated (deficiency) after cash distributions and special items       (2,511)        681,497
                                                                           ========        ========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                          (14)           (154)
     - from recapture                                                            --              --

Capital gain (loss)                                                              --              --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                    --              --
     - from return of capital                                                    --              --
                                                                           --------        --------
Total distributions on GAAP basis                                                --              --
                                                                           ========        ========

     Source (on cash basis)
     - from operations                                                           --              --
     - from sales                                                                --              --
     - from refinancing                                                          --              --
                                                                           --------        --------
Total distributions on cash basis                                                --              --
                                                                           ========        ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                      100.0%          100.0%


(1)   Property acquired and program initiated in 2000.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS

                             6142 CAMPBELL, LTD.(1)


                                                                             1996            1997            1998
                                                                             ----            ----            ----
Gross revenue                                                              $ 77,294        $174,887        $190,254

Profit on sale of properties                                                     --              --         251,229

Interest income                                                                  --              --              --

Less: Operating expenses                                                     49,815         101,474         109,156
      Interest expense                                                       28,875          62,707          70,095
      Depreciation and amortization                                           8,788           9,673          19,042
                                                                           --------        --------        --------
Net income - GAAP basis                                                     (10,184)          1,033         243,190
                                                                           ========        ========        ========

Taxable income
     - from operation                                                        (8,344)         (1,904)        (13,433)
     - from gain on sale                                                         --              --              --

Cash generated from operations                                               27,479          73,413          81,098

Cash generated from sales                                                        --              --         415,048

Cash generated from refinancing                                                  --              --              --
                                                                           --------        --------        --------
Total cash generated from operations, sales and refinancing                  27,479          73,413         496,146
                                                                           ========        ========        ========

Less:  Cash distributions to investors
     - from operating cash flow                                                  --          12,000          47,272
     - from sales and refinancing                                                --              --         415,048

Cash generated (deficiency) after cash distributions                         27,479          61,413          33,826
                                                                           ========        ========        ========

Less: Special items (not including sales and refinancing
      Limited partners' capital contributions                                    --              --              --
      General partners' capital contributions                                    --              --              --
      Payment of interest on loan                                            28,875          62,707          70,095
      Acquisition of land and buildings                                          --              --              --
      Increase in other assets                                                   --              --              --
      Other                                                                      --              --              --
                                                                           --------        --------        --------
Cash generated (deficiency) after cash distributions and special items       (1,396)         (1,294)        (36,269)
                                                                           ========        ========        ========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                           (8)             (2)            (13)
     - from recapture                                                            --              --              --

Capital gain (loss)                                                              --              --              --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                    --              12             462
     - from return of capital                                                    --              --              --
                                                                           --------        --------        --------
Total distributions on GAAP basis                                                --              12             462
                                                                           ========        ========        ========

     Source (on cash basis)
     - from operations                                                           --              12              47
     - from sales                                                                --              --             415
     - from refinancing                                                          --              --              --
                                                                           --------        --------        --------
Total distributions on cash basis                                                --              12             462
                                                                           ========        ========        ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                      100.0%          100.0%            0.0%


(1) Property acquired and program initiated in 1996. Property sold and program ended in 1998.

                                    TABLE IV
                                  (UNAUDITED)
                         RESULTS OF COMPLETED PROGRAMS

      Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard REIT I. All figures are through December 31, 2001.


                                      Harvard
                                      Property          Harvard               Harvard               6142
                                    Trust, Inc.     Property I, L.P.     Property III, L.P.     Campbell Ltd.
                                    -----------     ----------------     ------------------     -------------
Dollar amount raised                $60,312,475        $1,186,254            $1,100,000           $  240,000

Number of properties purchased              23                  1                     1                    1

Date of closing of offering         03/10/98(1)          06/05/95              08/21/95             06/01/96

Date of first sale of property        08/26/98           12/10/97              01/29/99             12/03/98

Date of final sale of property        01/01/01           12/10/97              01/29/99             12/03/98

Tax and Distribution Data
   Per $1,000 Investment

Federal income tax results:
Ordinary income (loss)
     - from operations                  13,955                194                   (68)                 (24)
     - from recapture                       --                 --                    --                   --

Capital gain (loss)                     10,841              1,183                 1,188                   --

Deferred gain

     Capital                                --                 --                    --                   --
     Ordinary                               --                 --                    --                   --

Cash distributions to investors
     Source (on GAAP basis)
         - Investment income            55,822              2,589                 1,928                  474
         - Return of capital               239                 --                    --                   --

     Source (on cash basis)
         - Sales                        44,516              1,982                 1,451                  415
         - Refinancing                   3,657                 --                   442                   --
         - Operations                    7,888                607                   477                   59
         - Other                            --                 --                    --                   --

Receivable on net purchase
money financing (2)                         --                 --                    --                   --
                                        ======          =========            ==========           ==========



(1) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Preferred

      Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.



(2)   All properties were acquired for cash without financing.

                                    TABLE V
                                  (UNAUDITED)
                        SALES OR DISPOSALS OF PROPERTIES

      Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard REIT I. All figures are through December 31, 2001.


                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                          -------------------------------------------------------------------------
                                                                                            Purchase     Adjustments
                                                                           Mortgage          Money        Resulting
                                                          Cash Received    Balance          Mortgage        from
                                     Date      Date           Net of       at Time         Taken Back    Application
         Property                  Acquired   of Sale     Closing Costs    of Sale        by Program(1)   of GAAP(2)    Total(3)
         --------                  --------   -------     -------------    -------        -------------  -----------    --------
Harvard Property Trust, Inc.
 Harvard Property Meridian LP      03/05/96  06/03/99     $3,161,560      $3,144,248            --            --      $6,305,808
 Harvard Property Provident LP     10/04/96  01/01/01(5)   1,551,568(7)    2,648,432            --            --       4,200,000(6)
 Harvard Property Parkside LP      11/19/96  08/02/99        707,599       1,776,951            --            --       2,984,550
 Harvard Property 812 San
  Antonio LP                       04/03/97  08/18/99      2,233,795       3,558,022            --            --       5,791,817
 Harvard Property Metrocrest LP    04/30/97  01/01/01(5)   2,123,676(9)   11,151,324            --            --      13,275,000(8)
 Harvard Property Partners LP(10)  06/06/97  07/17/00         (8,310)        863,538            --            --         855,228
 Harvard Property Lake Calhoun LP  09/04/97  08/22/00      5,186,805      15,763,659            --            --      20,950,464
 HPT / PMD Investments LP          10/06/97  01/01/01(5)   6,202,717(12)   9,297,283            --            --      15,500,000(11)
 HPT Gleneagles LP                 11/07/97  10/19/99      8,614,691              --            --            --       8,614,691
 Harvard Property Trust, Inc.
  (Park 96)                        11/11/97  11/02/98        529,029              --            --            --         529,029
 Harvard Property Rosedale LP      02/25/98  12/01/99      9,130,926      17,701,615            --            --      26,832,541
 Harvard Property Atrium LP        03/10/98  08/02/99      3,979,447      11,205,241(13)        --            --      15,184,688
 Harvard Property Partners LP(14)  05/01/98  08/02/99      2,294,952       6,197,783(13)        --            --       8,492,735
 Harvard Property (UP) LP          06/03/98  01/01/01(5)   2,600,000(17)   9,600,000(15)        --            --      12,200,000(16)
 Harvard Property Clarke LP        07/29/98  08/02/99      2,619,842       6,420,337(13)        --            --       9,040,179
 Harvard Property Superior LP      07/30/98  08/02/99      1,813,805       4,950,134(13)        --            --       6,763,939
 Harvard Property Capitol LP       12/30/98  08/02/99      2,483,416       4,726,506(13)        --            --       7,209,922
 Harvard Property Willow LP        03/31/99  08/02/99      5,478,204              --            --            --       5,478,204
 Harvard Property Centreport LP    02/01/98  08/26/98      2,176,535              --            --            --       2,176,535

Harvard Property I, L.P.           06/05/95  12/10/97      1,981,599       2,918,049            --            --       4,899,648

Harvard Property III, L.P.         08/21/95  01/29/99      1,451,482       3,759,057            --            --       5,210,538

6142 Campbell, LTD                 06/01/96  12/03/98        415,048         701,594            --            --       1,116,642

                        SALES OR DISPOSALS OF PROPERTIES


                                                              Cost of Properties
                                                       Including Closing and Soft Costs
                                                 --------------------------------------------
                                                                      Total
                                                                   Acquisition                            Excess
                                                                  Cost, Capital                      (Deficiency) of
                                                  Original        Improvements,                  Property Operating Cash
                                                  Mortgage         Closing and                        Receipts Over
           Property                               Financing       Soft Costs(4)      Total          Cash Expenditures
           --------                               ---------       -------------      -----          -----------------
Harvard Property Trust, Inc.
 Harvard Property Meridian LP                    $3,250,000        $1,636,378      $4,886,378           $1,419,430
 Harvard Property Provident LP                    2,800,000         1,410,392       4,210,392              (10,329)(18)
 Harvard Property Parkside LP                     1,725,000           760,006       2,485,006              499,544
 Harvard Property 812 San Antonio LP              3,600,000         1,683,617       5,283,617              508,200
 Harvard Property Metrocrest LP                   9,150,000         1,495,442      10,645,442            2,629,558(19)
 Harvard Property Partners LP                       895,000           365,097       1,260,097             (404,869)
 Harvard Property Lake Calhoun LP                16,100,000         3,066,237      19,166,237            1,784,227
 HPT / PMD Investments LP                         8,000,000         6,561,677      14,561,677              938,323(20)
 HPT Gleneagles LP                                1,500,000         6,932,748       8,432,748              181,943
 Harvard Property Trust, Inc. (Park 96)                  --           401,701         401,701              127,328
 Harvard Property Rosedale LP                    18,000,000         6,635,840      24,635,840            2,196,701
 Harvard Property Atrium LP                      11,205,241         3,026,413      14,231,653              953,034
 Harvard Property Partners LP                     6,197,783         1,968,657       8,166,440              326,295
 Harvard Property (UP) LP                         9,600,000(15)    12,625,838      12,625,838             (425,838)(21)
 Harvard Property Clarke LP                       6,420,337         2,838,461       9,258,798             (218,619)
 Harvard Property Superior LP                     4,950,134         1,391,649       6,341,783              422,156
 Harvard Property Capitol LP                      4,726,506         2,288,850       7,015,356              194,566
 Harvard Property Willow LP                              --         5,325,025       5,325,025              153,179
 Harvard Property Centreport LP                          --         2,035,602       2,035,602              140,933

Harvard Property I, L.P.                          3,000,000         1,219,831       4,219,831              679,817

Harvard Property III, L.P.                        2,600,000         1,536,624       4,136,624            1,073,914

6142 Campbell, LTD                                  700,000           241,933         941,933              174,709

                         SALES OR DISPOSALS OF PROPERTY


(1)   No purchase money mortgages were taken back by any individual program.

(2)   Financial statements for programs are prepared in accordance with GAAP.

(3)   None of these sales are being reported on the installment basis.

(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust for the purposes of concluding Harvard Property Trust, Inc.

(6) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).

(7) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (6).

(8) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.

(9) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (8).

(10)  Asset in partnership known as 1700 North Hampton Building.

(11) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).

(12) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (11).

(13) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:

      Partnership / Building                                  Allocated Amount
      ----------------------                                  ----------------
      Harvard Property Atrium LP                                 $11,205,241
      Harvard Property Partners LP (Quadrant Building)             6,197,783
      Harvard Property Clarke LP                                   6,420,337
      Harvard Property Superior LP                                 4,950,134
      Harvard Property Capitol LP                                  4,726,505
                                                                 -----------
               TOTAL                                             $33,500,000
                                                                 ===========

      Pursuant to the terms of the Credit Facility, the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.

(14)  Asset in partnership known as Quadrant Building.

(15) Concurrent with the termination of the Credit Facility detailed in footnote (11), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.

(16) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).

(17) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (16).

(18) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (6).

(19) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (8).

(20) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (11).

(21) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (16).

                                    EXHIBIT B
                             SUBSCRIPTION AGREEMENT


                         BEHRINGER HARVARD REIT I, INC.



                  THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), and the investor whose signature appears below ("Investor").



1. Subscription Amount and Payment. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the amount of the Company's $.0001 par value per share common stock (the "Shares") set forth on the signature page of this Subscription Agreement, upon payment to our escrow agent, of the subscription price for the Shares. The subscription price shall be $10 per Share. Except as specifically provided in the "Special Notice for Pennsylvania Residents Only" and the "Special Notice for New York Residents Only," payment for the Shares will be held in escrow until the Company has received and accepted subscriptions for 250,000 Shares ($2,500,000).


2. Acceptance by the Company. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Company. The Company may reject any subscription, in whole or in part, in its sole and absolute discretion.

3.       Disclosures by the Company.

                  Prospective investors are hereby advised of the following:


                  o All prospective investors are urged to carefully read the prospectus of the Company dated ___________, 2002, as supplemented to date (the "Prospectus").


                  o Prospective investors should understand the risks associated with an investment in the Shares, as described in the Prospectus, prior to submitting this Subscription Agreement.

                  o The assignability and transferability of the Shares is restricted and will be governed by the Company's Charter and Bylaws and all applicable laws as described in the Prospectus.

                  o Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

                  o There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

4. Special Notices. The notices contained on the following pages are a part of this Subscription Agreement and are incorporated herein.

5.       Purchase Information.

      Number of Shares:                      ________________________________

      Total Purchase Price ($10 per Share):  ________________________________

      This is an:                    [ ]     Initial Investment (Minimum $1,000)
                                     [ ]     Additional Investment (Minimum $25)

      State in which sale is to be made:     ________________________________


      Check the following box to elect the Deferred Commission Option:     [ ]
      (This election must be agreed to by the broker-dealer listed below)


6.       Additional Investments.

         Check the following box if you plan to make additional
         investments in the Company:                                       [ ]

7.       Type of Ownership.

           [ ]      Individual

           [ ]      Joint Tenants With Right of Survivorship

           [ ]      Community Property

           [ ]      Tenants in Common

           [ ] Custodian: A Custodian for the benefit of _________________ under the Uniform Gift to Minors Act or the Uniform Transfer to Minors Act of the State of __________________

           [ ]      IRA

           [ ]      Keogh

           [ ]      Qualified Pension Plan

           [ ]      Qualified Profit Sharing Plan


           [ ]      Other Trust: _______________


           [ ]      Company


           [ ]      Other: _______________


8.       Registration Name and Address.

         Please print name(s) in which Shares are to be registered:
         __________________________________________________________________

               [ ] Mr.    [ ] Mrs.    [ ] Ms.    [ ] MD    [ ]  PhD

               [ ] DDS    [ ] Other ______________

         Taxpayer Identification Number:  __ __ - __ __ __ __ __ __ __

         Social Security Number:          __ __ __ - __ __ - __ __ __ __

         Street Address:                  ______________________________________

                                          ______________________________________

         City:                            ______________________________________

         State:                           _____________________

         Zip Code:                        _____________________

         Home Telephone Number:           (__ __ __) __ __ __ - __ __ __ __

         Business Telephone Number:       (__ __ __) __ __ __ - __ __ __ __

         Birthdate:                       __  __ / __ __ / __ __

         Occupation:                      _____________________

9.       Investor Name and Address.

         (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

             ------------------------------------------------------

             [ ] Mr.    [ ] Mrs.    [ ] Ms.    [ ] MD    [ ]  PhD

             [ ] DDS    [ ] Other ______________

         Social Security Number:          __ __ __ - __ __ - __ __ __ __

         Street Address:                  ______________________________________

                                          ______________________________________

         City:                            ______________________________________

         State:                           _____________________

         Zip Code:                        _____________________

         Home Telephone Number:           (__ __ __) __ __ __ - __ __ __ __

         Business Telephone Number:       (__ __ __) __ __ __ - __ __ __ __

         Birthdate:                       __  __ / __ __ / __ __

         Occupation:                      _____________________


10.      Subscriber Signatures.

         Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

         In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows:


         (a)     I have received the Prospectus.
                                                                                             _________         _________
                                                                                              Initials          Initials

         (b)     I accept and agree to be bound by the terms and conditions of the
                                                                                             _________         _________
                 Company's Charter.                                                           Initials          Initials

         (c)     I have (i) a net worth (exclusive of home, home furnishings and
                                                                                             _________         _________
                 automobiles) of $150,000 or more; or (ii) a net worth (exclusive of          Initials          Initials
                 home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards."

         (d)     If I am a California resident or if the Person to whom I subsequently
                                                                                             _________         _________
                 propose to assign or transfer any Shares is a California resident, I may     Initials          Initials
                 not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of
                 California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

         (e)     If I am an Ohio resident, this investment does not exceed 10% of my
                                                                                             _________         _________
                 liquid net worth.                                                            Initials          Initials

         (f)     I am purchasing the Shares for my own account.

         (g)     I acknowledge that there is no public market for the Shares.
                                                                                             _________         _________
                                                                                              Initials          Initials


         I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

         I UNDERSTAND THAT BY EXECUTING THIS AGREEMENT, I DO NOT WAIVE ANY RIGHTS I MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW.


         _________________________   _____________________________   __________
           Signature of Investor       Signature of Joint Owner,        Date
               or Trustee                   if applicable

11.      Distributions.


       Check the following box to participate in the Dividend
       Reinvestment Plan:                                       [ ]


       COMPLETE THE FOLLOWING SECTION ONLY TO DIRECT DIVIDENDS TO A PARTY OTHER THAN REGISTERED OWNER:

                       Name:                _________________________________

                       Account Number:      _________________________________

                       Street Address: __   _________________________________

                                            _________________________________

                       City:                _________________________________

                       State:               ___________________

                       Zip Code:            ___________________


12.      Broker-Dealer.

           (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

         The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

         Broker-Dealer Name:                ____________________________________

         Telephone Number:                  (__ __ __) __ __ __ - __ __ __ __

         Broker-Dealer Street Address       ____________________________________

                                            ____________________________________

         City:                              ____________________________________

         State:                             ___________________

         Zip Code:                          ___________________

         Registered Representative Name:    ____________________________________

         City:                              ____________________________________

         State:                             ___________________

         Zip Code:                          ___________________


         ________________________________    ________________________________
           Broker-Dealer Signature,            Registered Representative
                 if required                          Signature

         Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to "Wells Fargo Bank Iowa, Behringer Harvard REIT I, Inc." to:



                  Wells Fargo Bank Iowa, N.A., as Escrow Agent
                  666 Walnut, N8200-034
                  Corporate Trust Services, PFG
                  Des Moines, Iowa  50309
                  515-245-8326


FOR COMPANY USE ONLY:

      Date:             ____________________________

      Amount:           ____________________________

      Check No.:        ____________________________

      Certificate No.:  ____________________________

      Received and Subscription Accepted:



      By:___________________________________________
          Behringer Harvard  REIT I, Inc.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

         (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6,
                  260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

         (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

                  (1)      to the issuer;

                  (2)      pursuant to the order or process of any court;

                  (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

                  (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                  (5) to holders of securities of the same class of the same issuer;

                  (6)      by way of gift or donation inter vivos or on death;

                  (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

                  (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                  (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                  (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under
                           Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                  (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

                  (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                  (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

                  (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                  (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and
                           (iii) advises the Commissioner of the name of each purchaser;

                  (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

                  (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

         (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR  NEW YORK RESIDENTS ONLY



Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with Wells Fargo Bank Iowa, N.A., until subscriptions for at least 250,000 shares of our common stock, aggregating at least $2,500,000, have been received and accepted by us from sources other than from New York investors, excluding the shares purchased by our officers, employees, directors, pursuant to options or otherwise, and shares purchased by our advisor and its affiliates.



SPECIAL NOTICE FOR PENNSYLVANIA RESIDENTS ONLY



The Company will not admit Pennsylvania investors as shareholders until it has received and accepted subscriptions for 4,400,000 shares ($44,000,000) of common stock from all sources other than from Pennsylvania investors. The Company will place the funds representing subscriptions for shares from Pennsylvania investors in an interest-bearing escrow account with Wells Fargo Bank Iowa, N.A., as escrow agent until it has received and accepted subscriptions for shares for gross offering proceeds of at least $44,000,000. If the Company has not received and accepted subscriptions for 4,400,000 shares by the end of a 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Company will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, the Company must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.



The escrow agent will release the funds received from Pennsylvania investors to the Company from the escrow account immediately after subscriptions for at least $44,000,000 have been received from all sources.



Because the minimum offering of shares is less than $88,000,000, Pennsylvania investors are cautioned to evaluate carefully the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                                 INSTRUCTIONS TO
                         BEHRINGER HARVARD REIT I, INC.
                             SUBSCRIPTION AGREEMENT


         Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information. (Section 5 of Subscription Agreement)

         o A minimum investment of $1,000 (100 Shares) is required, except for certain states that require a higher minimum investment.


         o A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS FARGO BANK IOWA, BEHRINGER HARVARD REIT I, INC."



         o Investors who have satisfied the minimum purchase requirements in Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Mid-Term Value Enhancement Fund I LP or in any other public real estate program may invest as little as $25 (2.5 Shares) except for residents of Maine, Minnesota, Nebraska or Washington.


         o Shares may be purchased only by persons meeting the standards set forth under the Section of the prospectus entitled "Investor Suitability Standards."

         o  Please indicate the state in which the sale is to be made.

         o Please check the box related to the Deferred Commission Option if you have agreed with your broker-dealer to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, you are required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, or lower if required to satisfy outstanding deferred commission obligations, you will have a 1% sales commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Additional Investments. (Section 6 of Subscription Agreement)

         o Please check the box if you plan to make one or more additional investments in the Company. All additional investments must be in increments of at least $25.

         o Additional investments by residents of Maine must be for the minimum amounts stated under "Suitability Standards" in the Prospectus, and residents of Maine must execute a new Subscription Agreement to make additional investments in the Company.

         o If additional investments in the Company are made, the investor agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations or warranties set forth in the prospectus or the Subscription Agreement.

         o If additional investments are made, include your social security number or other taxpayer identification number on your check.

         o The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions on such additional investments as described in the Prospectus.

Type of Ownership. (Section 7 of Subscription Agreement)

         o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address. (Section 8 of Subscription Agreement)

         o  Please enter the exact name in which the Shares are to be held.

            - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

            - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

            -  Trusts should include the name of the trustee.

         o All investors must complete the space provided for taxpayer identification number or social security number.

         o By signing in Section 10, the investor is certifying that this number is correct.


         o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee.

         o Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

Investor Name and Address. (Section 9 of Subscription Agreement)

         o Complete this Section only if the investor's name and address is different from the registration name and address provided in Section 8.

         o If the Shares are registered in the name of a trust, enter the name, address, telephone number, socials security number, birth date and occupation of the beneficial owner of the trust.

Subscriber Signatures. (Section 10 of Subscription Agreement)

         o  Please separately initial each representation where indicated.

         o If title is to be held jointly, all parties must date and sign this Section as follows:

            -  Individual: One signature required.

            -  Joint Tenants With Right Of Survivorship: All parties must sign.

            -  Tenants In Common: All parties must sign.

            -  Community Property: Only one investor's signature required.

            - Pension Or Profit Sharing Plans: The trustee signs the Signature Page.

            - Trust: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

            - Company: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

            -  Corporation: The Subscription Agreement must be accompanied by
               (i) a certified copy of the resolution of our board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

            - IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

            -  Keogh (HR 10): Same rules as those applicable to IRAs.

            - Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

         o  PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Distributions. (Section 11 of Subscription Agreement)


         o By electing the Dividend Reinvestment Plan, the investor elects to reinvest all of the dividends otherwise payable to such investor in Shares of the Company.



         o Each investor who elects the Distribution Reinvestment Plan agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by our advisor or its affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7% of reinvested dividends, less any discounts authorized by the prospectus.


         o If cash dividends are to be sent to an address other than that provided in Section 8 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

Broker-Dealer. (Section 12 of Subscription Agreement)

         o This Section is to be completed by the Investor's Registered Representative. Please complete all broker-dealer information contained in Section 12 of the Subscription Agreement, including suitability certification.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

The Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL 1-866-655-1605.

                                    EXHIBIT C
                           DIVIDEND REINVESTMENT PLAN


                         BEHRINGER HARVARD REIT I, INC.



         Behringer Harvard REIT I, Inc. a Maryland corporation (the "Company"), has adopted a Dividend Reinvestment Plan (the "Plan") on the terms and conditions set forth below.



1. Reinvestment of Dividends. The Company or an unaffiliated third party, as agent (the "Reinvestment Agent") for holders of shares of common stock of the Company, par value $.0001 per share (the "Shares") owned by each stockholder who elects to participate in the Plan (each a "Participant"), will receive all cash dividends paid by the Company with respect to Participants' Shares (collectively, the "Dividends"). The Reinvestment Agent will apply such Dividends as specified in Paragraph (a) below, as follows:



         (a) Prior to the termination of the Company's initial public offering of the Shares reserved for issuance under the Plan pursuant to the Company's prospectus dated ___________, 2002, as thereafter amended or supplemented (the "Initial Offering"), the Reinvestment Agent will invest Dividends in Shares at the public offering price per Share ($10.00 per Share). After termination of the Initial Offering , the Reinvestment Agent will invest Dividends in Shares which may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Shares for use in the Plan (a "Future Registration") or (ii) Shares purchased by the Reinvestment Agent for the Plan in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Reinvestment Agent for all such purchases for a single Dividend will be utilized for purposes of purchases of Shares in the Plan. Shares acquired by the Reinvestment Agent on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the $10.00 per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering priced at $10.00 per Share. If the Reinvestment Agent acquires Shares in the Secondary Market for use in the Plan, the Reinvestment Agent shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Reinvestment Agent does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Reinvestment Agent's ability to acquire Shares in the Secondary Market or the Company's ability to complete a Future Registration for shares to be used in the Plan, neither the Reinvestment Agent nor the Company is in any way obligated to do either, in its sole discretion.



         (b) Commissions for purchases under the Plan will be paid to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases, not to exceed 7%, and dealer manager fees not to exceed 2.5% will be paid to the dealer manager named in the prospectus for the Shares purchased in connection with each Dividend (which, with respect to the Initial Offering , is Behringer Securities LP), at the rate set forth in such prospectus. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Dividends reinvested. In the event that no executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to dividends which are then being reinvested. Amounts which would otherwise have been paid as selling commissions will be retained and used by the Company.



         (c) For each Participant, the Reinvestment Agent will maintain an account which shall reflect for each fiscal quarter the Dividends received by the Reinvestment Agent on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant.



         (d) Dividends shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Dividends to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Reinvestment Agent and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and will become the property of the Company.



         (e) Each Participant during a fiscal year will acquire and own a number of Shares acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Shares are acquired, which may result in the ownership of fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.



2. Election to Participate. Any holder of Shares may become a Participant by making a written election on his subscription agreement to participate at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an enrollment form or any other appropriate authorization form as may be available from the Reinvestment Agent. Participation in the Plan will commence with the next Dividend payable after receipt of the Participant's notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Dividends attributable to the fiscal quarter in which the Stockholder makes such written election to participate in the Plan and to all fiscal quarters thereafter.



3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Dividends attributable to Shares owned by Participants in the Plan.



4. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Dividends are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.



5.       Suitability.



         (a) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for his initial purchase of Shares.



         (b) For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus for his initial purchase of Shares.



6. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Dividends received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 5(a) hereof, he is required to notify the Reinvestment Agent in the event that there is any material charge in his financial condition or if any representation made by the Participant under the subscription agreement for his initial purchase of Shares becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Company or the Reinvestment Agent at least annually.



7. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.



8. Taxes. Taxable Participants may incur a tax liability for company Dividends even though they have elected not to receive their Dividends in cash but rather to have their Dividends held in their account under the Plan.



9. Reinvestment in Subsequent Programs. After the termination of the Initial Offering, the Company may determine, in its sole discretion, to cause the Reinvestment Agent to provide to each Participant notice of the opportunity to have Dividends reinvested through the Plan in any subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its Affiliates which has substantially identical investment objectives as the Company (a "Subsequent Program"). If the Company makes such an election, Participants may reinvest Dividends in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:



         (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;



         (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;



         (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;



         (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;



         (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and



         (f) the Subsequent Program has substantially identical investment objectives as the Company.



         Any reinvestment of Dividends in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to reinvestment of Dividends in Shares of the Company.

10.      Termination.



         (a) A Participant may terminate his participation in the Plan at any time by written notice to the Reinvestment Agent. To be effective for any Dividend, such notice must be received by the Reinvestment Agent at least ten days prior to the last day of the fiscal quarter to which such Dividend relates.



         (b) Prior to the listing of the Shares on a stock exchange or inclusion of the Shares for quotation on the Nasdaq Stock Market, a Participant's transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Reinvestment Agent that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed enrollment form or other authorization required by the Reinvestment Agent.



         (c) The Reinvestment Agent may terminate a Participant's individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.



         (d) After termination of the Plan or termination of a Participant's participation in the Plan, the Reinvestment Agent will send to each Participant
(i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Dividends in the Participant's account that have not been reinvested in Shares. Any future Dividends with respect to such former Participant's Shares made after the effective date of the termination will be sent directly to the former Participant.



11. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Reinvestment Agent, addressed to Investor Services Department, 1323 North Stemmons Freeway, Suite 210, Dallas, Texas 75207, or such other address as may be specified by the Reinvestment Agent by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Reinvestment Agent. Each Participant shall notify the Reinvestment Agent promptly in writing of any change of address.



12. Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Reinvestment Agent to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Reinvestment Agent receives written notice of termination prior to the effective date thereof.



13. Governing Law. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

                            [BEHRINGER HARVARD LOGO]




                                   PROSPECTUS
                     UP TO 88,000,000 SHARES OF COMMON STOCK
                              OFFERED TO THE PUBLIC


ALPHABETICAL INDEX                                                          Page
------------------                                                          ----
Additional Information ...................................................   127
Conflicts of Interest ....................................................    61
Description of Shares ....................................................   102
Estimated Use of Proceeds ................................................    38
Experts ..................................................................   126
Federal Income Tax Considerations ........................................    83
Financial Information ....................................................   F-1
How to Subscribe .........................................................   125
Investment by Tax-Exempt Entities and ERISA Considerations ...............    97
Investment Objectives and Criteria .......................................    66
Legal Matters ............................................................   126
Management ...............................................................    40
Management's Discussion and Analysis of Financial Condition
     and Results of Operations ...........................................    76
Plan of Distribution .....................................................   117
Prior Performance Summary ................................................    80
Prior Performance Tables .................................................   A-1
Prospectus Summary .......................................................    10
Questions and Answers About This Offering ................................     3
Risk Factors .............................................................    18
Stock Ownership ..........................................................    59
Suitability Standards ....................................................     1
Summary of Dividend Reinvestment Plan ....................................   111
Supplemental Sales Material ..............................................   126
The Operating Partnership Agreement ......................................   114
Who May Invest ...........................................................   125



--------------------------------------------------------------------------------


         UNTIL , 2002 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT AFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER INDIVIDUAL TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS THAT ARE NOT CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR STATEMENTS ARE GIVEN OR MADE, YOU SHOULD NOT RELY UPON SUCH INFORMATION OR REPRESENTATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. THIS PROSPECTUS SPEAKS AS OF THE DATE SET FORTH BELOW. YOU SHOULD NOT ASSUME THAT THE DELIVERY OF THIS PROSPECTUS OR THAT ANY SALE MADE PURSUANT TO THIS PROSPECTUS IMPLIES THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS WILL REMAIN FULLY ACCURATE AND CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.



                                                 , 2002

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The following table sets forth the costs and expenses, other than dealer commissions, to be paid in connection with the sale of the Registrant's common stock being registered, all of which will be paid by the Registrant, except that the listed expenses will be paid by Behringer Advisors LP to the extent that they exceed 3% of the aggregate proceeds of the offering. All amounts are estimates and assume the sale of 88,000,000 shares except the registration fee and the NASD filing fee.


                  SEC Registration Fee ................         $ 84,846
                  NASD Filing Fee .....................           30,500
                  Printing Expenses ...................                *
                  Legal Fees and Expenses .............                *
                  Accounting Fees and Expenses ........                *
                  Blue Sky Fees and Expenses ..........                *
                  Escrow Agent Fees ...................                *
                  Miscellaneous .......................                *
                         Total expenses ...............         $      *
                                                                ========

                  * To be filed by amendment.

ITEM 32. SALES TO SPECIAL PARTIES

         Not Applicable

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES


         Since our inception, we have issued 20,000 shares of our common stock. Such shares were not registered under the Securities Act of 1933, as amended, and were issued in reliance on Rule 4(2) of the Securities Act.


ITEM 34. INDEMNIFICATION OF THE OFFICERS AND DIRECTORS

         The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Behringer Harvard REIT I, Inc. (the "Registrant") contains a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

         The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         The Registrant's charter provides that the Registrant shall indemnify and hold harmless a Director, officer, employee, agent, Advisor or Affiliate against any and all losses or liabilities reasonably incurred by such Director, officer, employee, agent, Advisor or Affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Registrant in such capacity.



         However, under the Registrant's charter, the Registrant shall not indemnify its Directors, officers, employees, agents, Advisor or any Affiliate for any liability or loss suffered by the Directors, officers, employees, agents, Advisors or Affiliates, nor shall it provide that the Directors, officers, employees, agents, Advisors or Affiliates be held harmless for any loss or liability suffered by the Registrant, unless all of the following conditions are met: (i) the Directors, officers, employees, agents, Advisor or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Registrant; (ii) the Directors, officers, employees, agents, Advisor or Affiliates were acting on behalf of or performing services of the Registrant (iii) such liability or loss was not the result of (A) negligence or misconduct by the Directors, excluding the Independent Directors, officers, employees, agents, Advisors or Affiliates; or (B) gross negligence or willful misconduct by the Independent Directors; and
(iv) such indemnification or agreement to hold harmless is recoverable only out of the Registrant's net assets and not from Stockholders. Notwithstanding the foregoing, the Directors, officers, employees, agents, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Registrant for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.


         The charter provides that the advancement of Registrant funds to the Directors, officers, employees, agents, Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant;
(ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Directors, officers, employees, agents, Advisor or Affiliates undertake to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, in cases in which such Directors, officers, employees, agents, Advisor or Affiliates are found not to be entitled to indemnification.

         The Registrant also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

         Not Applicable

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

                  (a) Financial Statements: The following financial statements of the Registrant are filed as part of this Registration Statement and included in the prospectus:

                  Audited Financial Statements:

                  (1)  Report of Independent Accountants

                  (2)  Balance Sheet as of June 28, 2002


                  (3) Statement of Stockholder's Equity for the period ended June 28, 2002


                  (4)  Notes to Consolidated Financial Statements

                  (b)      Exhibits:


      Exhibit No.   Description
      -----------   -----------
          1.1*      Form of Dealer Manager Agreement

          1.2*      Form of Warrant Purchase Agreement

          3.1*      Articles of Amendment and Restatement

          3.2**     Bylaws

          4.1*      Form of Subscription  Agreement and  Subscription  Agreement
                    Signature Page (included as Exhibit B to prospectus)

          5.1* Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to legality of securities

          8.1*      Opinion of Morris, Manning & Martin, LLP as to tax matters

          8.2***    Opinion of Morris, Manning & Martin, LLP as to ERISA matters

         10.1*      Form  of  Agreement  of  Limited  Partnership  of  Behringer
                    Harvard Operating Partnership I LP

         10.2*      Form of Advisory Agreement

         10.3*      Form of  Property  Management  and Leasing  Agreement  among
                    Registrant, Behringer Harvard Operating Partnership I LP and HPT Management Services, Inc.

         10.4*      Form of Escrow  Agreement  between the Registrant and Wells
                    Fargo Bank Iowa, N.A.

         10.5*      Behringer Harvard REIT I, Inc. Non-Employee Director Stock
                    Option Plan

         10.6***    Form of Option Agreement under Non-Employee Director Stock
                    Option Plan

         10.7*      Behringer  Harvard REIT I, Inc. Non-Employee Director
                    Warrant Plan

         10.8*      Behringer  Harvard REIT I, Inc. 2002 Employee Stock Option
                    Plan

         10.9***    Form of Option  Agreement under 2002 Employee Stock Option
                    Plan

         23.1* Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

         23.2* Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1)

         23.3***    Consent of  Morris, Manning & Martin, LLP with  respect to
                    ERISA opinion (included in Exhibit 8.2)

         23.4*      Consent of PricewaterhouseCoopers LLP

         24.1**     Power of Attorney (included on signature page)


----------


*        Filed herewith.



**       Previously filed.



***      To be filed by amendment.


ITEM 37. UNDERTAKINGS

         (a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         (d) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

         (e) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

         (f) The Registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each stockholder the financial statements required by Form 10-K for such year.

         (g) The Registrant undertakes to distribute to each stockholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              TABLE VI (UNAUDITED)

         Table VI presents summary information on properties acquired since January 1, 1995 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard REIT I. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through December 31, 2001.

                              TABLE VI (UNAUDITED)

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                                       Harvard Property Trust, Inc.(1)
                                                     -------------------------------------------------------------------
                                                      Harvard            Harvard            Harvard          Harvard
                                                      Property           Property           Property         Property
                                                     (Meridian),       (Provident),        (Parkside),       (812 San
                                                        L.P.               L.P.               L.P.        Antonio), L.P.
                                                     ----------         ----------         ----------     --------------
Name of Property                                       Meridian          Provident           Parkside    812 San Antonio

Location of Property                                      South              South              South              South

Type of Property                                         Office             Office             Office             Office

Gross Leasable Space (sq. ft.) or Number of              56,828             67,511             33,439             58,228
   Units and Total Sq. Ft. of Units

Date of Purchase                                       03/05/96           10/04/96           11/19/96           04/03/97

Mortgage Financing at Date of Purchase               $3,250,000         $2,800,000         $1,725,000         $3,600,000

Cash Down Payment                                     1,428,761          1,024,319            575,000          1,200,000

Contract Purchase Price Plus Acquisition Fee          4,678,886          3,784,316          2,316,997          4,829,598

Other Cash Expenditures Expensed                             --                 --                 --                 --

Other Cash Expenditures Capitalized(2)                  135,409            165,327             98,539             83,204
                                                     ----------         ----------         ----------         ----------

Total Acquisition Cost                               $4,814,295         $3,949,643         $2,415,536         $4,912,802
                                                     ==========         ==========         ==========         ==========

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                                         Harvard Property Trust, Inc.(1)
                                                    ------------------------------------------------------------------------
                                                       Harvard                                Harvard              Harvard
                                                      Property             HPT/PMD            Property            Property
                                                       (Lake             Investments,       (Metrocrest),         Partners,
                                                    Calhoun), L.P.           L.P.               L.P.                L.P.
                                                    -------------        -----------         -----------         -----------
Name of Property                                    Lake Calhoun     333 Sam Houston          Metrocrest     1700 N. Hampton

Location of Property                                    Mid West               South               South               South

Type of Property                                          Office              Office              Office              Office

Gross Leasable Space (sq. ft.) or Number of              156,149             236,445             191,315              19,111
   Units and Total Sq. Ft. of Units

Date of Purchase                                        09/04/97            10/06/97            04/30/97            06/06/97

Mortgage Financing at Date of Purchase               $16,100,000         $ 8,000,000         $ 9,150,000         $   895,000

Cash Down Payment                                      2,627,585           4,019,173           1,356,616             327,374

Contract Purchase Price Plus Acquisition Fee          18,079,371          11,890,000          10,161,246           1,259,714

Other Cash Expenditures Expensed                              --                  --                  --                  --

Other Cash Expenditures Capitalized(2)                   423,474             670,322             352,571              27,377
                                                     -----------         -----------         -----------         -----------

Total Acquisition Cost                               $18,502,845         $12,560,322         $10,513,817         $ 1,287,091
                                                     ===========         ===========         ===========         ===========

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                                           Harvard Property Trust, Inc.(1)
                                                       -----------------------------------------------------------------------
                                                         Harvard             Harvard             Harvard
                                                        Property            Property            Property               HPT
                                                       Trust, Inc.         (Rosedale),          (Atrium),          Gleneagles,
                                                        (Park 96)              L.P.               L.P.                L.P.
                                                       -----------         -----------         -----------         -----------
Name of Property                                         Park 96             Rosedale               Atrium          Gleneagles
                                                      Land-2 acres       (5 total bldgs.)

Location of Property                                         South            Mid West               South               South

Type of Property                                              Land              Office              Office              Office

Gross Leasable Space (sq. ft.) or Number of                     --             233,987             120,961              80,000
   Units and Total Sq. Ft. of Units

Date of Purchase                                          11/11/97            02/25/98            03/10/98            11/07/97

Mortgage Financing at Date of Purchase                          --         $18,000,000         $11,205,241         $ 1,500,000

Cash Down Payment                                      $   325,000           6,832,565           2,884,505           6,660,744

Contract Purchase Price Plus Acquisition Fee               325,000          24,500,000          14,070,000           2,912,242

Other Cash Expenditures Expensed                                --                  --                  --                  --

Other Cash Expenditures Capitalized(2)                          --             227,405             233,904           5,248,502
                                                       -----------         -----------         -----------         -----------

Total Acquisition Cost                                 $   325,000         $24,727,405         $14,303,904         $ 8,160,744
                                                       ===========         ===========         ===========         ===========

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                                         Harvard Property Trust, Inc.(1)
                                                     -----------------------------------------------------------------------
                                                                                               Harvard             Harvard
                                                       Harvard                                Property            Property
                                                      Property             Harvard            Partners,           Partners,
                                                      Partners,           Property              L.P.                L.P.
                                                        L.P.             (UP), L.P.           (Clarke)           (Superior)
                                                     -----------         -----------         -----------         -----------
Name of Property                                        Quadrant         University Plaza         Clarke         Superior Plaza

Location of Property                                    Mid West               South               South            Mid West

Type of Property                                          Office              Office              Office              Office

Gross Leasable Space (sq. ft.) or Number of              103,522             118,753              84,150              62,930
   Units and Total Sq. Ft. of Units

Date of Purchase                                        05/01/98            06/03/98            07/29/98            07/30/98

Mortgage Financing at Date of Purchase               $ 6,197,783                  --         $ 6,420,337         $ 4,950,134

Cash Down Payment                                      1,863,904         $12,236,187           2,838,461           1,172,383

Contract Purchase Price Plus Acquisition Fee           8,030,000          12,200,000           9,000,000           5,500,000

Other Cash Expenditures Expensed                              --                  --                  --                  --

Other Cash Expenditures Capitalized(2)                   214,970             246,436             407,784             733,932
                                                     -----------         -----------         -----------         -----------

Total Acquisition Cost                               $ 8,244,970         $12,446,436         $ 9,407,784         $ 6,233,932
                                                     ===========         ===========         ===========         ===========

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                                          Harvard Property Trust, Inc.(1)
                                                     ---------------------------------------------------------------------------
                                                      Harvard            Harvard                Harvard
                                                      Property           Property              Property
                                                      Partners,          Partners,             Partners,               Harvard
                                                        L.P.           L.P. (Willow)             L.P.                 Property I,
                                                     (Capitol)                               (Centreport)                L.P.
                                                     ----------         ----------         ------------------         ----------
Name of Property                                        Capitol       Willow Creek          Centreport Land -          Red River
                                                                                                 14 acres

Location of Property                                   Mid West           Mid West                      South              South

Type of Property                                         Office             Office                     Office             Office

Gross Leasable Space (sq. ft.) or Number of              75,309             45,545                         --             47,108
   Units and Total Sq. Ft. of Units

Date of Purchase                                       12/30/98           03/31/99                   02/01/98           06/05/95

Mortgage Financing at Date of Purchase               $4,726,505                 --                         --         $3,000,000

Cash Down Payment                                     1,902,302         $4,664,656         $        1,986,661          1,176,023

Contract Purchase Price Plus Acquisition Fee          6,595,000          4,900,000                  2,000,000          4,000,000

Other Cash Expenditures Expensed                             --                 --                         --                 --

Other Cash Expenditures Capitalized(2)                  167,141             95,277                        656            186,254
                                                     ----------         ----------         ------------------         ----------

Total Acquisition Cost                               $6,762,141         $4,995,277         $        2,000,656         $4,186,254
                                                     ==========         ==========         ==================         ==========

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                      Harvard              BRP
                                                      Property           (Renner            BRP (SV),             Campbell,
                                                      III, LP           Plaza), LP             LP                   LTD.
                                                     ----------         ----------         ----------            ----------
Name of Property                                  Lakeway Plaza       Renner Plaza      Spring Valley         6142 Campbell

Location of Property                                      South              South              South                 South

Type of Property                                         Retail             Office             Office                Office

Gross Leasable Space (sq. ft.) or Number                 70,712             42,477            170,234(2)             15,184(2)
   of Units and Total Sq. Ft. of Units

Date of Purchase                                       08/21/95           02/04/00           12/21/00              06/01/96

Mortgage Financing at Date of Purchase               $2,600,000         $3,250,000         $5,800,000            $  700,000

Cash Down Payment                                     1,064,785          1,222,144          2,869,406               220,687

Contract Purchase Price Plus Acquisition Fee          3,610,000          3,725,500          8,534,500               925,000

Other Cash Expenditures Expensed                             --                 --                 --                    --

Other Cash Expenditures Capitalized(2)                   90,000            851,078            316,500                15,000
                                                     ----------         ----------         ----------            ----------

Total Acquisition Cost                               $3,700,000         $4,576,578         $8,851,000            $  940,000
                                                     ==========         ==========         ==========            ==========


----------


(1) Program includes 22 commercial office properties and two development parcels totaling 14 acres acquired in expectation of constructing office properties.


(2) Other cash expenditures capitalized include loan costs, legal fees, professional and consulting fees and due diligence expenses associated with the acquisition of the asset.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 3rd day of September, 2002.



                                           BEHRINGER HARVARD  REIT I, INC.



                                           By: /s/ Robert M. Behringer
                                               --------------------------------
                                               Robert M. Behringer, President




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


            SIGNATURE                           TITLE                   DATE
            ---------                           -----                   ----

   /s/  Robert M. Behringer          President and Director
  ------------------------------     (Principal Executive          September 3, 2002
         Robert M. Behringer         Officer)

   /s/  Gary S. Bresky               Chief Financial Officer
  ------------------------------     (Principal Financial and      September 3, 2002
         Gary S. Bresky              Accounting Officer)

              *
  ------------------------------     Director                      September 3, 2002
        Robert S. Aisner


  ------------------------------     Director
       Douglas L. Courtney

               *
  ------------------------------     Director                      September 3, 2002
         Jon L. Dooley

               *
  ------------------------------     Director                      September 3, 2002
         Charles B. Nolen

*  By: /s/  Gerald J. Reihsen, III
       ---------------------------
           Gerald J. Reihsen, III
           Attorney-in-Fact

                                  EXHIBIT INDEX


   Exhibit No.   Description
   -----------   -----------
       1.1*      Form of Dealer Manager Agreement

       1.2*      Form of Warrant Purchase Agreement

       3.1*      Articles of  Amendment and Restatement

       3.2**     Bylaws

       4.1*      Form of Subscription Agreement and Subscription Agreement
                 Signature Page (included as Exhibit B to prospectus)

       5.1* Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to legality of securities

       8.1*      Opinion of Morris, Manning & Martin, LLP as to tax matters

       8.2***    Opinion of Morris, Manning & Martin, LLP as to ERISA matters

      10.1*      Form of Agreement of Limited Partnership of Behringer Harvard
                 Operating Partnership I LP

      10.2*      Form of Advisory Agreement

      10.3*      Form of Property Management and Leasing Agreement among
                 Registrant, Behringer Harvard Operating Partnership I LP and
                 HPT Management Services, Inc.

      10.4*      Form of Escrow Agreement between the Registrant and  Wells
                 Fargo Bank Iowa, N.A.

      10.5*      Behringer Harvard  REIT I, Inc. Non-Employee Director Stock
                 Option Plan

      10.6***    Form of Option Agreement under Non-Employee Director Stock
                 Option Plan

      10.7*      Behringer Harvard  REIT I, Inc. Non-Employee Director Warrant
                 Plan

      10.8*      Behringer Harvard  REIT I, Inc. 2002 Employee Stock Option Plan

      10.9***    Form of Option Agreement under 2002 Employee Stock Option Plan

      23.1*      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                 Exhibit 5.1)

      23.2* Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1)

      23.3*** Consent of Morris, Manning & Martin, LLP with respect to ERISA opinion (included in Exhibit 8.2)

      23.4*      Consent of PricewaterhouseCoopers LLP

      24.1**     Power of Attorney (included on signature page)


----------


*        Filed herewith.



**       Previously filed.



***      To be filed by amendment.